    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON November 27, 2002

                                      INVESTMENT COMPANY ACT FILE NO. 811-10245

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM N-2/A

                        (Check Appropriate Box or Boxes)

       /X/ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                               /X/ Amendment No. 3

                          -----------------------------

                           GAM AVALON LANCELOT, LLC *
               (Exact name of registrant as specified in charter)

                              135 EAST 57TH STREET
                            NEW YORK, NEW YORK 10022
                    (Address of Principal Executive Offices)

                          -----------------------------

                                 (212) 407-4600
              (Registrant's Telephone Number, Including Area Code)

                         ------------------------------

                               JOSEPH J. ALLESSIE
                       GLOBAL ASSET MANAGEMENT (USA) INC.
                              135 EAST 57TH STREET
                            NEW YORK, NEW YORK 10022
                     (Name and Address of Agent For Service)

                         ------------------------------

                                   Copies to:

                              Christopher M. Wells
                                Coudert Brothers
                           1114 Avenue of the Americas
                            New York, New York 10036

                         ------------------------------

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, limited liability company interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by individuals or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any limited liability company interests in the Registrant.

                         ------------------------------

-------------------------

* Formerly "GAM AVALON MULTI-GLOBAL, LLC"

                            GAM AVALON LANCELOT, LLC

                              CROSS REFERENCE SHEET

       NO.          DESCRIPTION                                LOCATION
   PART A--INFORMATION REQUIRED IN A PROSPECTUS
   Item 1.          Outside Front Cover                        Not Applicable
   Item 2.          Inside Front and Outside Back Cover        Not Applicable
   Item 3.          Fee Table and Synopsis                     Summary of Terms
   Item 4.          Financial Highlights                       Not Applicable
   Item 5.          Plan of Distribution                       Not Applicable
   Item 6.          Selling Shareholders                       Not Applicable
   Item 7.          Use of Proceeds                            Not Applicable
   Item 8.          General Description of the Registrant      Outside Front Cover Page; Summary of Terms; Structure;
                                                               Investment Program
   Item 9.          Management                                 The Directors, The Advisor
   Item 10.         Capital Stock, Long-Term Debt and Other    Capital Accounts and Allocations
                    Securities
   Item 11.         Defaults and Arrears on Senior Securities  Not Applicable
   Item 12.         Legal Proceedings                          Not Applicable
   Item 13.         Table of Contents of the Statement of      Not Applicable
                    Additional Information
   PART B--INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION
   Item 14.         Cover Page                                 Cover Page
   Item 15.         Table of Contents                          Table of Contents
   Item 16.         General Information and History            Not Applicable
   Item 17.         Investment Objective and Policies          Investment Program; Types of Investments and Related Risk
                                                               Factors; Investment Restrictions; Additional Risks Relating to
                                                               the Fund's Structure
   Item 18.         Management                                 The Directors; Conflicts of Interest
   Item 19.         Control Persons and Principal Holders of   The Advisor; Item 28
                    Securities
   Item 20.         Investment Advisory and Other Services     The Advisor; The Investment Consultant; Fees and Expenses;
                                                               Summary of Limited Liability Company Agreement
   Item 21.         Brokerage Allocation and Other Practices   Conflicts of Interest
   Item 22.         Tax Status                                 Tax Aspects
   Item 23.         Financial Statements                       Reports to Members

   PART C--OTHER INFORMATION
   Information required to be included in Part C is set forth under the appropriate item, so numbered, in Part C of this Registration Statement.

                             GLOBAL ASSET MANAGEMENT


                                     GAM(R)
                      -------------------------------------

                            GAM AVALON LANCELOT, LLC

                      -------------------------------------

                          PRIVATE PLACEMENT MEMORANDUM

                      -------------------------------------



GAM AVALON LANCELOT, LLC (the "Fund") is a private investment limited liability company registered under the Investment Company Act as a closed-end, non-diversified, management investment company. The Fund is a fund of funds that seeks to achieve capital appreciation over the long-term by allocating its assets among a select group of investment managers with special expertise investing in global financial markets.

Units in the Fund are not registered or approved for sale in any jurisdiction. The Fund is not offering units in the Fund for sale in any jurisdiction where such offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this Private Placement Memorandum. Any representation to the contrary is a criminal offense.

UNITS IN THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, GUARANTEED BY, OR ENDORSED BY ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. INVESTMENT IN THE FUND INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE AMOUNT INVESTED. THE NET ASSET VALUE OF THE FUND WILL FLUCTUATE.

This Private Placement Memorandum provides information that you should know before investing in the Fund. You should read this Private Placement Memorandum carefully and retain it for future reference.

For the information of:

                                           Number
------------------------------                   -------------------------------

                                NOVEMBER 27, 2002

GAM is a registered trademark of GAM Holding AG

         THE UNITS OF GAM AVALON LANCELOT, LLC WHICH ARE DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERING CONTEMPLATED BY THIS PRIVATE PLACEMENT MEMORANDUM WILL BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT FOR OFFERS AND SALES OF SECURITIES WHICH DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS.

         THIS PRIVATE PLACEMENT MEMORANDUM SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF UNITS OF THE FUND IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING THE FUND THAT ARE INCONSISTENT WITH THOSE CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM.

         THIS PRIVATE PLACEMENT MEMORANDUM IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE UNITS OF THE FUND DESCRIBED HEREIN, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISERS OF THE PROSPECTIVE INVESTOR RECEIVING THIS DOCUMENT).

         PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PRIVATE PLACEMENT MEMORANDUM AS LEGAL, TAX OR FINANCIAL ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN PROFESSIONAL ADVISERS AS TO THE LEGAL, TAX, FINANCIAL OR OTHER MATTERS RELEVANT TO THE SUITABILITY OF AN INVESTMENT IN THE FUND FOR SUCH INVESTOR.

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


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         THESE SECURITIES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE LIMITED LIABILITY COMPANY AGREEMENT OF THE FUND, THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.



























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                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
KEY FEATURES...............................................................1
GAM AVALON LANCELOT, LLC...................................................1
SUMMARY OF TERMS...........................................................3
GLOSSARY OF SELECTED TERMS................................................14
THE FUND..................................................................16
STRUCTURE.................................................................16
INVESTMENT PROGRAM........................................................16
TYPES OF INVESTMENTS AND RELATED RISK FACTORS.............................20
INVESTMENT RESTRICTIONS...................................................29
ADDITIONAL RISK FACTORS  RELATING TO THE FUND'S STRUCTURE.................30
THE DIRECTORS.............................................................33
THE ADVISOR...............................................................35
THE INVESTMENT CONSULTANT.................................................38
CONFLICTS OF INTEREST.....................................................39
PERFORMANCE INFORMATION...................................................42
FEES AND EXPENSES.........................................................43
CAPITAL ACCOUNTS AND ALLOCATIONS..........................................45
SUBSCRIPTION FOR UNITS....................................................50
REPURCHASES AND TRANSFERS OF UNITS........................................52
TAX ASPECTS...............................................................55
ERISA CONSIDERATIONS......................................................63
SUMMARY OF LIMITED LIABILITY COMPANY AGREEMENT............................65
PRIVACY POLICY                                             Inside Back Cover

APPENDIX A:    LIMITED LIABILITY COMPANY AGREEMENT
APPENDIX B:    PERFORMANCE INFORMATION
APPENDIX C:    HOLDERS OF 5% OR MORE OF THE FUND'S OUTSTANDING UNITS


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                                  KEY FEATURES

                            GAM AVALON LANCELOT, LLC


         GAM Avalon Lancelot, LLC is a fund of funds structured as a private investment limited liability company that differs from a typical registered open-end investment company, or mutual fund, in several key respects:


         o ACCESS TO PORTFOLIO MANAGERS: The Fund offers investors access to a carefully selected, diversified group of money managers, many of whom do not currently manage mutual funds offered to the general public.

         o AGGRESSIVE INVESTMENT STRATEGIES: The Fund may allocate its assets to money managers that use more aggressive investment strategies, involving potentially greater risks and returns, than a typical mutual fund.

         o DIVERSIFICATION OF RISK: The Fund seeks to reduce overall portfolio risk by allocating its assets among several money managers using different investment strategies and styles which are not necessarily correlated to each other.

         o HEDGED INVESTMENT STRATEGIES: The Fund seeks to use money managers that use "hedge" and "arbitrage" strategies that tend to be less correlated with the general performance of stock and bond markets. However, such strategies may not be successful, and the Fund may incur losses.

         o PERFORMANCE BASED FEES: The Fund may pay portfolio managers both fixed fees, calculated as a percentage of assets under management, and performance-based fees or allocations, calculated as a percentage of profits generated by each portfolio manager. Such arrangements are typical in the hedge fund industry, and may provide greater incentives to portfolio managers, although they may also create an incentive to make riskier investments.

         o LIMITED LIQUIDITY: Investors may not redeem or transfer their Units of the Fund in the same manner as a mutual fund. The Fund may make periodic offers to repurchase a portion of its outstanding Units and expects under ordinary market conditions to offer to repurchase Units effective June 30 and December 31 of each year.

         o TAXATION AS PARTNERSHIP: Investors must pay income tax each year on their proportionate share of the net income and gains of the Fund, but will not receive annual distributions from the Fund. Investors will likely be required to request extensions of time to file their personal income tax returns.

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                            GAM AVALON LANCELOT, LLC
                                    FEE TABLE

The following table describes the fees and expenses that are incurred by an investor in connection with the purchase, sale or holding of interests in the Fund. The Fund's expenses for the 12 month period ending March 31, 2003, have been voluntarily capped by the Advisor at 2.75% of average net assets. Under the 2.75% annualized expense cap, the Advisor will reimburse the Fund when necessary so that total Fund expenses, including management fee, custody and administrative fees, as well as other operating expenses and organizational/offering expenses, will not exceed 2.75% of average net assets on an annualized basis through March 31, 2003. If the expense ratio drops below 2.75% of average net assets on an annualized basis, the Advisor will re-coup expenses via a reimbursement from the Fund through March 31, 2003. Commencing April 1, 2003, the expense ratio of the Fund may be greater than 2.75% of average net assets as the Advisor will no longer reimburse expenses. The expense cap affects the performance of the Fund and may affect the Fund's performance in a positive or negative way. The Fund's performance may be lower or higher depending upon whether, on an annualized basis, the Fund benefits from the expense cap or is required to reimburse the Advisor.


SHAREHOLDER TRANSACTION EXPENSES


         Maximum Sales Load Imposed on Purchases
         (As a percentage of offering price)                   5.00%
                                                               -----

         Dividend Reinvestment and Cash Purchase Plan Fees     0.00%
                                                               -----
ANNUAL EXPENSES (As a percentage of net assets)

         Management Fee                                        2.00%
                                                               -----

         Administrative Fee                                    0.30%
                                                               -----

         Custody Fee                                           0.04%
                                                               -----

         Other Operating Expenses                              0.85%
                                                               -----

                TOTAL ANNUAL EXPENSES                          3.18%
                                                               -----


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            EXAMPLE:                 1 Year   3 Years    5 Years    10 Years
                                     ------   -------    -------    --------

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You would pay the  following
expenses  on a $1,000  investment,
assuming a 5.00% annual return:       $81      $143       $208        $381

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IN ADDITION TO THE EXPENSES DESCRIBED ABOVE, THE FUND - AND THUS EACH INVESTOR IN THE FUND - BEARS INDIRECTLY A PORTION OF THE FEES AND EXPENSES OF THE PORTFOLIO FUNDS IN WHICH IT INVESTS.

NOTE: The Advisor has agreed to reimburse the Fund for any expenses in excess of 2.75% of average net assets. If the assets increase to a certain level, it would be possible for the Advisor to recapture such expenses, but only through March 31, 2003. The expense reimbursement will end on March 31, 2003.

The above example is provided to assist you in understanding the various costs and expenses that an investor in the Fund will bear. The fee table and the example should not be considered a representation of future expenses.


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                                SUMMARY OF TERMS

         The following summary is qualified entirely by the detailed information appearing elsewhere in this Private Placement Memorandum and by the terms and conditions of the Fund's Limited Liability Company Agreement (the "Limited Liability Company Agreement"), which should be read carefully by each investor and retained for future reference.

THE FUND GAM AVALON LANCELOT, LLC, (the "FUND") is a private investment limited liability company, organized under the laws of the State of Delaware and registered under the Investment Company Act of 1940, as amended (the "1940 ACT"), as a closed-end, non-diversified, management investment company. The Fund began operations in April, 2001, as GAM Avalon Multi-Global, L.P. The Fund was converted to a limited liability company on January 11, 2002, and changed its name to GAM Avalon Lancelot, LLC on November 18, 2002.

INVESTMENT OBJECTIVES    The Fund seeks to achieve long-term capital
                         appreciation with diversification of risk from investments in financial markets worldwide.

FUND OF FUNDS            The Fund seeks to achieve its objective by allocating
INVESTMENT PROGRAM       its assets among a professionally selected group of
                         investment vehicles which employ a variety of investment techniques and strategies and are managed by highly skilled portfolio managers (the "PORTFOLIO
                         MANAGERS") with expertise investing in global financial markets.

ADVISOR GLOBAL ASSET MANAGEMENT (USA) INC. (the "ADVISOR") selects the Portfolio Managers and allocates the assets of the Fund among them from time to time based upon an evaluation of each Portfolio Manager.

                         The Advisor is part of the Global Asset Management Group, which manages approximately $17 billion worldwide and has related entities in London, Zurich, Hong Kong, New York, Tokyo, Bermuda, Dublin, the Isle of Man, Berlin and Kuwait. The Advisor is an indirect subsidiary of UBS A.G., a Swiss bank.

INVESTMENT CONSULTANT    GAM INTERNATIONAL MANAGEMENT LIMITED, a limited company
                         organized under the laws of the United Kingdom (the
                         "INVESTMENT CONSULTANT"), serves as the Investment
                         Consultant to the Fund. The Investment Consultant assists the Advisor in identifying and performing due diligence on Portfolio Managers, especially those located in Europe. The Investment Consultant is an affiliate of the Advisor and an indirect subsidiary of UBS A.G., a Swiss bank.

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SELECTION OF PORTFOLIO   The Fund currently intends to invest its assets
FUNDS AND SUB-ADVISORS   primarily in unregistered investment partnerships,
                         which have investors other than the Fund, and in other registered investment companies (collectively, the
                         "PORTFOLIO FUNDS"). The Advisor reviews a wide range of factors in evaluating each Portfolio Fund, including:

                         o past investment performance during various market conditions
                         o    investment strategies and processes used
                         o    risk management procedures
                         o    correlation of results with other Portfolio
                              Managers
                         o reputation, experience and training of key personnel
                         o personal investment by principals of the Portfolio Manager in the investment program

                         The Fund also may invest a portion of its assets directly pursuant to investment advisory agreements, granting Portfolio Managers discretionary investment authority on a managed account basis. In addition, the Fund may invest in a special purpose investment vehicle created for a Portfolio Manager in which the Portfolio Manager serves as general partner and the Fund is the sole limited partner. (Portfolio Managers for which such an investment vehicle is formed, and Portfolio Managers who manage assets directly on a managed account basis, are collectively referred to as "SUB-ADVISORS".) The Advisor undertakes the same evaluation of Sub-Advisors as it does of Portfolio Funds. The Fund may invest directly in liquid investments, including securities, futures, forward contracts, money market instruments and other liquid assets under the management of the Advisor or the Investment Consultant, pending allocation or reallocation of investments to Portfolio Funds or in order to ensure that sufficient cash is available for repurchases of Units.

                         The Advisor monitors the performance of each Portfolio Fund and Sub-Advisor. The Advisor may reallocate the assets of the Fund among the Fund's Portfolio Funds and Sub-Advisors, terminate existing Portfolio Funds and Sub-Advisors and select additional Portfolio Funds and Sub-Advisors.

INVESTMENT STRATEGIES    The Portfolio Managers may invest and trade in a wide
USED BY PORTFOLIO        range of instruments and markets in accordance with the
MANAGERS                 investment objective of the Fund. These investments and
                         markets may include, but are not limited to, domestic and foreign equity securities and equity-related instruments, including options and warrants, and fixed income and other debt-related instruments. Equity investments will not be limited by the type of security, by the location or type of issuer (such

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                         as U.S. or foreign, large capitalization, mid-cap or small cap), or by the investment discipline employed by the Portfolio Manager (such as value or growth or bottom-up or top-down analysis). Debt-related investments will not be limited by the type of issuer (such as governmental entities or private corporations) or the classification (such as "investment grade," "non-investment grade," "junk" or "distressed"), or by other risk parameters related to debt investing such as credit and rating risk and interest rate risk.

                         Each Portfolio Manager may use various investment techniques for hedging and non-hedging purposes. For example, each Portfolio Manager may sell securities short and purchase and sell options and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Private Placement Memorandum. Each Portfolio Manager may use leverage, which also entails risk. As unregistered private investment funds, the Portfolio Funds may engage in more aggressive investment strategies, involving greater risk, than typical mutual funds.

RISK FACTORS             The Fund's investment program is speculative and
                         involves substantial risks, some of which are discussed below. No assurance can be given that the Fund's investment objectives will be achieved.

                         FUND OF FUNDS: The performance of the Fund will depend on the ability of the Advisor to select Portfolio Managers and Portfolio Funds, and on the success of the Portfolio Managers in managing the assets of the Fund allocated to them.

                         INVESTMENTS BY PORTFOLIO MANAGERS. Each Portfolio Manager may invest without restriction in all asset classes, including equity securities, debt securities, currencies, options, futures, forwards, swaps, derivatives and other types of securities. The Advisor and the Directors will not have control over the allocation of investments among asset classes by each Portfolio Manager. Each asset class is subject to unique investment risks.

                         INVESTMENTS OUTSIDE UNITED STATES: Investments by the Fund in foreign financial markets, including markets in developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the United States. These may include changes in foreign currency exchange rates, greater price volatility, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of the Fund to developing country financial markets may involve greater risk than investment in a portfolio investing only in developed country


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                         financial markets.

                         INVESTMENTS IN EQUITY SECURITIES. Each Portfolio Manager may invest without limitation in long and short positions in equity securities of U.S. or foreign issuers. Equity securities fluctuate in value, and may be affected by conditions related to specific issuers, such as earnings reports or forecasts, or by conditions unrelated to any specific issuer, such as general economic and market conditions. Portfolio Managers may also invest without limitation in securities of small and mid-cap companies, which may demonstrate greater volatility and be more thinly traded, and therefore less liquid, than securities of large cap companies. Portfolio Managers may purchase securities in initial public offerings, which securities may demonstrate a high degree of volatility and limited liquidity for a number of reasons, including the limited number of shares available, unseasoned trading, lack of investor knowledge and limited operating history.

                         INVESTMENTS IN DEBT SECURITIES. Each Portfolio Manager may invest without limitation in bonds, notes, loans and other debt securities issued by governmental or corporate entities, including debt which may be below "investment grade." All debt securities are subject to the risk of the issuer's inability to meet principal and interest payments and to the risk of volatility in the prices in such securities due to factors such as changes in interest rates, market perception of the creditworthiness or financial condition of the issuer, or the length of time until maturity of the debt obligation. Non-investment grade debt securities, including "high yield" or "junk" debt securities, are considered to be speculative and may involve a substantial risk of default. The prices of such securities may be more volatile than higher quality, lower yield debt securities. "Distressed" securities include securities issued by companies in default, or that are involved in bankruptcy proceedings or restructuring efforts. Debt securities issued by governments or their agencies, including governments of developing countries, may be subject to default or restructuring and may also be speculative.

                         AGGRESSIVE INVESTMENT STRATEGIES: Each Portfolio Manager may use investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales, leverage and derivative transactions. Although many of the Portfolio Managers use hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than unhedged strategies, and some Portfolio Managers may use long-only or short-only strategies.

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                         LIMITED DIVERSIFICATION: Although the Fund seeks to diversify risk by allocating assets among different Portfolio Managers, the Fund is a non-diversified investment company. There are no percentage limitations on the portion of the assets of the Fund that may be invested in the securities of any one issuer. As a result, the investment portfolio of the Fund may be subject to greater risk and volatility than if investments had been made in the securities of a broader range of issuers.

                         FEES: The Fund incurs advisory fees to the Portfolio Managers in addition to the fees payable to the Advisor. Each Portfolio Manager will receive both a fixed management fee and a performance-based fee or allocation. Such arrangements may create incentives for Portfolio Managers to engage in riskier transactions on behalf of the Fund. The Fund may incur performance-based fees to some Portfolio Managers even though the performance of other Portfolio Managers or the Fund as a whole in a given year is negative. By investing in Portfolio Funds indirectly through the Fund, the investor bears a proportionate share of the fees and expenses of the Fund and, indirectly, similar expenses of the Portfolio Funds. Investors could avoid the additional level of fees at the Fund level by investing directly with the Portfolio Managers, although in many cases access to these Portfolio Managers may be limited or unavailable.

                         DETERMINATION OF NET ASSET VALUATION. The Fund will compute its net asset value as of the last business day of each month in accordance with policies and procedures established by the Directors. Market values will generally not be available for the Fund's investments in Portfolio Funds. Securities for which market prices are not readily available will be valued by the Fund at fair value as determined in good faith in accordance with procedures approved by the Directors. The Fund's valuation procedures provide that the fair value of the Fund's investments in Portfolio Funds ordinarily will be the value determined for each Portfolio Fund by its Portfolio Manager or administrator in accordance with the Portfolio Fund's valuation policies. The Advisor and the Directors may have no means of independently verifying valuations provided by Portfolio Funds. In the event of an error in the determination of the value of an investment in a Portfolio Fund by the Advisor, the Directors, or a Portfolio Manager, the net asset value of the Fund may be inaccurate. The net asset value of Portfolio Funds may be subject to subsequent adjustment in certain circumstances, for example, following an audit of a Portfolio Fund. In the event of such adjustment, the net asset value of the Fund may be inaccurate. In addition, Portfolio Managers may only provide determinations of the net asset value of Portfolio Funds on a weekly or monthly basis, in which event it will not be

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Page 7
                         possible to determine the net asset value of the Fund more frequently. Prospective investors should review the valuation policies and procedures set forth in the section of this Private Placement Memorandum entitled "Net Asset Valuation."

                         The interests in the Portfolio Funds in which the Fund invests or plans to invest will generally be illiquid. The Fund may not be able to dispose of interests in Portfolio Fund that it has purchased.

                         LIMITED LIQUIDITY: Limited liability company interests in the Fund ("UNITS") are not traded on any securities exchange or other market and are subject to substantial restrictions on transfer. The Fund may offer to repurchase a portion of the outstanding Units from time to time, but is not required to do so.

                         NO REGISTRATION OF PORTFOLIO FUNDS: The Portfolio Funds generally are not registered as investment companies under the 1940 Act and, therefore, the Fund is not entitled to all of the protections of the 1940 Act with respect to the Portfolio Funds.

                         PORTFOLIO FUND LIMITATIONS: The Advisor is not able to control or monitor the activities of the Portfolio Funds. Portfolio Funds may restrict redemptions of their interests under certain circumstances. Since the Fund may make additional investments in Portfolio Funds only at certain times pursuant to limitations set forth in the partnership agreements or other documents governing the Portfolio Funds, the Fund from time to time may have to invest some of its assets temporarily in money market securities.

MANAGEMENT               The Advisor is responsible for the selection of the
                         Portfolio Managers and the allocation of the assets of the Fund among the Portfolio Managers, based in part upon advice received from the Investment Consultant.

                         The power to manage and control the business affairs of the Fund is vested in a Board of Directors (each a "DIRECTOR" and together, the "BOARD" of the Fund), including the exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the business of the Fund.

SELLING AGENT            GAM SERVICES INC., an affiliate of the Advisor (the
                         "SELLING AGENT"), acts as Selling Agent for the Fund.
                         The Selling Agent may appoint additional placement agents ("PLACEMENT AGENTS") to assist in the placement of Units.

CONFLICTS OF INTEREST    The investment activities of the Advisor, the
                         Investment Consultant,


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                         the Portfolio Managers and their affiliates for their own accounts and the other accounts they manage may give rise to conflicts of interest which may disadvantage the Fund. The Fund's operations may give rise to other conflicts of interest. See "Conflicts of Interest."

FEES AND EXPENSES        The Fund pays the Advisor a monthly management fee at
                         the annual rate of 2% of the Fund's net assets (the
                         "MANAGEMENT FEE"). A portion of the Management Fee may be paid to Placement Agents who assist in the placement of Units. The Advisor, and not the Fund, is responsible for the fees of the Investment Consultant.

                         PFPC Inc. (the "ADMINISTRATOR") performs certain administrative, accounting and investor services for the Fund and Portfolio Funds managed by Sub-Advisors, if any. In consideration for these services, the Fund pays the Administrator, subject to a minimum monthly fee, an annual fee of .075% of the Fund's first $250 million of average net assets, .055% of the Fund's next $250 million of the average net assets and .035% of the value of such net assets in excess of $500 million. The Fund also reimburses the Administrator for out-of-pocket expenses.

                         The Fund bears all expenses incurred in its business, including, but not limited to: all costs and expenses related to portfolio transactions and positions for the Fund's account; establishment of any Portfolio Funds managed by Sub-Advisors; legal fees; accounting fees; costs of insurance; organizational and registration expenses; certain offering costs; and expenses of meetings of Directors and Members. The Portfolio Funds bear all expenses incurred in the business of the Portfolio Funds, which are similar to those expenses incurred by the Fund in the business of the Fund.

                         Each Portfolio Manager generally charges the Fund an asset-based fee, and some or all of the Portfolio Managers receive performance-based fees or allocations. The asset-based fees of the Portfolio Managers are expected to range from 1% to 2% of net assets each year and the performance-based allocations of the Portfolio Managers are expected to range from 15% to 25% of net profits each year.

                         The Advisor has voluntarily capped the expenses of the Fund at 2.75% of average net assets for the 12 month period ending March 31, 2003.

SALES CHARGES            The Selling Agent or Placement Agents, as the case may
                         be, receive a front-end sales charge in an amount up to 5% of the gross investment by each investor in the Fund, subject to a minimum sales charge of 1%. The specific amount of such sales charge is dependent upon the

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                         size of each individual investment, as set forth below:

                                          up to $99,999             5%
                                          $100,000 - $299,999       4%
                                          $300,000 - $599,999       3%
                                          $600,000 - $999,999       2%
                                          $1,000,000 and over       1%

                         Sales charges may be adjusted or waived at the sole discretion of the Selling Agent or Placement Agents, as the case may be, and will be waived for employees of the Selling Agent and Placement Agents and certain related persons. The sales charge is added to a prospective investor's subscription amount and does not constitute part of a Member's capital contribution to the Fund or part of the assets of the Fund.

ELIGIBLE INVESTORS       Only investors who are eligible investors as defined
                         herein and in the Fund's subscription documents may purchase Units. Among other required qualifications, each prospective investor will be required to certify as to its status as an "accredited investor" as defined in Regulation D under the 1933 Act, and that such investor (and certain of the owners of equity in such investor, in certain instances) (i) immediately after the time of the subscription, has at least $750,000 under the discretionary investment management of the Advisor and its affiliates, or (ii) at the time of subscription, has a net worth of more than $1.5 million, or (iii) at the time of subscription, is a "qualified purchaser" as defined in Section 2(a)(51)(A) of the 1940 Act (a "QUALIFIED PURCHASER"). Eligible investors may invest in the Fund through an Individual
                         Retirement Account (IRA). The Fund does not accept subscriptions from or for the benefit of charitable remainder trusts. The Board of the Fund reserves the right to reject subscriptions in its absolute discretion.

SUBSCRIPTION FOR UNITS   Both initial and additional subscriptions for Units by
                         eligible investors may be accepted at such times as the Board may determine, subject to the receipt of cleared funds on or before the acceptance date set by the Board. Funds received but not cleared prior to such acceptance date shall be held in escrow pending the next acceptance date. After the initial closing, initial subscriptions and additional capital contributions will generally be accepted monthly. The
                         Fund reserves the right to reject any subscription for Units. Each Unit represents a capital commitment of $100 at the initial closing. Units will be issued at their net asset value per Unit at subsequent closings.
                         Generally, the minimum initial investment in the Fund is $50,000, and the minimum additional investment is $5,000. For employees or directors of the Advisor and its affiliates, and members of their



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                         immediate families, and, in the sole discretion of the Board, other investors, the minimum initial investment is $25,000. The Fund may vary the investment minimums from time to time. The Fund may suspend subscriptions for Units at any time.

INITIAL CLOSING DATE     The initial closing date for subscriptions of Units of
                         the Fund was April 20, 2001.

TRANSFER RESTRICTIONS    Units may be transferred only by (i) operation of law
                         pursuant to the death, bankruptcy, insolvency or dissolution of a Member or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion.

REPURCHASES OF UNITS     No Member has the right to require the Fund to redeem
BY THE FUND (HOW TO      the Member's Units.
REDEEM UNITS)
                         The Fund from time to time may offer to repurchase
                         Units pursuant to written tenders by Members. These repurchases will be made at such times and on such terms as may be determined by the Directors. In determining whether the Fund should repurchase Units from Members pursuant to written tenders, the Directors will consider the recommendation of the Advisor. The
                         Advisor expects that it will generally recommend to the Directors that the Fund offer to repurchase Units from Members two times each year, in June and December. When the Fund does determine to offer to repurchase Units, it is expected that notice of such offer will be provided to Members of the Fund not less than 45 days prior to the date of such repurchase, and that Members wishing to accept such offer will be required to accept such offer not less than 15 days prior to the date of such repurchase. The Fund may also repurchase Units if the Board determines that it would be in the best interests of the Fund. See "Repurchases and Transfers--
                         No Right of Redemption" and "--Repurchases of Units."
                         The Limited Liability Company Agreement provides that the Fund shall be dissolved if the Units held by any Member that has submitted a written request, in accordance with the terms of the Limited Liability
                         Company Agreement, to tender all of the Units held by such Member for repurchase by the Fund has not been repurchased within a period of two years of such request.

BORROWING BY THE FUND    Subject to the Limited Liability Company Agreement and
                         provisions of applicable law, the Fund reserves the right to arrange for a line or lines of credit and to make borrowings thereunder as may be deemed necessary by the Board in its sole discretion for the management of the Fund's business activities.

FUTURE INTERESTS         The Fund reserves the right to issue additional classes
                         of units in the


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                         future subject to fees, charges, redemption rights, and other characteristics different from those of the Units offered in this Private Placement Memorandum.

SUMMARY OF TAXATION      The Fund should be treated as a partnership and not as
                         an association taxable as a corporation for U.S.
                         Federal income tax purposes. Accordingly, the Fund should not be subject to Federal income tax, and each Member will be required to report on his or her own annual tax return his or her distributive share of the Fund's taxable income or loss. For the Fund to complete its tax reporting requirements, it must receive information on a timely basis from the Portfolio
                         Managers. A Portfolio Manager's delay in providing this information will delay the Fund's preparation of tax information to investors, which is likely to cause
                         Members to seek extensions on the time to file their tax returns. The Fund does not expect to be able to provide estimates of each Member's taxable income before the due date for filing extensions and paying estimated taxes. Members are encouraged to consult their tax adviser concerning how such delayed reporting may affect them.

ERISA PLANS AND OTHER    Investors subject to the Employee Retirement Income
TAX-EXEMPT ENTITIES      Security Act of 1974, as amended ("ERISA"), and other
                         tax-exempt entities including employee benefit plans, Individual Retirement Accounts and 401(k) and Keogh
                         Plans (each a "TAX-EXEMPT" entity) may purchase Units.
                         The assets of the Fund should not be considered to be "plan assets" for purposes of ERISA's fiduciary responsibility and prohibited transaction rules or similar provisions of the Internal Revenue Code of 1986, as amended (the "CODE"). The Portfolio Managers may use leverage in connection with their trading activities. Therefore, a tax-exempt Member may incur income tax liability with respect to its share of the net profits from such leveraged transactions to the extent they are treated as giving rise to "unrelated business taxable income" ("UBTI"). The Fund will provide to tax-exempt Members such accounting information as such Members require to report their UBTI for income tax purposes. Charitable remainder trusts may not invest in the Fund as they will not be exempt from federal tax for any year in which such trust has UBTI. Investment in the Fund by tax-exempt entities requires special consideration. Trustees or administrators of such entities are urged to review carefully the matters discussed in this Private
                         Placement Memorandum.

TERM The Fund's term is perpetual unless the Fund is otherwise dissolved under the terms of the Limited Liability Company Agreement.

REPORTS TO MEMBERS       The Fund will furnish to its Members as soon as
                         practicable  after the


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                         end of each taxable year such information as is necessary for Members to complete Federal and state income tax or information returns, along with any other tax information required by law. The Fund also will send to Members a semi-annual and an audited annual report generally within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Quarterly reports from the Advisor regarding the operations of the Fund during each quarter also will be sent to Members.



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                           GLOSSARY OF SELECTED TERMS

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         "1933 ACT" -- the Securities Act of 1933 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

         "1940 ACT" -- the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

         "ADVISOR" -- Global Asset Management (USA) Inc.

         "ADVISERS ACT" -- the Investment Advisers Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

         "ADMINISTRATOR" -- PFPC Inc.

         "BOARD" -- the Directors of the Fund.

         "CAPITAL ACCOUNT" -- the capital account maintained for each Member in the Fund.

         "CFTC" -- the U.S. Commodity Futures Trading Commission.

         "CODE" -- the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time, or any successor law.

         "CUSTODIAN" -- PFPC Trust Company.

         "DIRECTORS" - the persons granted the authority to control the management of the Fund pursuant to the Fund's Limited Liability Company Agreement.

         "ERISA" -- the U.S. Employee Retirement Income Security Act of 1974, as amended.

         "FUND" -- GAM Avalon Lancelot, LLC.

         "FUND OF FUNDS" -- an investment strategy involving investments in other investment funds managed by investment managers using different investment styles.

         "GAM CLIENT" - another client of the Advisor or one of its affiliates.

         "INDEPENDENT DIRECTOR" -- a Director of the Fund who is not an "interested person" as defined in the 1940 Act.

         "INVESTMENT CONSULTANT" - GAM International Management Limited.

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         "IRS" -- the U.S. Internal Revenue Service.

         "LIMITED LIABILITY COMPANY AGREEMENT" -- the Limited Liability Company Agreement of the Fund.

         "MANAGEMENT FEE" -- the monthly management fee payable to the Advisor.

         "MEMBER" - an investor in the Fund.

         "PLACEMENT AGENT" - a broker or other intermediary appointed by the Selling Agent to assist in the placement of Units.

         "PORTFOLIO FUND" - an investment partnership or fund in which the Fund invests a portion of its assets.

         "PORTFOLIO MANAGER" -- an individual or entity responsible for managing a portion of the assets of the Fund, either directly or through the Fund's investment in a Portfolio Fund. The term Portfolio Managers includes the Sub-Advisors.

         "PRIVATE PLACEMENT MEMORANDUM" -- this Private Placement Memorandum.

         "QUALIFIED PURCHASER" -- a qualified purchaser as defined in Section 2(a)(51)(A) of the 1940 Act.

         "REGULATIONS" -- the regulations adopted by the U.S. Department of Treasury under the Code.

         "SEC" -- the U.S. Securities and Exchange Commission.

         "SELLING AGENT" -- GAM Services Inc.

         "SUB-ADVISOR" -- a Portfolio Manager responsible either (i) for directly managing a portion of the assets of the Fund in a managed account or
(ii) for managing a special purpose investment vehicle, the general partner of which is the Portfolio Manager and the sole limited partner of which is the Fund.

         "UBTI" - "unrelated business taxable income" as defined under the Code.

         "UNIT" - a limited liability company interest in the Fund.


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                            GAM AVALON LANCELOT, LLC


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                                    THE FUND

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         GAM AVALON LANCELOT, LLC is registered under the 1940 Act as a closed-end, non-diversified, management investment company. The Fund was formed on August 22, 2000, as a limited partnership under the laws of Delaware with the name "GAM Avalon Multi-Global, L.P." The Fund was converted from a limited partnership to a limited liability company under the laws of Delaware on January 11, 2002, and changed its name to GAM Avalon Lancelot, LLC on November 18, 2002. The Fund's principal office is located at 135 East 57th Street, New York, New York 10022, and its telephone number is (212) 407-4600.

         The Advisor is responsible for selecting the Portfolio Managers to manage the investments of the Fund. The Advisor is part of the Global Asset Management Group, which was founded and started managing fund of funds investment portfolios for clients in 1983.


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                                    STRUCTURE

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         The Fund is a specialized private investment fund of funds that combines many of the features of a private investment partnership with those of a registered closed-end investment company. Private investment partnerships are unregistered, commingled asset pools that may be leveraged, managed aggressively and offered in large minimum denominations, often over $1 million, through private placements to a limited number of high net worth individual and institutional investors. The managers or advisers of these entities typically are compensated through asset-based fees and performance-based fees or allocations. Closed-end investment companies are 1940 Act registered pools typically organized as corporations or business trusts that usually are managed more conservatively than most private investment partnerships, subject to relatively modest minimum investment requirements (often less than $2,000), and publicly offered to a broad range of investors. The advisers to these companies typically are compensated through asset-based, but not performance-based, fees. The Fund is similar to private investment partnerships in that its investment portfolios may be actively managed and Units will be sold in comparatively large minimum denominations in private placements solely to high net worth individuals and institutional investors, whose capital accounts will be subject to asset-based fees.


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                               INVESTMENT PROGRAM

--------------------------------------------------------------------------------

         The Fund is a fund of funds which seeks to achieve its objectives by deploying its assets primarily among a professionally selected group of investment vehicles which employ a variety


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of investment techniques and strategies and are managed by highly skilled Portfolio Managers who invest primarily in, or who have particular expertise with respect to, global financial markets.

         The Fund's investment objective is to achieve long-term capital appreciation with diversification of risk from investments in financial markets worldwide. The Fund uses Portfolio Funds and Sub-Advisors employing a wide range of investment styles, that may include investments in options, futures and other financial derivatives, distressed securities, and emerging markets, in addition to investment strategies emphasizing more traditional investments such as stocks and bonds. The Fund does not seek to emphasize any particular country, region, industry or sector, but seeks to allocate its assets among a diverse group of Portfolio Funds and Sub-Advisors using different investment styles whose performance is not expected to be correlated with each other.

         The Portfolio Managers selected to manage assets for the Fund may use a wide range of investment strategies and styles, including some of the styles described below. Portfolio Managers may also use different styles not listed below, or they may combine different elements of different styles listed below.

         o HEDGE STRATEGIES - Investment in stocks, bonds or other financial instruments while simultaneously using short sales, futures, options or other instruments in an effort to protect against the potential adverse effects of general movements in market prices. Hedge strategies include LONG-SHORT or MARKET NEUTRAL strategies, which seek to develop a balanced portfolio of both long and short positions in stocks or other instruments.

         o DIRECTIONAL STRATEGIES - Investing in stocks, bonds or other financial instruments in an effort to take advantage of anticipated trends in general market prices or prices of specific investments. Directional strategies may emphasize long term investments or short term trading, and include:

                          o LONG-ONLY STRATEGIES - purchasing securities without hedging market risks.

                          o MARKET TIMING - buying and selling securities based upon anticipated general movements in market prices.

                          o VALUE INVESTING - investing in companies based on views as to the value of their underlying assets.

                          o GROWTH INVESTING - investing in companies based upon views as to their potential future earnings.

                          o SECTOR INVESTING - investing in specific industries or sectors of the economy.

                          o GLOBAL INVESTMENTS - investing in international financial markets.

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                          o MACRO INVESTMENTS - investing based upon views as to global macroeconomic trends.

                          o EMERGING MARKETS - investing in developing countries.

                          o JUNK BONDS - investing in debt securities rated below investment grade.

                          o DISTRESSED SECURITIES - investing in companies experiencing financial difficulties.

                          o MANAGED FUTURES - investing in global futures and forward markets.

                          o SHORT SELLING - selling borrowed securities in anticipation of decreases in the market prices of the securities borrowed.

         o RELATIVE VALUE or ARBITRAGE STRATEGIES - Investing in long and short positions in related securities or other instruments in an effort to take advantage of perceived discrepancies in the market prices for such instruments. Relative value and arbitrage strategies include:

                          o PAIRS TRADING - long and short positions in securities of different companies in the same industry.

                          o CONVERTIBLE ARBITRAGE - offsetting long and short positions in convertible bonds or preferred stocks and the underlying common stocks into which they are convertible.

                          o RISK or MERGER ARBITRAGE - offsetting long and short positions in securities of companies which are involved in a merger, tender offer, reorganization, bankruptcy or other extraordinary corporate transaction.

                          o FIXED INCOME or INTEREST RATE ARBITRAGE - offsetting long and short positions in financial instruments likely to be affected by changes in interest rates.

         The Advisor, with the advice of the Investment Consultant, selects Portfolio Managers for the Fund and allocate the assets of the Fund among its respective Portfolio Managers. The Advisor reviews a wide range of factors in evaluating each Portfolio Manager, including:

                o past investment performance during various market conditions
                o    investment strategies and processes used
                o    risk management procedures
                o    correlation of results with other Portfolio Managers
                o    reputation, experience and training of key personnel


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                o personal investment by principals of the Portfolio Manager in the investment program

         As part of its due diligence process, the Advisor conducts a comprehensive review of each Portfolio Manager, its investment process and organization. The Advisor conducts on-site interviews of the Portfolio Manager's personnel as well as interviews with third party references and industry sources.

         Portfolio Managers generally are granted complete discretion over the investment of the assets allocated to them, and conduct their investment programs through Portfolio Funds. The Fund currently intends to invest its assets primarily in Portfolio Funds, which may include both unregistered private investment partnerships and registered mutual funds, and entities organized in either the United States or other countries. The Fund also may invest its assets directly pursuant to investment advisory agreements, granting Portfolio Managers discretionary investment authority to invest a portion of the assets of the Fund on a managed account basis. The Fund may also create a special purpose investment vehicle for a Portfolio Manager in which the Portfolio Manager serves as general partner and the Fund is the sole limited partner.

         The Advisor may cause the Fund to invest a portion of its assets directly in liquid assets in a portfolio managed by the Advisor or Investment Consultant, which portfolio may include stocks, bonds, futures contracts, currency forward contracts, money market instruments and other liquid assets. Such direct investments may comprise a significant percentage of the Fund's assets during the early operational stage of the Fund, while the Advisor is determining the optimal allocation of assets among Portfolio Managers, or if the Fund receives proceeds from subscriptions for Units at a time when the Fund is unable to invest in desired Portfolio Funds. For example, the Advisor or Investment Consultant may elect to invest a portion of the assets of the Fund in futures or forward contracts in order to hedge all or a portion of the assets of the Fund managed by a particular Portfolio Manager against risks related to general movements in market prices, interest rates or currency exchange rates. The Advisor or Investment Consultant may also elect to invest a portion of the assets of the Fund in futures contracts in order to track the performance of general market indices pending investment of proceeds of subscriptions for Units in Portfolio Funds.

         Under ordinary circumstances, the Advisor expects to allocate the assets of the Fund among six to 20 Portfolio Managers. However, if the Fund's assets are for any reason below a threshold level of assets, it may not be possible for various reasons to allocate the assets of the Fund among all of the Portfolio Managers selected by the Advisor.

         The Advisor will allocate not more than 40% of the Fund's assets to any Portfolio Fund that is advised by a Sub-Advisor. The Fund may purchase non-voting securities of a Portfolio Fund that is not advised by a Sub-Advisor. However, the Fund does not intend to acquire a sufficient percentage of the voting or nonvoting securities or economic interests in any Portfolio Fund not advised by a Sub-Advisor to cause the Fund to control the Portfolio Fund as a practical matter. Subject to these limitations, the Fund may invest a majority of its assets in non-voting securities of the Portfolio Funds.


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         The Advisor evaluates regularly each Portfolio Manager to determine whether its investment program is consistent with the investment objective of the Fund and whether its investment performance is satisfactory. The Advisor may reallocate the Fund's assets among Portfolio Managers, terminate existing Portfolio Managers and select additional Portfolio Managers, subject to the condition that selection of a new Sub-Advisor requires approval of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act.

         Unregistered investment funds, such as the Portfolio Funds, typically provide greater flexibility than traditional registered investment companies, or "mutual funds", in the types of securities they may own, the types of trading strategies they may employ, and, in some cases, the amount of leverage they may use. The Portfolio Managers selected by the Advisor may invest and trade in a wide range of instruments and markets, including, but not limited to, domestic and foreign equities and equity-related instruments, including options and warrants, and fixed income and other debt-related instruments. Portfolio Managers whose investment strategies are generally consistent with the investment objectives of the Fund will not be limited in the markets (either by location or type, such as large capitalization, small capitalization or non-U.S. markets) in which they invest or the investment disciplines that they may employ (such as value or growth or bottom-up or top-down analysis).

         Each Portfolio Manager may use various investment techniques for hedging and non-hedging purposes. For example, each Portfolio Manager may sell securities short and purchase and sell options and futures contracts and engage in other derivative transactions, subject to certain limitations. The use of these techniques will be an integral part of their investment programs, and involves certain risks to the Fund. Each Portfolio Manager may use leverage, which also entails risk.

         Each Portfolio Manager may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed income securities and money market instruments, or may hold cash or cash equivalents in such amounts as the Portfolio Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds, and thereafter, from time to time, the Fund also may invest in these instruments.

         Additional information about the types of investments that are expected to be made by the Portfolio Managers, their investment practices and related risk factors is provided below. Except as otherwise indicated, the Fund's investment policies and restrictions are not fundamental and may be changed without a vote of the Members.


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                  TYPES OF INVESTMENTS AND RELATED RISK FACTORS

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         All securities investments risk the loss of capital. The value of the Fund's total net assets should be expected to fluctuate. Due to the types of investments and investment strategies to be used by Portfolio Managers, fluctuations in the net asset value of the Fund may be more volatile than is typical for most mutual funds.

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         This section describes some of the investments and investment strategies likely to be used by Portfolio Managers and some of the related risks.


RISKS OF INVESTING IN GLOBAL AND EMERGING MARKETS

         The performance of the Fund is subject to special risks relating to investments outside the United States, including fluctuations in foreign currency exchange rates and future economic and political developments in other countries.

         Foreign securities in which the Portfolio Managers may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets. Foreign securities markets generally are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of prices can be greater than in the United States. The Fund will be subject to risks of possible adverse political and economic developments, seizure or nationalization of foreign deposits, or adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise. Since foreign securities often are purchased with and payable in currencies of foreign countries, their value may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

         To the extent that investment is made in emerging markets, the political, regulatory and economic risks inherent in investments in emerging markets' securities are significant and may differ in kind and degree from the risks presented by investments in the world's major securities markets. These may include greater price volatility, substantially less liquidity, controls on foreign investment and limitations on repatriation of invested capital.


EQUITY SECURITIES

         Each Portfolio Manager's investment portfolio may include long and short positions in common stocks, preferred stocks and convertible securities of U.S. and foreign issuers. Each Portfolio Manager also may invest in depositary receipts relating to foreign securities. See "Foreign Securities" below. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities. The market price of equity securities may be affected by general economic and market conditions, such as a broad decline in stock market prices, or by conditions affecting specific issuers, such as changes in earnings forecasts. Each Portfolio Manager may invest in equity securities without restriction as to market capitalization, including securities issued by smaller capitalization companies, including micro cap companies. Each Portfolio Manager may purchase securities in all available securities trading markets.


SMALL AND MID-CAP SECURITIES

         Each Portfolio Manager may invest in companies with small and mid-cap market capitalizations. Such investments involve greater risk than investing in larger companies. The stock prices of small and mid-cap companies can rise very quickly and drop dramatically in a short period of time. This volatility results from a number of factors, including reliance by these


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Page 21
companies on limited product lines, markets and financial and management resources. These and other factors may make small and mid-cap companies more susceptible to setbacks or downturns. These companies may experience higher rates of bankruptcy or other failures than larger companies. They may be more likely to be negatively affected by changes in management. In addition, the stock of a small or mid-cap company may be thinly traded.


INITIAL PUBLIC OFFERINGS

         Each Portfolio Manager may purchase securities of companies in initial public offerings. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the company, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for a Portfolio Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing market prices. Some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving them.


DEBT SECURITIES

         Each Portfolio Manager may invest without limitation in bonds, notes and other debt securities issued by governmental or corporate entities, and in debt which may be below "investment grade." Debt securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Debt securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to the risk of price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness or financial condition of the issuer, and general market liquidity (i.e., market risk).


"HIGH YIELD" OR "JUNK" DEBT SECURITIES

         Each Portfolio Manager may invest without limitation in both investment grade and non-investment grade debt securities, including "high yield" or "junk" debt securities and distressed securities. Non-investment grade debt securities are generally considered to be speculative with respect to the issuer's capacity to pay interest and repay principal. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. The market values of lower rated debt securities tend to reflect individual corporate developments to a greater extent than do higher rated securities, and tend to be more sensitive to economic conditions than are higher rated securities. Companies that issue such securities often are highly leveraged and may not have available to them more traditional methods of financing. A major economic recession could severely disrupt the market for non-investment grade securities and may have an adverse impact on the value of such securities. It is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.


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DISTRESSED SECURITIES

         Each Portfolio Manager may invest in distressed securities. Distressed securities are securities issued by companies that are involved in bankruptcy or insolvency proceedings or experiencing other financial difficulties. The performance of investments in distressed securities may be adversely affected to a greater extent by specific economic developments affecting an issuer, or by a general economic downturn, than investment in securities of issuers not facing such difficulties. Investments in distressed securities may also be affected by the consequences of bankruptcy proceedings, restructuring negotiations or other extraordinary corporate transactions.


SOVEREIGN DEBT

         Each Portfolio Manager may invest in debt securities issued by governments and their agencies, including governments of emerging markets. Investing in instruments of government issuers in emerging markets may involve significant economic and political risks. Holders of certain emerging markets instruments may be requested to participate in the restructuring and rescheduling of these obligations and to extend further loans to their issuers. The interests of holders of emerging markets instruments could be adversely affected in the course of restructuring arrangements. The issuers of sovereign debt securities have in the past experienced serious difficulties in servicing their external debt obligations. These difficulties have, among other effects, forced such countries to reschedule interest and principal payments on obligations, and to restructure certain indebtedness. Sovereign debt rated below investment grade by Moody's and S&P is regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations.


CREDIT AND RATING RISK

         Credit risk relates to the ability of the issuer of a debt security to meet interest or principal payments or both as they become due. In general, lower-grade, higher-yield debt securities are subject to credit risk to a greater extent than lower-yield, higher-quality debt securities. The lower the rating of a debt instrument, the more speculative its characteristics, and changes in economic or other circumstances are more likely to lead to an inability of the issuer to make principal and interest payments than issuers of higher grade securities.


INTEREST RATE RISK

         Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already-issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.


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HEDGE STRATEGIES

         The Portfolio Managers may engage in a wide range of investment and trading strategies described below. Many of these strategies are sometimes referred to as "hedge" or "arbitrage" strategies, because they use short sales, futures and other derivatives in an effort to protect assets from losses due to general declines in international financial markets. However, there can be no assurances that the hedging and arbitrage strategies used by the Portfolio Managers will be successful in avoiding losses, and hedged positions may perform less favorably in generally rising markets than unhedged positions. Furthermore, no assurance can be given that Portfolio Managers will employ hedging strategies with respect to all or any portion of a given Portfolio Fund's assets.


MARKET-NEUTRAL STRATEGIES

         The Fund may, from time to time, seek to use Portfolio Managers whose performance is not correlated with major market indices (i.e., is "market neutral"). Although the use of such Portfolio Managers may protect against losses in generally declining markets, there is no assurance that losses will be avoided. Investment strategies that have historically been uncorrelated or demonstrated low correlation to one another or to major world market indices may become correlated at certain times, such as during a liquidity crisis in global financial markets. During such periods, certain hedge strategies may cease to function as anticipated, and there may be few or no buyers for certain assets. Liquidation of assets by the Fund to pay repurchases, prevent losses or for other purposes in such circumstances may be difficult or impossible.


FOREIGN CURRENCY TRANSACTIONS

         Each Portfolio Manager may engage in foreign currency transactions for a variety of purposes, including to fix in U.S. dollars the value of a security the Portfolio Manager has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Portfolio Manager already owns. Each Portfolio Manager's success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.


MONEY MARKET INSTRUMENTS

         Each Portfolio Manager may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Portfolio Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds and thereafter, from time to time, the Fund also may invest in these instruments. In addition, the Fund anticipates that a portion of its assets shall be kept in cash, money market securities or other liquid assets in order to enable the Fund to accommodate requests for repurchases by the Fund of its Units. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit, bankers' acceptances and repurchase agreements.



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NON-DIVERSIFIED STATUS

         The classification of the Fund as a "non-diversified" investment company means that the percentage of the Fund's assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. A "diversified" investment company is required by the 1940 Act generally, with respect to 75% of its total assets, to invest not more than 5% of such assets in the securities of a single issuer. Since a relatively high percentage of the Fund's assets may be invested in the securities of a limited number of issuers, some of which will be within the same industry, the Fund's portfolio securities may be more sensitive to changes in the market value of a single issuer and to events affecting a particular industry or market segment.


CONCENTRATION

         The Fund will not concentrate in any particular industry. The Fund will invest in Portfolio Funds that may concentrate their investments in one or more industries.


BORROWING AND LEVERAGE

         Subject to the Limited Liability Company Agreement and provisions of applicable law, the Fund reserves the right to arrange for a line or lines of credit and to make such borrowings thereunder as may be deemed necessary by the Board in its sole discretion for the management of the Fund's business activities.

         The Portfolio Managers may borrow money from brokers and banks for investment purposes. Borrowing for investment purposes, which is known as "leverage," is a speculative investment technique and involves substantial risks. Although leverage will increase investment returns if a Portfolio Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of such funds, using leverage will decrease investment returns if such Portfolio Fund fails to earn as much on such investments as it pays for the use of the funds. Using leverage, therefore, will magnify the volatility of the value of a Portfolio Fund's investment portfolio. If the Portfolio Manager's equity or debt instruments decline in value, the Portfolio Manager could be required to deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in a Portfolio Fund's assets, whether resulting from changes in market value or from redemptions, the Portfolio Manager might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs. The Portfolio Manager also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit.

         The 1940 Act limits the amount an investment company can borrow. The value of an investment company's total indebtedness may not exceed one-third the value of its total assets, including such indebtedness, measured at the time the investment company incurs the indebtedness. This limit does not apply to Portfolio Funds that are not managed by Sub-Advisors and, therefore, the Fund's portfolio may be highly leveraged and the volatility of the price of its Units may be great. To obtain "leveraged" market exposure in certain investments and to increase overall return, a Portfolio Manager may purchase options and other instruments that do not constitute "indebtedness" for purposes of the 1940 Act limitations. These


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Page 25
instruments nevertheless may involve significant economic leverage and, therefore, in some cases, may involve significant risks of loss.


SHORT SALES

         A Portfolio Manager may attempt to limit exposure to a possible market decline in the value of its portfolio securities through short sales of securities that the Portfolio Manager believes possess volatility characteristics similar to those being hedged. In addition, Portfolio Managers may use short sales for non-hedging purposes to profit from anticipated declines in prices of securities which in the view of the Portfolio Managers are overvalued. To effect a short sale, a Portfolio Manager will borrow a security from a brokerage firm, or other intermediary, to make delivery to the buyer. The Portfolio Manager then is obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the Portfolio Manager sold the security. A short sale of a security involves the risk of an unlimited increase in the market price of the security, which could result in an inability to cover the short position and thus a theoretically unlimited loss. There can be no assurance that securities necessary to cover the short position will be available for purchase.


REVERSE REPURCHASE AGREEMENTS

         Reverse repurchase agreements involve a sale of a security to a bank or securities dealer and the Portfolio Manager's simultaneous agreement to repurchase the security for a fixed price, reflecting a market rate of interest, on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Fund. Reverse repurchase agreements are a form of leverage which also may increase the volatility of the investment portfolios of Portfolio Funds.


SPECIAL INVESTMENT TECHNIQUES

         Each Portfolio Manager may use a variety of special investment techniques to hedge its investment portfolio against various risks or other factors that generally affect the values of securities and for non-hedging purposes. These techniques may involve the use of derivative transactions. The techniques the Portfolio Managers may employ may change over time as new instruments and techniques are introduced or as a result of regulatory developments. Certain of the special investment techniques that the Portfolio Managers may use are speculative and involve a high degree of risk, particularly when used for non-hedging purposes.


DERIVATIVES

         The Portfolio Managers may invest in, or enter into, derivatives. These are financial instruments which derive their performance from the performance of an underlying asset, index or interest rate. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Fund. The Fund could experience losses if derivatives do not perform as anticipated, or are not


--------------------------------------------------------------------------------
Page 26
correlated with the performance of other investments which they are used to hedge, or if the Portfolio Manager is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.


OPTIONS AND FUTURES

         The Portfolio Managers may invest in options and futures contracts. The Portfolio Managers also may invest in so-called "synthetic" options or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid and, in such cases, a Portfolio Manager may have difficulty closing out its position.

         The Portfolio Managers may purchase and sell call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options. A call option gives the purchaser of the call option, in return for a premium paid, the right to buy the security underlying the option from the writer of the call option at a specified exercise price. A put option gives the purchaser of the put option, in return for a premium, the right to sell the underlying security to the writer of the put option at a specified price. A covered call option is a call option with respect to which a Portfolio Manager owns the underlying security. A covered put option is a put option with respect to which a Portfolio Manager has segregated cash or liquid securities to fulfill the obligation undertaken. The purchaser of a put or call option runs the risk of losing his entire investment in a relatively short period of time if the option is not exercised. The uncovered writer of a call option is subject to a risk of loss should the price of the underlying security increase, and the uncovered writer of a put option is subject to a risk of loss should the price of the underlying security decrease.

         Although the Fund will not be a commodity pool, certain derivatives are subject to the rules of the Commodity Futures Trading Commission ("CFTC"). Some or all of the Portfolio Managers may invest in futures contracts and currency forward contracts, and options on such contracts, for hedging purposes or speculative purposes. However, the Fund may not invest directly in futures contracts and options on futures if the sum of the amount of initial margin deposits and premiums paid for unexpired options with respect to such contracts, other than for bona fide hedging purposes, exceed 5% of the liquidation value of the Fund's assets, after taking into account unrealized profits and unrealized losses on such contracts and options; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation. If applicable CFTC rules change, these percentages may change or different conditions may be applied to the Fund's use of certain derivatives.

         The Portfolio Managers may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets, so that no common clearing facility exists and an


--------------------------------------------------------------------------------
Page 27
investor may look only to the broker or counterparty for performance of the contract. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC. The Fund may not be able to invest in certain foreign futures and option contracts that have not been approved for sale by U.S. persons

         No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.

         The Portfolio Managers may purchase and sell stock index futures contracts, interest rate futures contracts, currency futures and other commodity futures. A stock index future obligates a Portfolio Manager to pay or receive an amount of cash based upon the value of a stock index at a specified date in the future, such as the Standard & Poor's 500 Composite Stock Price Index, Nasdaq High Technology Index, or similar foreign indices. An interest rate future obligates a Portfolio Manager to purchase or sell an amount of a specific debt security at a future date at a specific price. A currency future obligates a Portfolio Manager to purchase or sell an amount of a specific currency at a future date at a specific price. Some or all of the Portfolio Managers may also purchase and sell call and put options on stock indexes.


WARRANTS

         Warrants are derivative instruments that permit, but do not obligate, the holder to purchase other securities. Warrants do not carry with them any right to dividends or voting rights. A warrant ceases to have value if it is not exercised prior to its expiration date.


SWAP AGREEMENTS

         The Portfolio Managers may enter into equity, interest rate, index and currency rate swap agreements. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns earned on specified assets, such as the return on, or increase in value of, a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. A swap contract may not be assigned without the consent of the counterparty, and may result in losses in the event of a default or bankruptcy of the counterparty.

         To achieve investment returns equivalent to those achieved by an investment adviser in whose investment vehicles the Fund could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Fund may enter into swap agreements under which the Fund may agree, on a net basis, to pay a return based on a floating interest rate, such as LIBOR, and to receive the total return of the reference investment vehicle over a stated time period. The Fund may seek to achieve the same investment result through the use of other derivatives in similar circumstances.





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LENDING PORTFOLIO SECURITIES


         The Portfolio Managers may lend securities from their portfolios to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The Fund might experience a loss if the institution with which the Portfolio Manager has engaged in a portfolio loan transaction breaches its agreement with the Portfolio Manager.


RESTRICTED AND ILLIQUID INVESTMENTS

         Although each Portfolio Manager invests primarily in publicly traded securities, the Fund and each Portfolio Manager may also invest in restricted securities and other investments which are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act, or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration under the 1933 Act.

         Where registration is required to sell a security, a Portfolio Manager may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Portfolio Manager may be permitted to sell a security under an effective registration statement. Portfolio Managers may be unable to sell restricted and other illiquid securities at the most opportune times.

         The Fund's investments in unregistered Portfolio Funds are themselves illiquid and subject to substantial restrictions on transfer. The Fund will typically have only limited rights to withdraw its investment in an unregistered Portfolio Fund. The illiquidity of these interests may adversely affect the Fund were it required to sell the interests at an inopportune time.


--------------------------------------------------------------------------------

                             INVESTMENT RESTRICTIONS

--------------------------------------------------------------------------------

         For purposes of the Fund's investment restrictions and to ensure compliance with the provisions of the 1940 Act, the Fund will look through any Portfolio Fund created specifically for investment by the Fund and managed by a Sub-Advisor, if any, to its underlying assets, but will not look through a Portfolio Fund which is not managed by a Sub-Advisor.

         The Fund has adopted the following investment restrictions as fundamental policies, which cannot be changed without approval by holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities. The Fund may not:

         o Issue senior securities, except that, to the extent permitted by the 1940 Act, (a) the Sub-Advisors, if any are engaged, may borrow money to finance portfolio transactions and engage in other transactions involving the issuance by the Fund of "senior securities" representing indebtedness, and (b) the Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, the Fund's Units.






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         o Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

         o Make loans, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund's investment policies or as otherwise permitted under the 1940 Act.

         o Purchase, sell, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate, or securities issued by companies that invest or deal in real estate or real estate investment trusts.

         o Invest in commodities, except that the Fund may purchase and sell foreign currencies, commodity futures and forward contracts and related options.

         o Invest more than 25% of the value of the Fund's total assets in the securities of issuers in any single industry, except that U.S. Government Securities may be purchased without limitation. For purposes of this Investment Restriction, Portfolio Funds are not considered part of an industry. The Fund will invest in Portfolio Funds that may concentrate their investments in one or more industries.

         Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at the annual or a special meeting of the security holders of such company duly called,
(A) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of such company, whichever is less.

         The Fund's investment restrictions are fundamental and may not be changed without the vote of a majority (as defined by the 1940 Act) of the Fund's outstanding voting securities.

         If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.


--------------------------------------------------------------------------------

                             ADDITIONAL RISK FACTORS
                        RELATING TO THE FUND'S STRUCTURE

--------------------------------------------------------------------------------

ASSET-BASED FEES AND PERFORMANCE-BASED ALLOCATIONS

         Each Portfolio Manager generally charges the Fund an asset-based fee and some or all of the Portfolio Managers will receive performance-based fees or allocations. The asset-based fees of the Portfolio Managers are expected to range from 1% to 2% of net assets each year and the


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performance-based fees or allocations of the Portfolio Managers are expected to range from 15% to 25% of net profits each year.

         The performance-based allocation received by a Portfolio Manager may create an incentive for the Portfolio Manager to make investments that are riskier or more speculative than those that might have been made in the absence of the performance-based allocation. Because the performance-based allocation is calculated on a basis that includes realized and unrealized appreciation of a Portfolio Fund's assets, the allocation may be greater than if it were based solely on realized gains.


TAX RISKS

         Counsel to the Fund has rendered an opinion that the Fund will be classified as a partnership and not as an association taxable as a corporation for Federal income tax purposes. Counsel to the Fund has rendered its opinion that, under a "facts and circumstances" test set forth in regulations adopted by the U.S. Treasury Department, the Fund will not be treated as a "publicly traded partnership" taxable as a corporation. If it were determined that the Fund should be treated as an association or publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax and distributions of profits from the Fund would be treated as dividends.


LIQUIDITY RISKS

         Units in the Fund are not traded on any securities exchange or other market and are subject to substantial restrictions on transfer. Although the Fund may offer to repurchase Units from time to time, a Member may not be able to dispose of Units in the Fund. The Advisor expects that it will generally recommend to the Directors that the Fund offer to repurchase Units from Members two times each year, in June and December. See "Repurchases and Transfers."


VALUATION OF PORTFOLIO FUNDS

         The valuation of the Fund's investments in Portfolio Funds is ordinarily determined based upon valuations provided by the Portfolio Managers for such Portfolio Funds. Although the Advisor will review the valuation procedures used by all Portfolio Managers, the Advisor and Directors will not be able to confirm the accuracy of valuations provided by Portfolio Managers. In the event of an error in the determination of the value of an investment in a Portfolio Fund, the net asset value of the Fund may be inaccurate.


DISTRIBUTIONS TO MEMBERS AND PAYMENT OF TAX LIABILITY

         The Fund does not intend to make periodic distributions of net income or gains, if any, to Members. Whether or not distributions are made, each Member will be required each year to pay applicable Federal and state income taxes on his or her respective share of the taxable income of the Fund, and if insufficient distributions are made to pay such taxes, will have to pay such taxes from sources other than Fund distributions. The amount and times of any distributions will be determined in the sole discretion of the Directors.


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         Investors will likely be required to request extensions of time to file their personal income tax returns. The Fund does not expect to be able to provide estimates of each Member's taxable income before the due date for filing extensions and paying estimated taxes. Members should consult their tax adviser concerning how such delayed reporting may affect them.


SPECIAL RISKS OF FUND OF FUNDS STRUCTURE

         The Portfolio Funds generally are not registered as investment companies under the 1940 Act and, therefore, the Fund will not be able to avail itself of the protections of the 1940 Act with respect to the Portfolio Funds.

         The Advisor will not be able to control or monitor the activities of the Portfolio Managers on a continuous basis. A Portfolio Manager may use investment strategies that differ from its past practices and are not fully disclosed to the Advisor, and that involve risks under some market conditions that are not anticipated by the Advisor. Some Portfolio Managers may have limited operating histories.

         An investor who met the conditions imposed by the Portfolio Managers could invest directly with the Portfolio Managers, although in many cases access to these Portfolio Managers may be limited or unavailable. By investing in investment vehicles indirectly through the Fund, the investor bears asset-based fees and performance-based allocations at the Portfolio Fund level and an additional asset-based management fee at the Fund level. In addition, the investor bears a proportionate share of the fees and expenses of the Fund (including operating costs, distribution expenses and administrative fees) and, indirectly, similar expenses of the Portfolio Funds.

         Each Portfolio Manager will receive any performance-based allocations to which it is entitled irrespective of the performance of the other Portfolio Managers and the Fund generally. Accordingly, a Portfolio Manager with positive performance may receive compensation from the Fund, and thus indirectly from investors, even if the Fund's returns as a whole are negative.

         Investment decisions of the Portfolio Funds are made by the Portfolio Managers entirely independently of each other. As a result, at any particular time, one Portfolio Fund may be purchasing shares of an issuer whose shares are being sold by another Portfolio Fund. Consequently, the Fund could incur indirectly transaction costs without accomplishing any net investment result.

         The Fund may elect to hold non-voting securities in Portfolio Funds, or it may waive the right to vote in respect of a Portfolio Fund. In such cases, the Fund will not be able to vote on matters that require the approval of the limited partners of the Portfolio Fund, including a matter that could adversely affect the Fund's investment. The Fund does not intend to acquire a sufficient percentage of the economic interests in any Portfolio Fund not advised by a Sub-Advisor to cause the Fund to control the Portfolio Fund as a practical matter. Applicable securities and banking rules and interpretations may limit the percentage of voting or non-voting securities of any Portfolio Fund that may be held by the Fund.

         Since the Fund may make additional investments in the Portfolio Funds only at certain times pursuant to limitations set forth in the partnership agreements of the Portfolio Funds, the


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Fund may be required from time to time to invest a significant portion of its assets in money market securities or other liquid assets pending investment in Portfolio Funds.

         Each Portfolio Fund is permitted to redeem its limited partnership interests in-kind. Thus, upon the Fund's withdrawal of all or a portion of its interest in a Portfolio Fund, the Fund may receive securities that are illiquid or difficult to value. Irrespective of any receipt of such illiquid securities by the Fund, payment for repurchases of Units by the Fund shall be made in cash. Portfolio Funds may suspend redemptions or withdrawals under certain circumstances.

         For the Fund to complete its tax reporting requirements, it must receive information on a timely basis from the Portfolio Managers. A Portfolio Manager's delay in providing this information will delay the Fund's preparation of tax information to its investors, which will require investors in the Fund to seek extensions on the time to file their tax returns.

         A non-corporate investor's share of the Fund's investment expenses (including management and advisory fees at the Fund and Portfolio Fund levels) may be subject to certain limitations on deductibility for regular Federal income tax purposes and may be completely disallowed for purposes of determining the non-corporate investor's alternative minimum tax liability.

         The Fund may agree to indemnify certain of the Portfolio Funds and Portfolio Managers from any liability, damage, cost or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of Units.


--------------------------------------------------------------------------------

                                  THE DIRECTORS

--------------------------------------------------------------------------------

         The rights and power to manage and control the business affairs of the Fund are vested in its Directors. Such powers include, without limitation, the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund's business. The Directors exercise the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the directors of a registered investment company organized as a corporation.

         The Directors may contribute to the capital of the Fund and hold Units in the Fund. A majority of the Directors of the Fund are not "interested persons" (as defined in the 1940 Act) of the Fund (collectively, the "INDEPENDENT DIRECTORS") and perform the same functions for the Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

         Brief biographical information regarding each Director, as well as each director's status as an Independent or Non-Independent Director, is set forth below.


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NON-INDEPENDENT DIRECTORS


                                                                                            NUMBER OF
                                                                                            ---------
                                                                                          PORTFOLIOS IN
                                                                                          -------------
                                                                                          FUND COMPLEX
                                                                                          ------------
                           POSITION(S)    TERM OF OFFICE AND                               OVERSEEN BY
                           -----------    ------------------                               -----------
 NAME, ADDRESS AND AGE      HELD WITH       LENGTH OF TIME      PRINCIPAL OCCUPATIONS        DIRECTOR       OTHER DIRECTORSHIPS
 ---------------------      ----------      ---------------     ----------------------       --------       -------------------
                            REGISTRANT          SERVED            DURING PAST 5 YEARS                         HELD BY DIRECTOR
                            ----------          ------            -------------------                         ----------------
Dr. Burkhard Poschadel    Chairman and    Each Director        Group Chief Executive            12        Dr. Poschadel is a
(56)                      Director        serves as such for   Officer, Global Asset                      director of twelve GAM
12 St.  James's Place                     the term of the      Management Limited,                        Funds.
London SWlA 1NX                           Fund unless sooner   March 2000 to present.
England                   Dr. Poschadel   terminated           Chief Executive Officer
                          is not an       pursuant to the      of the GAM Group, March
                          Independent     LLC Agreement.       2000 - Present.  Prior
                          Director                             positions with UBS AG:
                          because of      Dr. Poschadel has    Head of Human Resources
                          his positions   served as a          of UBS Private Banking,
                          with GAM        Director since the   1998-2000; Global Head
                          Group           Fund's inception.    of Research and
                          companies.                           Portfolio Management,
                                                               1994-1997.


INDEPENDENT DIRECTORS


                                                                                            NUMBER OF
                                                                                            ---------
                                                                                          PORTFOLIOS IN
                                                                                          -------------
                                                                                          FUND COMPLEX
                                                                                          ------------
                           POSITION(S)    TERM OF OFFICE AND                               OVERSEEN BY
                           -----------    ------------------                               -----------
 NAME, ADDRESS AND AGE      HELD WITH       LENGTH OF TIME      PRINCIPAL OCCUPATIONS        DIRECTOR       OTHER DIRECTORSHIPS
 ---------------------      ----------      ---------------     ----------------------       --------       -------------------
                            REGISTRANT          SERVED            DURING PAST 5 YEARS                         HELD BY DIRECTOR
                            ----------          ------            -------------------                         ----------------
------------------------- --------------- -------------------- -------------------------- --------------- -------------------------
George W.  Landau         Director        Each Director        Senior Adviser, Latin            12        Mr. Landau is Director,
(82)                                      serves as such for   America, The Coca Cola                     GAM Funds, Inc., 1994
2601 South Bayshore       Mr. Landau is   the term of the      Company, Atlanta, GA,                      to present; Director,
Drive                     an              Fund unless sooner   1988 to present.                           Emigrant Savings Bank,
Suite 1109                Independent     terminated           President, Council of                      New York, NY, 1987 to
Coconut Grove, FL 33133   Director.       pursuant to the      Advisors, Latin America,                   present;  Director,
                                          LLC Agreement.       Guardian Industries,                       seven Credit Suisse
                                                               Auburn Hills, MI, 1993                     Asset Management (CSAM)
                                          Mr. Landau has       to present. Former                         funds, formerly known
                                          served as a          President of the Council                   as BEA Associates, New
                                          Director since the   for the Americas and                       York, NY, 1989 to
                                          Fund's inception.    Americas Society,                          present; and Director,
                                                               1985-1993.  Former                         Fundacion Chile,
                                                               Ambassador to Venezuela,                   Santiago, Chile, 1992
                                                               Chile and Paraguay.                        to present.  He is a
                                                                                                          director of twelve GAM
                                                                                                          Funds.
------------------------- --------------- -------------------- -------------------------- --------------- -------------------------
Robert J. McGuire          Director       Each Director        Attorney/Consultant,             12        Mr. McGuire is
(66)                                      serves as such for   Morvillo, Abramowitz,                      Director, GAM Funds,
1085 Park Ave.             Mr. McGuire    the term of the      Grand, Iason &                             Inc., 1998 to present;
New York, NY               is an          Fund unless          Silberberg, P.C., 1998                     Director, Emigrant
                                                               to


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Page 34






1028                       Independent    sooner terminated    present.                                   Savings Bank, 1999 to
                           Director.      pursuant to the      President / Chief                          present;  Director, one
                                          LLC Agreement.       Operating Officer, Kroll                   Credit Suisse Asset
                                                               Associates, 1989-1997.                     Management (CSAM) fund,
                                          Mr. McGuire has                                                 formerly known as BEA
                                          served as a                                                     Associates, New York,
                                          Director since the                                              NY, 1998 to present.
                                          Fund's inception.                                               He is a director of
                                                                                                          twelve GAM Funds.
------------------------- --------------- -------------------- -------------------------- --------------- -------------------------
Roland Weiser (72)        Director        Each Director        Chairman, Intervista             13        Mr. Weiser is Director,
86 Beekman Road                           serves as such for   business consulting,                       GAM Funds, Inc., 1988
Summit, NJ  07901         Mr. Weiser is   the term of the      1984 to 1990.  Former                      to present; Director,
                          an              Fund unless sooner   Senior Vice President                      GAM Diversity Fund and
                          Independent     terminated           (International),                           Unimed Pharmaceuticals,
                          Director.       pursuant to the      Schering Plough                            Inc., 1989-1999.  He is
                                          LLC Agreement.       Corporation.                               a director of thirteen
                                                                                                          GAM Funds.
                                          Mr. Weiser has
                                          served as a
                                          Director since
                                          the Fund's
                                          inception.
-----------------------------------------------------------------------------------------------------------------------------------


         With respect to the Fund, a Director's position in that capacity will terminate if such Director is removed, resigns or is subject to various disabling events such as death or incapacity. A Director may resign upon 90 days' prior written notice to the other Directors, and may be removed either by vote of two-thirds of the Directors not subject to the removal vote or vote of the Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve as a Director, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Members. The Directors may call a meeting of Members to fill any vacancy in the position of a Director, and must do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving. If no Director remains to manage the business of the Fund, the Advisor may manage and control the Fund, but must convene a meeting of Members within 60 days for the purpose of either electing new Directors or dissolving the Fund.

         Brief biographical information regarding other executive officers of the Fund is set forth below.


Kevin J. Blanchfield (47)     Chief Operating Officer and Treasurer, Global
Vice President and Treasurer  Asset Management (USA) Inc., GAM Investments, Inc.
Global Asset Management       and GAM Services Inc., 1993 to present. Senior
(USA) Inc.                    Vice President, Finance and Administration, Lazard
135 East 57th Street          Freres & Co., 1991-1993.
New York, NY  10022

Joseph J. Allessie (37)       General Counsel and Corporate Secretary, Global
Secretary                     Asset Management (USA) Inc., GAM Investments Inc.,
Global Asset Management       and GAM Services Inc., 1999 to present. Regulatory
(USA)                         Officer to State of New Jersey, Department of Law
                              and Public

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Inc.                       Safety, Bureau of Securities, 1993-1999.
135 East 57th Street
New York, NY  10022


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS; OWNERSHIP OF SECURITIES BY DIRECTORS

         Each Independent Director of the Fund receives annual compensation from the Fund of $3,000 per year plus $500 (in the aggregate for the Fund and certain other investment funds advised by the Advisor) for each meeting of the Board attended ($250 in the case of telephonic meetings). Each Director is reimbursed by the Fund for travel expenses incurred in connection with attendance at Board meetings. The officers and interested Directors of the Fund do not receive any compensation from the Fund.

       The name, position(s) and information related to the expected compensation of each of the Directors in the coming fiscal year are as follows.


                                                 Pension or                                     Total Compensation
                                                 Retirement Benefits     Estimated Annual       from the Fund and
Name and Position(s)      Compensation from      Accrued as Part of      Benefits upon          the Fund Complex
Held with the Fund        the Fund               Fund Expenses           Retirement             Paid to Directors
------------------        -------                -------------           ----------             -----------------
Burkhard Poschadel        $0                     N/A                     N/A                    $0
Director & President

George W. Landau          $3,400                 N/A                     N/A                    $46,000 from 13
Director                                                                                        investment companies

Robert J. McGuire         $3,400                 N/A                     N/A                    $46,000 from 13
Director                                                                                        investment companies

Roland Weiser             $3,400                 N/A                     N/A                    $47,000 from 14
Director                                                                                        investment companies




         Set forth below are the aggregate holdings of the Fund's Directors in the Fund or in registered investment companies overseen by any Director which are within the same family of investment companies as the Fund.


                                                                         Aggregate Dollar Range of equity Securities
                                                                            in All Registered Investment Companies
                                    Dollar Range of Equity                    Overseen by Director in Family of
   Name of Director              Securities in the Registrant                         Investment Companies
   ----------------              ----------------------------                         --------------------
Burkhard Poschadel                             0                                                0

George W.  Landau                              0                                                0

Robert J. McGuire                              0                                                0

Roland Weiser                                  0                                          over $100,000


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                                   THE ADVISOR

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         The Advisor selects the Portfolio Managers and allocates the assets of the Fund among them. The Advisor evaluates regularly each Portfolio Manager to determine whether its investment program is consistent with the Fund's investment objective and whether its investment performance is satisfactory. The Advisor may reallocate the Fund's assets among the Portfolio Managers, terminate existing Portfolio Managers and select additional Portfolio Managers, subject to the condition that selection of a new Sub-Advisor requires approval of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act. The Advisor performs its duties subject to any policies established by the Directors. The Advisor, which was formed as a Delaware corporation on October 25, 1989, is an indirect, wholly-owned subsidiary of UBS A.G., a Swiss bank, and is registered as an investment adviser under the Advisers Act.

         The offices of the Advisor are located at 135 East 57th Street, New York, New York 10022, and its telephone number is 212-407-4600. As of December 31, 2001, no person was known by the Fund to own, of record or beneficially, 25% or more of the outstanding Units in the Fund. A list of persons known by the Fund to own, of record or beneficially, 5% or more of the outstanding units of the Fund is set forth as Appendix C. The Advisor or its designee maintains the Fund's accounts, books and other documents required to be maintained under the 1940 Act at 135 East 57th Street, New York, New York 10022 or such other location as may be designated by the Fund.

         Investment decisions for the Fund are made by a team of portfolio managers of the Advisor and Investment Consultant, and no person is primarily responsible for making recommendations to the team.

         The authority of the Advisor to serve or act as investment adviser, and be responsible for the day-to-day management of the Fund, and payment of the Management Fee to the Advisor, as set forth in the Limited Liability Company Agreement, was initially approved by the Directors, including each Independent Director, and by vote of Members holding Units on October 25, 2000. The authority of the Advisor to act as investment adviser and manage the affairs of the Fund will terminate under the following circumstances:

    1. if revoked by (A) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund or (B) the Directors, acting in accordance with the 1940 Act, in either case with 60 days' prior written notice to the Advisor;

    2. at the election of the Advisor, with 60 days' prior written notice to the Directors of the Fund;

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    3. if, after October 25, 2002, any period of 12 consecutive months shall conclude without the approval of the continuation of such authority by
         (A) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund or (B) the Directors and, in either case, approved by a majority of the Independent Directors by vote cast at a meeting called for such purpose;

    4. to the extent required by the 1940 Act, upon the occurrence of any event in connection with the Advisor, its provision of investment advisory services to the Fund, the Limited Liability Company Agreement or otherwise constituting an "assignment" within the meaning of the 1940 Act; or

    5.   if the Advisor ceases to be the Advisor of the Fund.

         The Advisor also may withdraw, or be removed by the Fund, as Advisor. If the Advisor gives notice to the Fund of its intention to withdraw, it will be required to remain as an Advisor for one year, or until such earlier date as a successor Advisor is approved by the Fund, if, in the opinion of counsel to the Fund, earlier withdrawal is likely to cause the Fund to lose its partnership tax classification or as otherwise required by the 1940 Act. At the request of the Fund, the Advisor will remain as an Advisor of the Fund for a period of six months if the Fund has terminated the authority of the Advisor to act as investment adviser and manage the affairs of the Fund, unless a successor Advisor to the Advisor is earlier approved by the Fund.


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                            THE INVESTMENT CONSULTANT

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         GAM International Management Limited, a limited company organized under the laws of the United Kingdom, serves as the Investment Consultant to the Fund and the Advisor. The Investment Consultant assists the Advisor in identifying and performing due diligence on Portfolio Managers and Portfolio Funds, especially those located in Europe. The Advisor may also delegate to the Investment Consultant the authority to manage directly a portion of the assets of the Fund. The Investment Consultant is an affiliate of the Advisor and an indirect subsidiary of UBS A.G., a Swiss bank, and is registered as an investment adviser under the Advisers Act.

         The offices of the Investment Consultant are located at 12 St. James's Place, London SW1A 1NX, United Kingdom and its telephone number is 011-44-20-7493-9990.

         The authority of the Investment Consultant to act as sub-adviser to the Advisor was initially approved by the Directors, including each Independent Director, and by vote of Members holding Units on October 25, 2000. The authority of the Investment Consultant to act as sub-adviser to the Advisor will terminate under the following circumstances:

    1. if terminated by (A) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund or (B) the Directors, acting in accordance with the 1940 Act, in either case with 60 days' prior written notice to the Advisor and Investment Consultant;

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    2. at the election of the Investment Consultant, with 60 days' prior written notice to the Directors of the Fund;

    3. if, after October 25, 2002, any period of 12 consecutive months shall conclude without the approval of the continuation of such authority by
         (A) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund or (B) the Directors and, in either case, approved by a majority of the Independent Directors by vote cast at a meeting called for such purpose;

    4. to the extent required by the 1940 Act, upon the occurrence of any event constituting an "assignment" of the Investment Advisory Agreement between the Advisor and the Fund within the meaning of the 1940 Act; or

    5. if the Advisor ceases to be the Advisor of the Fund or to provide investment advisory services to the Fund.


VOTING

         Each Member has the right to cast a number of votes based on the value of such Member's capital account at any meeting of Members called by the Directors or Members holding at least a majority of the total number of votes eligible to be cast by all Members. Members are entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including selection of Directors, approval of the authority of the Advisor to act as investment adviser and manage the affairs of the Fund, and approval of the Fund's auditors. Except for the exercise of their voting privileges, Members are not be entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund.


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                              CONFLICTS OF INTEREST

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THE ADVISOR

         The Advisor and its affiliates manage the assets of registered investment companies, private investment funds and individual accounts (collectively, "GAM CLIENTS"). The Fund has no interest in these activities. In addition, the Advisor, its affiliates, and any of their respective officers, directors or employees, may invest for their own accounts in various investment opportunities, including in investment partnerships, private investment companies or other investment vehicles in which the Fund will have no interest.

         The Advisor or its affiliates may determine that an investment opportunity in a particular investment vehicle is appropriate for a particular GAM Client or for itself or its officers, directors, partners, members or employees, but not for the Fund.

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         Situations may arise in which the Advisor, its affiliates or GAM Clients have made investments which would have been suitable for investment by the Fund but, for various reasons, were not pursued by, or available to, the Fund.

         The investment activities of the Advisor, its affiliates and any of their respective officers, directors or employees may disadvantage the Fund in certain situations, if among other reasons, the investment activities limit the Fund's ability to invest in an investment vehicle.

         The officers or employees of the Advisor are engaged in substantial activities other than on behalf of the Advisor and may have conflicts of interest in allocating their time and activity between the Advisor and GAM Clients. The Advisor and its officers and employees will devote so much of their time to the affairs of the Advisor as in their judgment is necessary and appropriate.

         GAM Services Inc. (the "SELLING AGENT") acts as the selling agent for the Fund, and bears its own costs associated with its activities as placement agent. The Advisor and the Selling Agent intend to compensate securities dealers and other industry professionals acting as Placement Agents for the Fund for their ongoing servicing of clients with whom they have placed Units. Such compensation is based upon a formula that takes into account the amount of client assets being serviced.

         Affiliates of the Advisor, including UBS A.G., UBS Warburg, LLC, UBS PaineWebber, Inc. and J.C. Bradford & Co., may provide brokerage and other services from time to time to one or more accounts or entities managed by the Portfolio Managers or their affiliates, including the Portfolio Funds.

         The Advisor, its affiliates or GAM Clients may have an interest in an account managed by, or enter into relationships with, a Portfolio Manager or its affiliates on terms different than an interest in the Fund. In addition, the Portfolio Managers may receive research products and services in connection with the brokerage services that affiliates of the Advisor may provide from time to time to one or more other managed accounts or to the Fund.


ALLOCATION OF INVESTMENT OPPORTUNITIES BY PORTFOLIO MANAGERS

         Each Portfolio Manager may manage accounts for other clients in addition to the account of the Fund or a Portfolio Fund, and will have complete discretion as to how to allocate investment opportunities among its managed accounts. A Portfolio Manager may cause its other managed accounts to commit a larger percentage of their assets to an investment opportunity than the Fund or a Portfolio Fund. Different accounts may have different investment objectives or liquidity needs, or be subject to different regulatory constraints or other considerations.

         Each Portfolio Manager and its principals, officers, employees and affiliates may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund or a Portfolio Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees and affiliates of the Portfolio Manager that are the same, different or made at a different time than positions taken for the Fund or a Portfolio Fund.

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         Except in accordance with applicable law, no Sub-Advisor is permitted to buy securities or other property from, or sell securities or other property to, the Fund or a Portfolio Fund managed by the Sub-Advisor. Similar restrictions may not apply to Portfolio Funds which are not managed by Sub-Advisors. Future investment activities of the Portfolio Managers and their affiliates, principals, partners, directors, officers or employees may give rise to additional conflicts of interest.


CODE OF ETHICS

         The Fund, as well as the Advisor, has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Code of Ethics establishes standards for personal securities transactions by associated persons and investment personnel, as defined under the Code of Ethics. All associated persons are prohibited from engaging in, or recommending, any securities transaction which involves any actual or potential conflict of interest, or any abuse of an associated person's position of trust and responsibility.

         Associated persons are required to report all personal securities transactions to a compliance officer within 24 hours. All associated persons are prohibited from buying and selling the same securities within a 60 day period, unless a compliance officer waives such restriction.

         Associated persons who are also deemed investment personnel, generally defined under the Code of Ethics as any person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an investment adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales, are prohibited from: recommending securities transactions by the Fund without disclosing his or her interests; divulging current and anticipated portfolio transactions with respect to the Fund to anyone unless it is properly within his or her duties to do so; participating in initial public offerings or private placements which present conflicts of interest with the Fund; accepting a gift exceeding $100 from any person that does business with or on behalf of any GAM entity; and engaging in any securities transaction for his or her own benefit or the benefit of others, including the Fund, while in possession of material, non-public information concerning such securities. In addition, all investment managers and investment related staff are required to pre-notify a compliance officer of any personal dealings in securities which they intend to carry out and are not permitted to deal personally in securities within seven working days of carrying out any transaction in the same security on behalf of the Fund or any other investment fund they manage.

         The Code of Ethics provides for various penalties for violations, and any material violation of the Code of Ethics is reported to the Board of the Fund. The Board also reviews the administration of the Code of Ethics on an annual basis.

         A copy of the Code of Ethics of the Fund can be reviewed and copied at the SEC's Public Reference Room in Washington D.C. Details on the operation of the Public Reference Room can be obtained by calling the SEC at (202) 942-8090. A copy of the Code of Ethics may also be obtained from the EDGAR Database on the SEC's website, www.sec.gov. A copy of the Code of Ethics may be obtained, after paying a duplicating fee, by electronic request to


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"publicinfo@sec.gov" or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.


BROKERAGE ALLOCATION

         Each Portfolio Manager has complete discretion to select the brokers for the execution of its portfolio investment transactions. In selecting brokers, Portfolio Managers may consider a wide range of factors, including seeking to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm. A Portfolio Manager will not necessarily pay the lowest commission available on each transaction.

         A Portfolio Manager may place brokerage business with brokers that provide the Portfolio Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts as well as other services. The information and services received by the Portfolio Manager from brokers will be used in connection with the management of all accounts managed by each Portfolio Manager, and will not be used for the exclusive benefit of the Fund or a Portfolio Fund.

         Each Portfolio Manager may execute portfolio brokerage transactions through its affiliates, affiliates of the Advisor, and one or more Placement Agents or their affiliates, in each case subject to compliance with the 1940 Act. The Advisor is an indirect wholly owned subsidiary of UBS AG. Among the affiliates of UBS AG are various broker-dealers, including UBS Warburg LLC, UBS PaineWebber Inc. and J.C. Bradford & Co., which are investment banks and broker-dealers, and UBS Warburg Futures Inc., a futures commission merchant and broker-dealer.


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                             PERFORMANCE INFORMATION

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         Appendix B contains composite performance information for all managed accounts and funds managed by the Advisor and/or the Investment Consultant and their affiliates which have been managed in a substantially similar manner as the Advisor expects to use to manage the Fund. Investors should not assume the performance of the Fund will be similar to those of the composites, as investments were made under different economic conditions and include different Portfolio Funds and portfolio securities. Certain Portfolio Funds which contributed to the performance of the funds and managed accounts represented in the composites will not be available to the Fund, as certain Portfolio Funds are not available to U.S. investors, such as the Fund.

         The composite performance is not that of the Fund and should not be relied upon as an indication of the future performance of the Fund.

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         The performance information has not been verified by a third party and does not comply with the standards established by the Association of Investment Management and Research (AIMR).

         Please refer to Appendix B for additional information relative to the limitations of the performance information.


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                                FEES AND EXPENSES

--------------------------------------------------------------------------------

         The Advisor provides certain management and administrative services to the Fund, including, among other things, providing office space and other support services to the Fund. In consideration for the services of the Advisor, the Fund pays the Advisor a monthly management fee at the annual rate of 2% of the Fund's net assets (the "MANAGEMENT FEE"). Net assets means the total value of all assets under management of the Fund, less all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Units. The Management Fee is computed based on the net assets of the Fund as of the end of business on the last business day of each month, and is due and payable in arrears within five business days after the end of the month. The Management Fee is charged in each fiscal period to the capital accounts of all Members in proportion to their capital accounts at the beginning of such fiscal period.

         The Advisor, and not the Fund, is responsible for the fees of the Investment Consultant. A portion of the Management Fee may be paid to Placement Agents assisting in the placement of Units.

         The Administrator performs certain administrative, accounting and investor services for the Fund and Portfolio Funds managed by Sub-Advisors, if any. In consideration for these services, the Fund pays the Administrator, subject to a minimum monthly fee, an annual fee of 0.075% of the Fund's first $250 million of average net assets, 0.055% of the Fund's next $250 million of the average net assets and 0.035% of the value of such net assets in excess of $500 million. The Fund also reimburses the Administrator for out-of-pocket expenses.

         PFPC Trust Company (the "Custodian") serves as the custodian for the Fund's assets and is compensated for those services at an annual rate of 0.01% of the Fund's average net assets subject to a minimum monthly fee.

         The Selling Agent and Placement Agents which it appoints are entitled to receive a front-end sales charge in an amount up to 5% of the gross investment by each investor in the Fund, subject to a minimum sales charge of 1%. The specific amount of such sales charge is dependent upon the size of each individual investment, as set forth below:

                           up to $99,999                      5%
                           $100,000 - $299,999                4%
                           $300,000 - $599,999                3%
                           $600,000 - $999,999                2%
                           $1,000,000 and over                1%



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         Sales charges may be adjusted or waived at the sole discretion of the Selling Agent or Placement Agents, as the case may be, and are expected to be waived for employees of the Selling Agent and Placement Agents and certain related persons. The sales charge will be added to each prospective investor's subscription amount, and will not constitute part of a Member's capital contribution to the Fund or part of the assets of the Fund.

         The Fund, the Advisor and the Selling Agent will indemnify, to the extent permitted by law, each Placement Agent against any liability and expense to which it may be liable in connection with the offering of Units of the Fund in the absence of the Placement Agent's willful misfeasance, bad faith or gross negligence.

         The Fund bears all expenses incurred in its business other than those specifically required to be borne by the Advisor. Expenses to be borne by the Fund include, but are not limited to, the following:

    o all costs and expenses directly related to portfolio transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in investment funds;

    o all costs and expenses associated with the organization and registration of the Fund, certain offering costs and the costs of compliance with any applicable Federal or state laws;

    o all costs and expenses associated with the organization of Portfolio Funds managed by Sub-Advisors, if any, and with the selection of Portfolio Managers, including due diligence and travel-related expenses;

    o the costs and expenses of holding any meetings of any Members that are regularly scheduled, permitted or required to be held under the terms of the Limited Liability Company Agreement, the 1940 Act or other applicable law;

    o fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

    o the fees of custodians and other persons providing administrative services to the Fund;

    o the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund, the Advisor or the Directors of the Fund;

    o all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

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    o all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio;

    o all charges for equipment or services used for communications between the Fund and any custodian, or other agent engaged by the Fund; and

    o such other types of expenses as may be approved from time to time by the Directors of the Fund other than those required to be borne by the Advisor.

         The Advisor is reimbursed by the Fund for any of the above expenses that it pays on behalf of the Fund.

         The organizational and offering expenses of the Fund are estimated at $70,000. The Fund also bears certain on-going offering costs associated with any periodic offers of Units. Organizational costs incurred to establish the Fund are expensed as incurred. Offering costs are amortized over the first twelve months of operations of the Fund. Offering costs cannot be deducted for tax purposes by the Fund or its Members.

         Each Portfolio Fund bears all expenses incurred in its business, which are similar to those expenses incurred by the Fund. The Portfolio Managers generally charge an asset-based fee to, and receive performance-based fees or allocations from, the Portfolio Funds, which effectively reduce total distributions from the Portfolio Funds to the Fund.

         The Fund's expenses for the 12 month period ending March 31, 2003, have been voluntarily capped by the Advisor at 2.75% of average net assets. Under the 2.75% annualized expense cap, the Advisor will reimburse the Fund when necessary so that total Fund expenses, including management fee, custody and administrative fees, as well as other operating expenses and organizational and offering expenses, will not exceed 2.75% of average net assets on an annualized basis through March 31, 2003. If the expense ratio drops below 2.75% of average net assets on an annualized basis, the Advisor will re-coup expenses via a reimbursement to the Fund through March 31, 2003. Commencing April 1, 2003, the expense ratio of the Fund may be greater than 2.75% of average net assets as the Advisor will no longer reimburse expenses. The expense cap affects the performance of the Fund and may affect the Fund's performance in a positive or negative way. The Fund's performance may be lower or higher depending upon whether, on an annualized basis, the Fund benefits from the expense cap or is required to reimburse the Advisor.


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                        CAPITAL ACCOUNTS AND ALLOCATIONS

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CAPITAL ACCOUNTS

         The Fund maintains a separate capital account for each Member, which has an opening balance equal to such Member's initial contribution to the capital of the Fund. Each Member's capital account is increased by the sum of the amount of cash and, in the sole discretion of the Advisor, the value of any securities constituting additional contributions by such Member to the



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capital of the Fund, plus any amounts credited to such Member's capital account as described below. Similarly, each Member's capital account is reduced by the sum of the amount of any repurchase by the Fund of the Units of such Member, plus the amount of any distributions to such Member which are not reinvested, plus any amounts debited against such Member's capital account as described below. To the extent that any debit would reduce the balance of the capital account of any Member below zero, that portion of any such debit is instead allocated to the capital account of the Advisor; any subsequent credits that would otherwise be allocable to the capital account of any such Member is instead allocated to the capital account of the Advisor in such amounts as are necessary to offset all previous debits attributable to such Member.

         Capital accounts of Members are adjusted as of the close of business on the last day of each fiscal period. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of business on (1) the last day of the fiscal year of the Fund, (2) the day preceding the date as of which a contribution to the capital of the Fund is made, (3) the day as of which the Fund repurchases any Unit of any Member, or (4) the day as of which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective fund percentages. A fund percentage is determined for each Member as of the start of each fiscal period by dividing the balance of such Member's capital account as of the commencement of such period by the sum of the balances of all capital accounts of all Members as of such date.


ALLOCATION OF NET PROFITS AND NET LOSSES

         Net profits or net losses of the Fund for each fiscal period are allocated among and credited to or debited against the capital accounts of all Members of the Fund as of the last day of each fiscal period in accordance with Members' respective fund percentages for such fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses during a fiscal period, before giving effect to any repurchases by the Fund of Units.

         Allocations for Federal income tax purposes generally are made among the Members so as to reflect equitably amounts credited or debited to each Member's capital account for the current and prior fiscal years.


ALLOCATION OF WITHHOLDING TAXES

         Withholding taxes or other tax obligations incurred by the Fund which are attributable to any Member are debited against the capital account of such Member as of the close of the fiscal period during which the Fund paid such obligation, and any amounts then or thereafter distributable to such Member are reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then the Member is required to pay to the Fund as a contribution to the capital of the Fund, upon demand of the Fund, the amount of such excess.





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NET ASSET VALUATION

         The net asset value of the Fund and of the Units are determined by or at the direction of the Directors as of the close of business at the end of any fiscal period in accordance with U.S. generally accepted accounting principles and the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Directors. The net asset value of the Fund equals the value of the assets of the Fund, less all of its liabilities, including accrued fees and expenses. The net asset value per Unit of the Fund equals the net asset value of the Fund divided by the number of outstanding Units.

         The Directors have approved procedures pursuant to which the Fund will value its investments in Portfolio Funds at fair value. In accordance with these procedures, fair value as of each month-end ordinarily will be the value determined as of such month-end for each Portfolio Fund in accordance with the Portfolio Fund's valuation policies. As a general matter, the fair value of the Fund's interest in a Portfolio Fund will ordinarily represent the amount that the Fund could reasonably expect to receive from a Portfolio Fund if the Fund's interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. In the event that a Portfolio Fund does not report a month-end value to the Fund on a timely basis, the Fund would determine the fair value of such Portfolio Fund based on the most recent value reported by the Portfolio Fund, as well any other relevant information available at the time the Fund values its portfolio. Although the Fund will from time to time use values reported by Portfolio Managers as "estimated" or "final," the Fund will not use any "estimated" or "final" value if it believes that such value does not reasonably reflect market values of underlying securities for which market quotations are available or fair value of other underlying securities as of the Fund's valuation date.

         Prior to investing in any Portfolio Fund, the Advisor will conduct a due diligence review of the valuation methodology utilized by the Portfolio Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Advisor reasonably believes to be consistent with those used by the Fund for valuing its own investments. Although the procedures approved by the Directors provide that the Advisor will review the valuations provided by the Portfolio Managers, neither the Advisor nor the Directors will be able to confirm independently the accuracy of valuations provided by such Portfolio Managers (which are unaudited).

         The Fund's valuation procedures require the Advisor to consider all relevant information available at the time the Fund values its portfolio. The Advisor and/or the Directors will consider all such information, and may conclude in certain circumstances that the information provided by a Portfolio Manager does not represent the fair value of the Fund's interests in the Portfolio Fund. Although redemptions of interests in Portfolio Funds are subject to advance notice requirements, Portfolio Funds will typically make available net asset value information to holders which represent the price at which, even in the absence of redemption activity, the Portfolio Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Portfolio Fund's governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Directors, in the absence of specific transaction activity in interests in a particular Portfolio Fund, the Fund would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value


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to reflect a premium or discount to net asset value. In accordance with generally accepted accounting principles and industry practice, the Fund may not always apply a discount in cases where there was no contemporaneous redemption activity in a particular Portfolio Fund. In other cases, such as when a Portfolio Fund imposes extraordinary restrictions on redemptions, or when there have been no recent transactions in Portfolio Fund interests, the Fund may determine that it was appropriate to apply a discount to the net asset value of the Portfolio Fund. Any such decision would be made in good faith, and subject to the review and supervision of the Directors.

         The valuations reported by the Portfolio Managers, upon which the Fund calculates its month-end net asset value and net asset value per Unit, may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Portfolio Funds are audited by those Funds' independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Such adjustments or revisions, whether increasing or decreasing the net asset value of the Fund at the time they occur, because they relate to information available only at the time of the adjustment or revision, will not affect the amount of the repurchase proceeds of the Fund received by Members who had their Units repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the Portfolio Managers or revisions to net asset value of a Portfolio Fund adversely affect the Fund's net asset value, the outstanding Units will be adversely affected by prior repurchases to the benefit of Members who had their Units repurchased at a net asset value per Unit higher than the adjusted amount. Conversely, any increases in the net asset value per Unit resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Units and to the detriment of Members who previously had their Units repurchased at a net asset value per Unit lower than the adjusted amount. The same principles apply to the purchase of Units. New Members may be affected in a similar way.

         The procedures approved by the Directors provide that, where deemed appropriate by the Advisor and consistent with the 1940 Act, investments in Portfolio Funds may be valued at cost. Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Fund is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties). In such a situation, the Fund's investment will be revalued in a manner that the Advisor, in accordance with procedures approved by the Directors, determines in good faith best reflects approximate market value. The Directors will be responsible for ensuring that the valuation policies utilized by the Advisor are fair to the Fund and consistent with applicable regulatory guidelines.

         To the extent Sub-Advisors are engaged to manage the assets of the Fund, or in the event the Fund were, for any reason, to invest in securities or other instruments directly, the Fund will generally value the portfolio securities held by the Portfolio Funds managed by the Sub-Advisors, or such other securities or instruments, as described below:

         Domestic exchange traded securities and securities included in the Nasdaq National Market System are valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the


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securities are valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange are valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices, in the case of securities held long, or ask prices, in the case of securities held short, as reported by such exchange. Other securities for which market quotations are readily available are valued at their bid prices, or ask prices in the case of securities held short, as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets are valued at fair value as determined in good faith by, or under the supervision of, the Directors.

         In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Advisor and/or the Directors will reevaluate its fair value methodology to determine, what, if any, adjustments should be made to the methodology.

         Debt securities are valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service which employs a matrix to determine valuations for normal institutional size trading units. The Directors monitor periodically the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, are valued at amortized cost, so long as such valuation is determined by the Directors to represent fair value.

         All assets and liabilities initially expressed in foreign currencies are converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States. Foreign exchange rates are also determined prior to such close. On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Fund is determined. When such events materially affect the values of securities held by the Fund or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith by, or under the supervision of, the Directors of the Fund.

         Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund's net assets if the judgments of the Directors or Portfolio Managers regarding appropriate valuations should prove incorrect. Also, Portfolio Managers may only provide determinations of the net asset value of Portfolio Funds on a weekly or monthly basis, in which event it may not be possible to determine the net asset value of the Fund more frequently


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                             SUBSCRIPTION FOR UNITS

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SUBSCRIPTION TERMS

         Both initial and additional subscriptions for Units in the Fund may be accepted from eligible investors (as described below) at such times as the Board may determine on the terms set forth below. Subscriptions for Units may be submitted to the Board or a Placement Agent. The Fund may, in the discretion of the Board, suspend the offering of Units at any time or permit subscriptions on a more frequent basis. The Fund reserves the right to reject any subscription for Units. As part of a continuous offering after the initial closing, initial subscriptions and additional capital contributions will generally be accepted monthly.

         Each Unit represents a capital commitment of $100 at the initial closing. After the initial closing, Units will be offered at their net asset value per Unit. Generally, the minimum required initial contribution to the capital of the Fund from each investor is $50,000. The minimum required subsequent capital contribution is $5,000. For employees or directors of the Advisor and its affiliates, and members of their immediate families, and, in the sole discretion of the Board, other investors, the minimum required initial contribution to the capital of the Fund is $25,000. The Fund may vary the investment minimums from time to time.

         The initial closing date for subscriptions of Units of the Fund was April 20, 2001. As of September 1, 2002, $26,929,207.88 of Units of the Fund was outstanding, and no Units in the Fund were held by or for the account of the Fund.

         Appendix C sets forth the name and address of all holders of 5% or greater of the outstanding Units of the Fund.

         The maximum size of the Fund is not limited.

         Except as otherwise permitted by the Fund, initial and any additional contributions to the capital of the Fund by any Member will be payable in cash, and all contributions must be transmitted, through a Placement Agent or directly to the Fund, by such time and in such manner as is specified in the subscription documents of the Fund. Initial and additional contributions to the capital of the Fund will be payable in one installment and will be due prior to the proposed acceptance of the contribution. During the continuous offering after the initial closing, all initial and additional contributions to the Fund must be received and cleared prior to the subscription date, generally the first business day of the following month. Generally, Placement Agents will wire monies to the Selling Agent or its authorized agent on the last business day of the month. In order to subscribe, investors must have the requisite amount of funds available in their accounts with their respective Placement Agent on the last business day of the month. If an investor's funds are not so available, the investor's subscription for Units will not be accepted for the current subscription date.

         Each new Member will be obligated to agree to be bound by all of the terms of the Limited Liability Company Agreement. Each potential investor also will be obligated to represent and warrant in a subscription agreement, among other things, that such investor is


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purchasing Units for its own account, and not with a view to the distribution, assignment, transfer or other disposition of such Units.

         The Fund reserves the right to request such additional information to confirm the identity of each Member as may be required to ensure the Fund's compliance with applicable anti-money laundering laws, regulations and orders in effect from time to time. The Fund or the Advisor may be required to release or share information provided by a Member or about a Member to relevant regulatory or police authorities.


ELIGIBLE INVESTORS

         Each prospective investor will be required to certify that the Units subscribed for are being acquired directly or indirectly for the account of an "accredited investor" as defined in Regulation D under the 1933 Act, and generally that such investor, as well as each of the investor's equity owners under certain circumstances, (i) immediately after the time of subscription, has at least $750,000 under the discretionary investment management of the Advisor and its affiliates, (ii) at the time of subscription, has a net worth of more than $1.5 million, or (iii) at the time of subscription, is a "qualified purchaser" as defined in Section 2(a)(51)(A) of the 1940 Act (a "Qualified Purchaser"). Existing Members who subscribe for additional Units and transferees of Units may be required to represent that they meet the foregoing eligibility criteria at the time of the additional subscription. The Fund does not accept subscriptions from or for the benefit of charitable remainder trusts. The relevant investor qualifications will be set forth in a subscription agreement to be provided to prospective investors, which must be completed by each prospective investor.


SUBSCRIPTION PROCEDURE

              PROSPECTIVE INVESTORS MAY SUBSCRIBE FOR UNITS BY COMPLETING, EXECUTING AND DELIVERING TO (1) THEIR FINANCIAL ADVISER AT THE RELEVANT PLACEMENT AGENT OR (2) THE ADVISOR, C/O PFPC INC., ATTN: INVESTOR SERVICES/GAM MS #F103-01-E, 103 BELLEVUE PARKWAY, WILMINGTON, DE 19809, FAX 302-791-1713, THE
FOLLOWING:

         1. THE SUBSCRIPTION AGREEMENT, BY WHICH THE PROSPECTIVE INVESTOR SUBSCRIBES TO PURCHASE UNITS;

         2. THE MEMBER SIGNATURE PAGE (IN THE FORM CONTAINED IN THE SUBSCRIPTION BOOKLET) BY WHICH THE PROSPECTIVE INVESTOR WILL EXECUTE AND AGREE TO BE BOUND BY THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT; AND

         3. PAYMENT OF THE SUBSCRIPTION AMOUNT (1) THROUGH THEIR ACCOUNT AT THE RELEVANT PLACEMENT AGENT OR (2) BY CHECK OR WIRE TRANSFER PAYABLE TO THE ACCOUNT OF AND IN THE NAME OF THE FUND. PLEASE SEE THE SUBSCRIPTION AGREEMENT FOR DETAILS REGARDING WIRE INSTRUCTIONS AND CHECK WRITING INSTRUCTIONS.

         No initial subscription for Units will be accepted by the Board until a validly executed suitability form is on file with the Fund and the Fund is in receipt of cleared funds. The Board reserves the right to reject any subscription in its sole discretion. Funds not received and cleared prior to the subscription date cannot be invested until the following subscription date.


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                       REPURCHASES AND TRANSFERS OF UNITS

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NO RIGHT OF REDEMPTION

         No Member or other person holding Units has the right to require the Fund to redeem a Unit. No public market exists for the Units, and none is expected to develop. Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below.


REPURCHASES OF UNITS

         The Directors of the Fund, from time to time and in their complete and exclusive discretion, may determine to cause the Fund to repurchase Units from Members, including the Advisor, pursuant to written tenders by Members on such terms and conditions as the Directors may determine. In determining whether the Fund should repurchase Units from Members pursuant to written tenders, the Directors will consider the recommendation of the Advisor. The Advisor expects that it will generally recommend to the Directors that the Fund offer to repurchase Units from Members two times each year, in June and December. The Directors also will consider the following factors, among others, in making such determination:

         o    whether any Members have requested to tender Units to the Fund;

         o    the liquidity of the Fund's assets;

         o    the investment plans and working capital requirements of the Fund;

         o the relative economies of scale with respect to the size of the Fund;

         o    the history of the Fund in repurchasing Units;

         o    the condition of the securities markets; and

         o the anticipated tax consequences of any proposed repurchases of Units.

         The Directors will determine that the Fund repurchase Units from Members pursuant to written tenders only on terms they determine to be fair to the Fund and to all Members or persons holding Units acquired from Members. When the Directors determine that the Fund will repurchase Units, notice will be provided to each Member of the Fund describing the terms of the offer, and containing information Members should consider in deciding whether and how to participate in such repurchase opportunity. It is expected that such notice will be provided to Members of the Fund not less than 45 days prior to the date of such repurchase (the "repurchase date"), and that Members wishing to accept such offer will be required to accept such offer not less than 15 days prior to the repurchase date (the "expiration date"). After the expiration date, Members can neither tender nor withdraw a tender. The net asset value of the Fund will be determined as of the repurchase date.

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         The Limited Liability Company Agreement provides that the Fund shall be dissolved if the Units of any Member that has submitted a written request to tender all of the Units held by such Member for repurchase by the Fund has not been repurchased within a period of two years of such request.

         Repurchases of Units from Members by the Fund may be made, in the discretion of the Board, in part or in whole for cash or for securities of equivalent value, and will be effective after receipt by the Fund of all eligible written tenders of Units from Members. The amount due to any Member whose Units are repurchased will be equal to the value of the Member's capital account or portion thereof based on the net asset value of the Fund's assets as of the repurchase date, after giving effect to all allocations to be made to the Member's capital account as of such date. Payment of the purchase price pursuant to a tender of Units will consist of, first, cash and/or securities traded on an established securities exchange (the "cash payment"), valued at net asset value in accordance with the Limited Liability Company Agreement and distributed to tendering Members on a pro rata basis, in an aggregate amount equal to at least 90% of the estimated unaudited net asset value of the Units tendered, determined as of the repurchase date. Payment of the Cash Payment will be made within five business days after the repurchase date. Generally, payment pursuant to such a tender also will consist of a promissory note that bears no interest, is not transferable and entitles the holder thereof to a contingent payment equal to the difference of (a) the net asset value of the Units tendered over (b) the cash payment. The promissory note will also be delivered to the tendering Member promptly after the repurchase date, will be payable in cash, and will generally be payable within 30 days after the repurchase date (but in no event shall such note be payable later than immediately following the conclusion of the Fund's annual audit).

         The repurchase of Units by the Fund is subject to regulatory requirements imposed by the SEC. The Fund believes that the repurchase procedures described above comply with such requirements; however, in the event that modification of these procedures is required, the Board of Directors of the Fund will adopt revised repurchase procedures as necessary in order to ensure the Fund's compliance with applicable regulations.

         The Fund does not impose any charges on a repurchase of Units, although it may allocate to tendering Members withdrawal or similar charges imposed by Portfolio Funds that are not advised by a Sub-Advisor if the Board determined to withdraw from the Portfolio Fund as a result of a tender and such a charge was imposed on the Fund.

         The Fund intends to maintain daily a segregated account containing permissible liquid assets in an amount equal to the aggregate amount of the notes payable to former Members. Payment for repurchased Units may require the Fund to liquidate portfolio holdings earlier than the Board otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund's portfolio turnover. The Board intends to take measures to attempt to avoid or minimize such potential losses and turnover.

         The Fund may repurchase Units of a Member or any person acquiring Units from or through a Member if:

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         o such Units have been transferred or such Units have vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member;

         o ownership of such Units by a Member or other person will cause the Fund to be in violation of, or require registration of any Unit under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

         o continued ownership of such Units may be harmful or injurious to the business or reputation of the Fund or the Advisor, or may subject the Fund or any Members to an undue risk of adverse tax or other fiscal consequences;

         o any of the representations and warranties made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true; or

         o it would be in the best interests of the Fund for the Fund to repurchase such an interest.


TRANSFERS OF UNITS

         No person may become a substituted Member without the written consent of the Board, which consent may be withheld for any reason in the Board's sole and absolute discretion. Units may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a Member or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only under extenuating circumstances, in connection with a transfer to a family trust or other entity that does not result in a change of beneficial ownership. Notice to the Board of any proposed transfer must include evidence satisfactory to the Board that the proposed transfer is exempt from registration under the 1933 Act, that the proposed transferee meets any requirements imposed by the Fund with respect to investor eligibility and suitability, including the requirement that any investor, or investor's equity owners in certain circumstances, (i) immediately after the time of subscription, has at least $750,000 under the discretionary investment management of the Advisor and its affiliates, (ii) at the time of subscription, has a net worth of more than $1.5 million, or (iii) at the time of subscription, is a Qualified Purchaser, and must be accompanied by a properly completed subscription agreement. In addition to the foregoing, no Member will be permitted to transfer any Units unless after such transfer the balance of the capital account of the transferee, and any Member transferring less than its entire number of Units, is at least equal to the amount of the Member's initial capital contribution.

         Any transferee meeting the eligibility requirements that acquires Units by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member or otherwise, will be entitled to the allocations and distributions allocable to the Units so acquired and to transfer such Units in accordance with the terms of the Limited Liability Company Agreement, but will not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member as provided in the Limited Liability Company Agreement. If a Member transfers Units with the approval of the Board, under the policies


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established by the Directors, the Board will promptly take all necessary actions to admit such transferee or successor to the Fund as a Member. Each Member and transferee is required to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such transfer. If such a transferee does not meet the investor eligibility requirements, the Fund reserves the right to redeem its Units.

         By subscribing for Units of the Fund, each Member has agreed to indemnify and hold harmless the Fund, its Directors, the Advisor, each other Member of the Fund and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Member in violation of these provisions or any misrepresentation made by such Member in connection with any such transfer.

         The Advisor may not transfer its interest as an Advisor, except to a person who has agreed to be bound by all of the terms of the Limited Liability Company Agreement and pursuant to applicable law.


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                                   TAX ASPECTS

--------------------------------------------------------------------------------

         The following is a summary of certain aspects of the income taxation of the Fund and its Members which should be considered by a prospective Member. The Fund has not sought a ruling from the Internal Revenue Service (the "IRS") or any other Federal, state or local agency with respect to any of the tax issues affecting the Fund, nor has it obtained an opinion of counsel with respect to any tax issues other than the characterization of the Fund as a partnership for Federal income tax purposes.

         This summary of certain aspects of the Federal income tax treatment of the Fund is based upon the Code, judicial decisions, Treasury Regulations (the "REGULATIONS") and rulings in existence on the date hereof, all of which are subject to change. This summary does not discuss the impact of various proposals to amend the Code which could change certain of the tax consequences of an investment in the Fund. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor, to investors that acquire Units other than for cash or to certain investors subject to special treatment under the Federal income tax laws, such as insurance companies.

         EACH PROSPECTIVE MEMBER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISER IN ORDER FULLY TO UNDERSTAND THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND.

         In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of this Private Placement Memorandum regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is


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consistent with their overall investment plans. Each prospective tax-exempt Member is urged to consult its own counsel regarding the acquisition of Units.


CLASSIFICATION OF THE FUND

         The Fund has received an opinion of Coudert Brothers LLP, counsel to the Fund, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, the Fund will be classified as a partnership for Federal income tax purposes and not as an association taxable as a corporation.

         Under the Code, certain "publicly traded partnerships" are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market, or the substantial equivalent thereof. Counsel to the Fund has rendered its opinion that, under a "facts and circumstances" test contained in the Regulations, and based upon the anticipated operations of the Fund, Units will not be readily tradable on a secondary market, or the substantial equivalent thereof, and, therefore, the Fund should not be treated as a publicly traded partnership taxable as a corporation.

         The opinion of counsel described above, however, is not binding on the IRS or the courts. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes, as a result of a successful challenge to such opinions by the IRS, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise, the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain redemptions of Units, would be treated as dividend income when received by the Members to the extent of the Fund's current or accumulated earnings and profits; and Members would not be entitled to report profits or losses realized by the Fund.

         As a partnership for tax purposes, the Fund is not itself subject to Federal income tax. Each Member will be taxed upon his or her distributive share of each item of the Fund's income, gain, loss and deductions allocated to such Member (including from investments in other partnerships) for each taxable year of the Fund ending with or within the Member's taxable year. Each item will have the same character to a Member, and will generally have the same source (either United States or foreign), as though the Member realized the item directly. Members must report these items regardless of the extent to which, or whether, the Fund or Members receive cash distributions for such taxable year, and thus may incur income tax liabilities unrelated to any distributions to or from the Fund.


TAX ELECTIONS AND RETURNS; TAX AUDITS

         The Advisor decides how to report all Fund items of income, gain, loss or deduction on the Fund's tax returns, and makes all tax elections on behalf of the Fund. All Members are required under the Code to treat all Fund items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In the event the income tax return of the Fund is audited by the IRS, the tax treatment of the Fund's income and deductions generally is determined at the entity level in a single proceeding rather than by individual audits of the


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Members. The Advisor is designated as the "Tax Matters Partner" for the Fund, and has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members. The Advisor also has the authority to bind Members to settlement agreements, and the right on behalf of all Members to extend the statute of limitations relating to the Members' tax liabilities with respect to Fund items.


TAX CONSEQUENCES TO A WITHDRAWING MEMBER

         A Member receiving a cash liquidating distribution from the Fund, in connection with a complete withdrawal from the Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Member and such Member's adjusted tax basis in his or her Units. Such capital gain or loss will be short-term or long-term depending upon the Member's holding period for his or her Units. However, a withdrawing Member will recognize ordinary income to the extent such Member's allocable share of the Fund's "unrealized receivables" exceeds the Member's basis in such unrealized receivables, as determined pursuant to the Regulations. For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable with respect to the withdrawing Member. A Member receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Member's adjusted tax basis in his or her Units.

         The Fund may specially allocate items of Fund capital gain, including short-term capital gain, to a withdrawing Member to the extent the withdrawing Member's liquidating distribution would otherwise exceed the withdrawing Member's adjusted tax basis in his or her Units. Such a special allocation may result in the withdrawing Member recognizing capital gain, which may include short-term gain, in the Member's last taxable year in the Fund, thereby reducing the amount of long-term capital gain recognized during the tax year in which the Member receives a liquidating distribution upon withdrawal.

         Distributions of property other than cash, whether in complete or partial liquidation of a Member's Units, generally will not result in the recognition of taxable income or loss to the Member, except to the extent such distribution is treated as made in exchange for such Member's share of the Fund's unrealized receivables.


TAX TREATMENT OF FUND INVESTMENTS

         GENERAL. The Fund, through the Portfolio Funds, expects to act as a trader or investor, and not as a dealer, with respect to its securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

         Generally, the gains and losses realized by a trader or investor on the sale of securities are capital gains and losses. Thus, subject to certain exceptions, the Fund expects that the gains and losses from its securities transactions typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital


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gain or loss treatment. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to "Section 1256 contracts" may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization, of certain gains or losses. The Fund will also realize ordinary income from interest and dividends on securities and other sources.

         The maximum ordinary income tax rate for individuals is 38.6%, and the maximum individual income tax rate for long-term capital gains is generally 20%, although in any case the actual rate may be higher due to the phase out of certain tax deductions and exemptions or the application of "alternative minimum tax" rules. See "Limitations on Deductibility of Interest" and "Deductibility of Investment Expenses" below. The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000. For corporate taxpayers, the maximum income tax rate is 35%. Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses generally may be carried back three years, subject to certain limitations, and carried forward five years.

         LIMITATIONS ON DEDUCTIBILITY OF INTEREST. For non-corporate taxpayers,
Section 163(d) of the Code limits the deduction for "investment interest" (i.e., interest or short sale expenses for "indebtedness properly allocable to property held for investment"). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year. For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on such amount at ordinary income tax rates.

         For purposes of this provision, the Fund's activities likely will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a non-corporate Member's share of the interest and short sale expenses attributable to the Fund's operation. In such case, a non-corporate Member would be denied a deduction for all or part of that portion of his or her distributive share of the Fund's ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources (including the Fund). A Member that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. Where the investment interest limitation applies to the Fund, the investment interest limitation would also apply to interest paid by a non-corporate Member on money borrowed to finance his or her investment in the Fund. If the Fund's operations constitute a "trade or business" within the meaning of the Code, the Fund may take the position that the Section 163(d) limitation on investment interest will not apply to interest attributable to the Fund's trade or business operations, although this position is not free from doubt. Whether any portion of the Fund's operations constitute a trade or business is a question of fact. Potential investors are advised to consult with their own tax advisers with respect to the application of the investment interest limitation in their particular tax situations.

         DEDUCTIBILITY OF INVESTMENT EXPENSES. Investment expenses (e.g., investment advisory fees) of an individual, trust and estate are deductible only to the extent that such expenses exceed 2% of adjusted gross income. In addition, the Code further restricts the ability of an individual


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with an adjusted gross income in excess of a specified amount, for 2002, $137,300, or $68,650 for a married person filing a separate return, to deduct such investment expenses. Under such provision, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses, along with certain other itemized deductions, exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, such investment expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating his or her alternative minimum tax liability.

         These limitations on deductibility should not apply to a non-corporate Member's share of the expenses of the Fund to the extent that such expenses are allocable to a Portfolio Fund that is considered to be in a trade or business within the meaning of the Code. These limitations will apply, however, to a non-corporate Member's share of the expenses of the Fund to the extent that such expenses are allocable to a Portfolio Fund that is not considered to be in a trade or business within the meaning of the Code. Although the Fund intends to treat the trade or business related expenses and any performance-based allocations as not being subject to the foregoing limitations on deductibility, there can be no assurance that the IRS may not treat such items as investment expenses which are subject to the limitations. The consequences of these limitations will vary depending upon the particular tax situation of each taxpayer. Accordingly, non-corporate Members should consult their tax advisers with respect to the application of these limitations.

         INCOME AND LOSSES FROM PASSIVE ACTIVITIES. The Code restricts the deductibility of losses from a "passive activity" against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Pursuant to Temporary Regulations issued by the Treasury Department, income or loss from the Fund's securities trading activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a Member's share of income and gain from the Fund. Income or loss attributable to investments in partnerships engaged in a trade or business may constitute passive activity income or loss.

         PHANTOM INCOME FROM FUND INVESTMENTS. Pursuant to various "anti-deferral" provisions of the Code (the "Subpart F," "passive foreign investment company" and "foreign personal holding company" provisions), certain investments by the Fund through the Portfolio Funds in certain foreign corporations may have adverse U.S. tax consequences to Members, including causing a Member to pay an interest charge on income or gains by the Fund that are deemed as having been deferred or to recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as long-term capital gain.


FOREIGN TAXES

         It is possible that certain dividends and interest received from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, some foreign countries may impose capital gains taxes on certain securities transactions involving foreign issuers. Tax treaties between certain countries and the United States may reduce or eliminate such taxes.



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         The Fund will inform Members of their proportionate share of the foreign taxes paid or incurred by the Fund that Members will be required to include in their income. The Members generally will be entitled to claim either a credit, subject to the limitations discussed below, and provided that, in the case of dividends, the foreign stock is held for the requisite holding period, or, if they itemize their deductions, a deduction, subject to the limitations generally applicable to deductions, for their share of such foreign taxes in computing their Federal income taxes. A Member that is tax exempt will not ordinarily benefit from such credit or deduction.

         Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the Member's federal tax, before the credit, attributable to the Member's total foreign source taxable income. A Member's share of dividends and interest from non-U.S. securities generally will qualify as foreign source income. Generally, the source of income realized upon the sale of personal property, such as securities, will be based on the residence of the seller. In the case of a limited liability company, the determining factor is the residence of the member. Thus, absent a tax treaty to the contrary, the gains from the sale of securities allocable to a Member that is a U.S. resident will be treated as derived from U.S. sources, even though the securities are sold in foreign countries. However, in certain circumstances, securities losses realized by a U.S. resident are recharacterized as foreign source to the extent of certain dividends and other deemed inclusions of income previously taken into account by that U.S. resident. Certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will also be treated as ordinary income derived from U.S. sources.

         The limitation on the foreign tax credit is applied separately to foreign source passive income, such as dividends and interest. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals.

         Furthermore, for foreign tax credit limitation purposes, the amount of a Member's foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which generally will reduce the foreign source income of any Member who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by the Fund will be treated as owned by the investors in the Fund and indebtedness incurred by the Fund will be treated as incurred by investors in the Fund. Because of these limitations, Members may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Fund. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each Member, Members are advised to consult their own tax advisers.


TAX-EXEMPT INVESTORS

         UNRELATED BUSINESS TAXABLE INCOME. Investors which are tax-exempt entities, including Individual Retirement Accounts, 401(k) Plans, Keogh Plans or Employee Benefit Plans, may be required to make tax payments, including estimated tax payments, and file an income tax return for any taxable year in which such tax exempt entity is an investor in the Fund, and may be required to obtain a federal Employer Identification Number for purposes of filing such return.


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         Generally, an exempt organization is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.

         This general exemption from tax does not apply to the UBTI of an exempt organization. Generally, UBTI includes income or gain derived, either directly or through partnerships, from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function. UBTI also includes "unrelated debt-financed income," which generally consists of (i) income derived by an exempt organization, directly or through a partnership, from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (ii) gains derived by an exempt organization, directly or through a partnership, from the disposition of property with respect to which there is "acquisition indebtedness" at any time during the 12-month period ending with the date of such disposition.

         The Fund, through the Portfolio Funds, expects to incur "acquisition indebtedness" with respect to certain transactions, such as the purchase of securities on margin. The calculation of the Fund's "unrelated debt-financed income" is complex and will depend in large part on the amount of leverage, if any, used by the Portfolio Funds from time to time. Also, the Fund may, directly or indirectly, invest in an entity that is engaged in a trade or business (other than securities trading) and is classified for U.S. tax purposes as a partnership. Accordingly, it is impossible to predict what percentage of the Fund's income and gains will be treated as UBTI for a Member which is an exempt organization. An exempt organization's share of the income or gains of the Fund which is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

         To the extent that the Fund generates UBTI, the applicable Federal tax rate for such a Member generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Fund will be required to report to a Member which is an exempt organization information as to the portion, if any, of its income and gains from the Fund for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Fund is highly complex, and there is no assurance that the Fund's calculation of UBTI will be accepted by the IRS.

         A title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under
Section 642(c) of the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the Fund. See "ERISA Considerations."

         PRIVATE FOUNDATIONS. Private foundations and their managers are subject to excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances


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prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors which a foundation manager may take into account in assessing an investment include the expected return (including both income and capital appreciation), the risks of rising and falling price levels, and the needs for diversification within the foundation's portfolio.

         In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation's investment in the Fund would most probably be classified as a nonfunctionally related asset. A determination that Units are nonfunctionally related assets could conceivably cause cash flow problems for a prospective Member which is a private foundation.

         In some instances, the "excess business holdings" provisions of the Code may prohibit an investment in the Fund by a private foundation. For example, if a private foundation, either directly or together with a "disqualified person," acquires more than 20% of the capital interest or profits interest of the Fund, the private foundation may be considered to have "excess business holdings."

         If this occurs, such foundation may be required to divest itself of its Units in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the Fund is "passive" within the applicable provisions of the Code and Regulations. Although there can be no assurance, the Board believes that the Fund will meet this 95% gross income test.

         A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

         QUALIFIED RETIREMENT PLANS. Employee benefit plans subject to the provisions of ERISA, Individual Retirement Accounts ("IRAs") and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA. See "ERISA Considerations."

         ENDOWMENT FUNDS. Portfolio Managers of endowment funds should consider whether the acquisition of Units is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.


STATE AND LOCAL TAXATION

         In addition to the Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the


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Fund. State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining the Member's reportable income for state and local tax purposes in the jurisdiction in which the Member is a resident.

         A partnership in which the Fund acquires (directly or indirectly) an interest may conduct business in a jurisdiction which will subject to tax a Member's share of the Fund's income from that business. Prospective investors should consult their tax advisers with respect to the availability of a credit for such tax in the jurisdiction in which that Member is a resident.

         The Advisor conducts business in New York City. As a result, the Fund may be deemed to be doing business in New York State and City. Although the Fund itself should not be subject to New York State or City taxation, certain investors could in certain circumstances become subject to New York State and City taxation as a result of an investment in the Fund.

         It is the responsibility of each prospective investor to satisfy himself as to, among other things, the legal and tax consequences of an investment in the Fund under state law, including the laws of the state(s) of his domicile and his residence, by obtaining advice from his own tax counsel or other adviser, and to file all appropriate tax returns that may be required.


--------------------------------------------------------------------------------

                              ERISA CONSIDERATIONS

--------------------------------------------------------------------------------

         Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an "ERISA PLAN" and "ERISA," respectively), and persons who are fiduciaries with respect to an IRA or Keogh plan, which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, "BENEFIT PLANS") should consider, among other things, the matters described below before determining whether to invest in the Fund.

         ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor ("DOL") regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, an examination of the risk and return factors, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see "TAX ASPECTS--Unrelated Business Taxable Income" and"--Certain Issues Pertaining to Specific Exempt Organizations") and the projected return of the total portfolio relative to the ERISA Plan's funding objectives. Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and


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the foregoing regulations. For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches the fiduciary's responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held liable for losses incurred by the ERISA Plan as a result of such breach.

         Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund are not considered to be "plan assets" of the ERISA Plans investing in the Fund for purposes of ERISA's (or the Code's) fiduciary responsibility and prohibited transaction rules. Thus, the Advisor is not a fiduciary within the meaning of ERISA by reason of its authority with respect to the Fund.

         The Board will require a Benefit Plan which proposes to invest in the Fund to represent that it, and any fiduciaries responsible for such Plan's investments, are aware of and understand the Fund's investment objectives, policies and strategies, and that the decision to invest plan assets in the Fund was made by the fiduciaries of the Benefit Plan with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

         Certain prospective Benefit Plan investors may currently maintain relationships with the Advisor or other entities which are affiliated with the Advisor. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Benefit Plan to which it provides investment management, investment advisory or other services. ERISA prohibits (and the Code penalizes) the use of ERISA and Benefit Plan assets for the benefit of a party in interest and also prohibits (or penalizes) an ERISA or Benefit Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA and Benefit Plan investors should consult with counsel to determine if participation in the Fund is a transaction which is prohibited by ERISA or the Code. Fiduciaries of ERISA or Benefit Plan investors will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision and that they have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Fund.

         The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this Private Placement Memorandum is general and may be affected by future publication of regulations and rulings. Potential Benefit Plan investors should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Units.


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--------------------------------------------------------------------------------

                 SUMMARY OF LIMITED LIABILITY COMPANY AGREEMENT

--------------------------------------------------------------------------------

         The following is a summary description of additional items and of select provisions of the Limited Liability Company Agreement which are not described elsewhere in this Private Placement Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the Limited Liability Company Agreement contained in Appendix A.


LIABILITY OF MEMBERS

         Pursuant to applicable Delaware law, Members generally are not personally liable for obligations of the Fund unless, in addition to the exercise of their rights and powers as Members, they participate in the control of the business of the Fund. Any such Member would be liable only to persons who transact business with the Fund reasonably believing, based on such Member's conduct, that the Member is a managing member. Under the terms of the Limited Liability Company Agreement, the Members do not have the right to take part in the control of the Fund, but they may exercise the right to vote on matters requiring approval under the 1940 Act and on certain other matters. Although such right to vote should not constitute taking part in the control of the Fund's business under applicable Delaware law, there is no specific statutory or other authority for the existence or exercise of some or all of these powers in some other jurisdictions. To the extent that the Fund is subject to the jurisdiction of courts in jurisdictions other than the State of Delaware, it is possible that these courts may not apply Delaware law to the question of the limited liability of the Members.

         Under Delaware law and the Limited Liability Company Agreement, each Member may be liable up to the amount of any contributions to the capital of the Fund (plus any accretions in value thereto prior to withdrawal) and a Member may be obligated to make certain other payments provided for in the Limited Liability Company Agreement and to return to the Fund amounts wrongfully distributed to him.


DUTY OF CARE OF THE ADVISOR

         The Limited Liability Company Agreement provides that the Advisor shall not be liable to the Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of the Advisor's services as Advisor in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Advisor's office. The Limited Liability Company Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Advisor by the Fund, but not by the Members individually, against any liability and expense to which the Advisor may be liable as Advisor which arise in connection with the performance of its activities on behalf of the Fund. The Advisor will not be personally liable to any Member for the repayment of any positive balance in such Member's capital account or for contributions by such Member to the capital of the Fund or by reason of any change in the Federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the Limited Liability Company Agreement do not provide for indemnification of the Advisor for any



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liability, including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.


AMENDMENT OF THE LIMITED LIABILITY COMPANY AGREEMENT

         The Limited Liability Company Agreement may be amended with the approval of (i) the Directors, including a majority of the Independent Directors, if required by the 1940 Act, (ii) the Advisor, or (iii) a majority, as defined in the 1940 Act, of the outstanding voting securities of the Fund. Certain amendments involving capital accounts and allocations thereto may not be made without the consent of any Members adversely affected thereby or unless each Member has received notice of such amendment and any Member objecting to such amendment has been allowed a reasonable opportunity to tender all of his or her Units for repurchase by the Fund. However, the Board may at any time, without the consent of the Members of the Fund, amend the Limited Liability Company Agreement to (i) restate the Limited Liability Company Agreement, (ii) effect compliance with any applicable law or regulation, or (iii) make such changes as may be necessary to assure the Fund's continuing eligibility to be classified for U.S. Federal income tax purposes as a partnership which is not treated as a corporation under Section 7704(a) of the Code.


POWER OF ATTORNEY

         By subscribing for an Interest, each Member will appoint the Advisor and each of the Directors his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and continuance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the Limited Liability Company Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund.

         The power-of-attorney granted in the Limited Liability Company Agreement is a special power-of-attorney coupled with an interest in favor of the Advisor and each of the Directors and as such is irrevocable and continues in effect until all of such Member's Units have been withdrawn pursuant to a periodic repurchase or transferred to one or more transferees that have been approved by the Board for admission to the Fund as substitute Members.


TERM, DISSOLUTION AND LIQUIDATION

         The Fund will be dissolved:

         o upon the affirmative vote to dissolve the Fund by both (1) the Directors and (2) Members holding at least two-thirds of the total number of votes eligible to be cast by all Members;

         o upon either of (1) an election by the Advisor to dissolve the Fund or (2) the termination of the Advisor's status as an adviser of the Fund (other than as a result of a transfer as provided in the Limited Liability Company Agreement), unless (A) as to clause (2) above, there is at least one other adviser of the Fund who is authorized to and does carry on the business of the Fund, and (B) as to either event both the


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              Directors and Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members shall elect within 60 days after such event to continue the business of the Fund and a person to be admitted to the Fund, effective as of the date of such event, as an additional Advisor has agreed to make such contributions to the capital of the Fund as are required to be made in the Limited Liability Company Agreement;

         o upon the failure of Members to elect successor Directors at a meeting called by the Advisor when no Director remains; or

         o    as required by operation of law.

         Upon the occurrence of any event of dissolution with respect to the Fund, the Board, or a liquidator, if the Board is unable to perform this function, is charged with winding up the affairs of the Fund and liquidating its assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled "Capital Accounts and Allocations--Allocation of Net Profits and Net Losses."

         Upon the dissolution of the Fund, its assets are to be distributed (1) first to satisfy the debts, liabilities and obligations of the Fund, other than debts to Members, including actual or anticipated liquidation expenses, (2) next to satisfy debts owing to the Members, and (3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation.


DISPUTES

         Under the Limited Liability Company Agreement, all controversies among Members or between Members and the Fund are required to be submitted to arbitration in New York City, in accordance with the commercial arbitration rules of the American Arbitration Association. The arbitration award shall be final and binding on the parties, and the Members are required to waive their right to seek remedies in court, including the right to a jury trial. Pre-arbitration discovery is different from and is generally more limited than court proceedings, the arbitrators' award is not required to include factual findings or legal reasoning, and a party's right to appeal or to seek modification of rulings by arbitrators is strictly limited. Although U.S. courts have determined that claimants may be required to arbitrate disputes under certain federal securities laws, U.S. courts have not determined whether or not claimants may be required to arbitrate disputes under the 1940 Act.


REPORTS TO MEMBERS

         The Fund will furnish to its Members as soon as practicable after the end of each taxable year such information as is necessary for such Members to complete Federal and state income tax or information returns, along with any other tax information required by law. The Fund will send to its Members a semi-annual unaudited report and an audited annual report, in each case prepared in accordance with U.S. generally accepted accounting principles, within 60 days after


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the close of the period for which it is being made, or as otherwise required by the 1940 Act. Quarterly reports from the Fund regarding the Fund's operations during such period also will be sent to Members.

         The Fund files semi-annual reports containing unaudited financial statements and annual reports containing audited financial statements within sixty (60) days of the end of its second fiscal quarter and fiscal year, respectively, with the SEC. Audited financial statements of the Fund for the period May 1, 2001 (commencement of operations) through March 31, 2002, are incorporated herein by reference to the Fund's semi-annual report on Form N-30D filed with the SEC on May 28, 2002.


FISCAL YEAR

         The Fund's fiscal year ends on March 31 and its tax year ends on December 31.


ACCOUNTANTS AND LEGAL COUNSEL

         PricewaterhouseCoopers, LLP, with a principal place of business at 1177 Avenue of the Americas, New York, New York 10036, serves as the independent public accountants of the Fund.

         Coudert Brothers LLP, 1114 Avenue of the Americas, New York, New York 10036, acts as counsel to the Fund in connection with the offering of Units. Coudert Brothers LLP also acts as counsel to the Advisor, the Selling Agent and their affiliates.


CUSTODIAN

         PFPC Trust Company (the "CUSTODIAN") serves as the primary custodian of the assets of the Fund and the Portfolio Funds managed by the Sub-Advisors, and may maintain custody of such assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Directors. Assets of the Fund and Portfolio Funds are not held by the Advisor or Sub-Advisors, respectively, or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian's principal business address is 8800 Tinicum Boulevard, 3rd Floor, Suite 200, Philadelphia, Pennsylvania 19153.


INQUIRIES

         Inquiries concerning the Fund and Units in the Fund, including information concerning subscription and withdrawal procedures, should be directed to:

                       Global Asset Management (USA) Inc.
                              135 East 57th Street
                            New York, New York 10022
                            Telephone: (888) 526-4262
                           Telecopier: (212) 407-4710
                       For additional information contact:
                        David Anderson, Managing Director

                                    * * * * *

         All potential investors in the Fund are encouraged to consult appropriate legal and tax counsel.


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                                                                  APPENDIX A

-------------------------------------------------------------------------------

                           GAM AVALON LANCELOT, LLC(1)

-------------------------------------------------------------------------------




                       LIMITED LIABILITY COMPANY AGREEMENT

















                                JANUARY 11, 2002

                 (AMENDED AND RESTATED AS OF NOVEMBER 18, 2002)



------------------------

(1) Formerly "GAM Avalon Multi-Global, LLC."

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I  DEFINITIONS............................................................................................1

ARTICLE II ORGANIZATION; ADMISSION OF MEMBERS; DIRECTORS..........................................................5
   2.1.    FORMATION OF LIMITED LIABILITY COMPANY.................................................................5
   2.2.    NAME...................................................................................................5
   2.3.    PRINCIPAL AND REGISTERED OFFICE........................................................................5
   2.4.    DURATION...............................................................................................6
   2.5.    BUSINESS OF THE FUND...................................................................................6
   2.6.    ADVISOR................................................................................................6
   2.7.    MEMBERS................................................................................................6
   2.8.    LIMITED LIABILITY......................................................................................6
   2.9.    DIRECTORS..............................................................................................7

ARTICLE III MANAGEMENT; ADVICE AND MANAGEMENT.....................................................................7
   3.1.    MANAGEMENT AND CONTROL.................................................................................7
   3.2.    ACTIONS BY DIRECTORS...................................................................................8
   3.3.    MEETINGS OF MEMBERS....................................................................................9
   3.4.    ADVICE AND MANAGEMENT.................................................................................10
   3.5.    CUSTODY OF ASSETS OF THE FUND.........................................................................12
   3.6.    BROKERAGE.............................................................................................12
   3.7.    OTHER ACTIVITIES......................................................................................13
   3.8.    DUTY OF CARE..........................................................................................14
   3.9.    INDEMNIFICATION.......................................................................................14
   3.10.   FEES, EXPENSES AND REIMBURSEMENT......................................................................16

ARTICLE IV TERMINATION OF STATUS OF ADVISOR; REMOVAL OF ADVISOR; TRANSFERS AND REPURCHASES.......................17
   4.1.    TERMINATION OF STATUS OF THE ADVISOR..................................................................18
   4.2.    REMOVAL OF ADVISOR....................................................................................18
   4.3.    TRANSFER OF INTEREST OF ADVISOR.......................................................................18
   4.4.    TRANSFER OF UNITS OF MEMBERS..........................................................................18
   4.5.    REPURCHASE OF INTERESTS...............................................................................19

ARTICLE V  CAPITAL...............................................................................................21
   5.1.    CONTRIBUTIONS TO CAPITAL..............................................................................21
   5.2.    RIGHTS OF MEMBERS TO CAPITAL..........................................................................22
   5.3.    CAPITAL ACCOUNTS......................................................................................22
   5.4.    ALLOCATION OF NET PROFIT AND LOSS.....................................................................22
   5.5.    ALLOCATION OF CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES........................................23
   5.6.    RESERVES..............................................................................................23
   5.7.    ALLOCATION TO AVOID CAPITAL ACCOUNT DEFICITS..........................................................24
   5.8.    ALLOCATIONS PRIOR TO CLOSING DATE.....................................................................24

                                       i

   5.9.    TAX ALLOCATIONS.......................................................................................24
   5.10.   DISTRIBUTIONS.........................................................................................25

ARTICLE VI DISSOLUTION AND LIQUIDATION...........................................................................25
   6.1.    DISSOLUTION...........................................................................................25
   6.2.    LIQUIDATION OF ASSETS.................................................................................26

ARTICLE VII ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS.........................................................27
   7.1.    ACCOUNTING AND REPORTS................................................................................27
   7.2.    DETERMINATIONS BY BOARD...............................................................................28
   7.3.    VALUATION OF ASSETS...................................................................................28

ARTICLE VIII MISCELLANEOUS PROVISIONS............................................................................29
   8.1.    AMENDMENT OF AGREEMENT................................................................................29
   8.2.    SPECIAL POWER OF ATTORNEY.............................................................................30
   8.3.    NOTICES...............................................................................................31
   8.4.    AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.........................................................31
   8.5.    APPLICABILITY OF 1940 ACT AND FORM N-2................................................................31
   8.6.    CHOICE OF LAW; ARBITRATION............................................................................31
   8.7.    NOT FOR BENEFIT OF CREDITORS..........................................................................33
   8.8.    CONSENTS..............................................................................................33
   8.9.    MERGER AND CONSOLIDATION..............................................................................33
   8.10.   PRONOUNS..............................................................................................33
   8.11.   CONFIDENTIALITY.......................................................................................33
   8.12.   CERTIFICATION OF NON-FOREIGN STATUS...................................................................34
   8.13.   SEVERABILITY..........................................................................................34
   8.14.   ENTIRE AGREEMENT......................................................................................35
   8.15.   DISCRETION............................................................................................35
   8.16.   COUNTERPARTS..........................................................................................35

                            GAM AVALON LANCELOT, LLC


                       LIMITED LIABILITY COMPANY AGREEMENT



         THIS LIMITED LIABILITY COMPANY AGREEMENT of GAM Avalon Lancelot, LLC (the "Fund"), dated as of January 11, 2002, and amended and restated as of November 18, 2002, by and among Global Asset Management (USA) Inc., a Delaware corporation, as the Advisor, and each person hereinafter admitted to the Fund and reflected on the books of the Fund as a Member.

                                   WITNESSETH:

         WHEREAS, the Fund was formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.ss.ss.17-101 et. seq., pursuant to an initial Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on August 22, 2000;

         WHEREAS, the Fund was converted from a limited partnership to a limited liability company by the filing with the Secretary of State of the State of Delaware on January 11, 2002, of a Certificate of Conversion to Limited Liability Company and a Certificate of Formation pursuant to Section 18-214 of the Delaware Act;

         WHEREAS, the name of the Fund, formerly "GAM Avalon Multi-Global, LLC," was changed to "GAM Avalon Lancelot, LLC" effective on November 18, 2002, pursuant to the filing of a Certificate of Amendment to the Certificate of Formation of the Fund;

         WHEREAS, the parties hereto hereby desire to form and operate the Fund as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                                   ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement:

         "Advice and Management" means those services provided to the Fund by the Advisor pursuant to Section 3.4(b) hereof.

         "Advisor" means Global Asset Management (USA), Inc.

         "Advisers Act" means the Investment Advisers Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

         "Affiliate" means affiliated person as such term is defined in the 1940 Act.

         "Agreement" means this Limited Liability Company Agreement, as amended and/or restated from time to time.

         "Board" means the Board of Directors established pursuant to Section
2.9 hereof.

         "Capital Account" means, with respect to each Member, the capital account established and maintained on behalf of each Member pursuant to Section
5.3 hereof.

         "Capital Contribution" means the contribution, if any, made, or to be made, as the context requires, to the capital of the Fund by a Member.

         "Certificate" means the Certificate of Formation of Limited Liability Company of the Fund and any amendments thereto and/or restatements thereof as filed with the office of the Secretary of State of the State of Delaware.

         "Closing Date" means May 1, 2001.

         "Code" means the United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

         "Delaware Act" means the Delaware Limited Liability Company Act as in effect on the date hereof and as amended from time to time, or any successor law.

         "Directors" means Dr. Burkhard Poschadel, George W. Landau, Robert J. McGuire, Roland Weiser or such other natural persons who, from time to time, pursuant hereto shall become Directors.

         "Fiscal Period" means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period and ending at the close of business on the first to occur of the following dates:

         (1)      the last day of a Fiscal Year;

         (2) the day preceding the date as of which a contribution to the capital of the Fund is made by any Member pursuant to Section 5.1;

         (3) the day on which the Fund repurchases all or a portion of the Units of any Member pursuant to Section 4.5;

         (4) the day as of which the Fund admits a substituted Member to whom an Interest (or portion thereof) of a Member has been Transferred (unless there is no change of beneficial ownership);

         (5) the day as of which any amount is credited to or debited against the Capital Account of any Member, other than an amount that is credited to or debited against the Capital Accounts of all Members in accordance with their respective Fund Percentages; or

         (6) December 31, or any other date which constitutes the last day of the taxable year of the Fund.

         "Fiscal Year" means the period commencing on the Closing Date and ending on March 31, 2001, and thereafter each period commencing on April 1 of each year and ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Directors shall designate another fiscal year for the Fund. The taxable year of the Fund shall end on December 31 of each year, or on any other date designated by the Board which is a permitted taxable year end for tax purposes, and need not be the same as the Fiscal Year.

         "Form N-2" means the Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

         "Fund" means the limited liability company governed hereby, as such limited liability company may from time to time be constituted.

         "Fund Percentage" means a percentage established for each Member on the Fund's books as of the first day of each Fiscal Period. The Fund Percentage of a Member for a Fiscal Period shall be determined by dividing the balance of the Member's Capital Account as of the commencement of such Fiscal Period by the sum of the Capital Accounts of all of the Members as of the commencement of such Fiscal Period. The sum of the Fund Percentages of all Members for each Fiscal Period shall equal 100%.

         "Independent Directors" means those Directors who are not "interested persons" of the Fund as such term is defined in the 1940 Act.

         "Interest" means the entire ownership interest in the Fund at any particular time of a Member or other person to whom an Interest or portion thereof has been transferred pursuant to Section 4.3 or 4.4 hereof, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.

         "Member" means any person who shall have been admitted to the Fund as a member (including without limitation (i) the Advisor or any Substitute Advisor when acting in such person's capacity as a member of the Fund and (ii) any person who was a limited partner in the Fund at the time of the conversion of the Fund from a limited partnership to a limited liability company) until the Fund repurchases the entire Interest of such person as a member pursuant to
Section 4.5 hereof or a substitute Member or Members are admitted with respect to any such person's entire Interest as a member pursuant to Section 4.4 hereof, in such person's capacity as a member of the Fund.

         "Management Fee" means the fee paid to the Advisor out of the Fund's assets, and debited against Members' Capital Accounts, as provided in Section 3.10(a).

         "Memorandum" means the Fund's private placement memorandum, as amended from time to time.

         "Net Assets" means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Interests.

         "Net Profit" or "Net Loss" means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Fund, at the close of business on the Closing Date), such amount to be adjusted to exclude any items to be allocated among the Capital Accounts of the Members on a basis which is not in accordance with the respective Fund Percentages of all Members as of the commencement of such Fiscal Period pursuant to Section 5.6 hereof.

         "1940 Act" means the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

         "1934 Act" means the Securities Exchange Act of 1934 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

         "Person" means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization or unincorporated organization.

         "Portfolio Fund" means a registered investment company, unregistered general or limited partnership, limited liability company or other pooled investment vehicle in which the Fund has invested and which is advised by a Portfolio Manager.

         "Portfolio Manager" means an individual or entity designated by the Advisor to manage a portion of the assets of the Fund, either directly or through the investment by the Fund in a Portfolio Fund. The term Portfolio Manager includes Sub-Advisors.

         "Related Person" means, with respect to any person, (i) a relative, spouse or relative of a spouse who has the same principal residence as such person, (ii) any trust or estate in which such person and any persons who are related to such person collectively have more than 50% of the beneficial interests (excluding contingent interests) and (iii) any corporation or other organization of which such person and any persons who are related to such person collectively are beneficial owners of more than 50% of the equity securities (excluding directors' qualifying shares) or equity interests.

         "Securities" means securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in
Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options thereon.

         "Sub-Advisor" means a Portfolio Manager responsible either (i) for directly managing a portion of the assets of the Fund in a managed account or
(ii) for managing a special purpose investment vehicle in which the Portfolio Manager and the Fund are the sole investors.

         "Transfer" means the assignment, transfer, sale or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

         "Unit" means the interest of a Member in the Fund represented by an original Capital Contribution of $100 at the initial closing of subscriptions for interests in the limited partnership which was the predecessor entity of the Fund, and with a net asset value determined from time to time thereafter as provided in Section 7.3.

                                   ARTICLE II
                  ORGANIZATION; ADMISSION OF MEMBERS; DIRECTORS

2.1. FORMATION OF LIMITED LIABILITY COMPANY. The parties hereto hereby form the Fund as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein. The Advisor or any Director shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Board or the Advisor or the Fund's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

2.2. NAME. The name of the Fund shall be "GAM Avalon Lancelot, LLC" or such other name as the Board hereafter may adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and
(ii) sending notice thereof to each Member. The Advisor hereby grants to the Fund a non-exclusive license to use the name "GAM" in the name of the Fund for so long as Global Asset Management (USA) Inc. shall remain the Advisor of the Fund. The Fund hereby acknowledges that it shall not acquire any legal right or title in or to such name, and agrees to change its name to a name that does not contain the term "GAM" if Global Asset Management (USA) Inc. shall cease to be the Advisor of the Fund for any reason.

2.3. PRINCIPAL AND REGISTERED OFFICE. The Fund shall have its principal office at the principal office of the Advisor, or at such other place as shall be designated from time to time by the Board. The Fund shall have its registered office in the State of Delaware at 1013 Centre Road, Wilmington, New Castle County, Delaware, and shall have Corporation Service Company as its registered agent for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Board in accordance with the Delaware Act.

2.4. DURATION. The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

2.5. BUSINESS OF THE FUND.

(a) The business of the Fund is to purchase, sell (including short sales), invest and trade in Securities and engage in any financial or derivative transactions relating thereto. Portions of the Fund's assets (which may constitute, in the aggregate, all of the Fund's assets) may be invested in general or limited partnerships and other pooled investment vehicles which invest and trade in Securities or in separate managed accounts through which the Fund may invest and trade in Securities, some or all of which may be advised by one or more Portfolio Managers or Sub-Advisors. The Fund may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as the Board or the Advisor may deem necessary or advisable to carry out its objective or business.

(b) The Fund shall operate as a closed-end, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

2.6. ADVISOR.

(a) The Board may admit to the Fund any person, who shall agree to be bound by all of the terms of this Agreement as an Advisor, as an additional Advisor. The Board may admit to the Fund as a substitute Advisor any person to which the Advisor has Transferred its Interest as the Advisor pursuant to Section 4.3 hereof. Such person shall be admitted immediately prior to the Transfer and shall continue the business of the Fund without dissolution. The name and mailing address of the Advisor and the Capital Contribution of the Advisor, if any, shall be reflected on the books and records of the Fund.

(b) Each Advisor shall serve for the duration of the term of the Fund, unless it ceases to be an Advisor to the Fund pursuant to Section 4.1 hereof.

2.7. MEMBERS. The Board may, at any time and without advance notice to or consent from any other Member, admit any person who shall agree to be bound by all of the terms of this Agreement as an additional Member. The Board may in its absolute discretion reject subscriptions for Units in the Fund. The admission of any person as an additional Member shall be effective upon the execution and delivery by, or on behalf of, such additional Member of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. The Board shall cause the books and records of the Fund to reflect the name and the required contribution to the capital of the Fund of such additional Member. For all purposes of the Delaware Act, the Members shall constitute a single class or group of members of the Fund.

2.8. LIMITED LIABILITY. Except as provided under applicable law, no Member shall be liable for the Fund's obligations in any amount in excess of the Capital Account balance of such Member, plus such Member's share of undistributed profits and assets. In addition, subject to applicable law, a Member shall be obligated to return to the Fund amounts distributed to the

Member in accordance with this Agreement if, after giving effect to such distribution, the Fund's liabilities exceed the fair value of the Fund's assets.

2.9. DIRECTORS.

(a) The number of Directors at the Closing Date shall be fixed at four. Thereafter, the number of Directors shall be fixed from time to time by the Directors then in office, which number may be greater, or lesser, than four; provided, however, that no reduction in the number of Directors shall serve to effect the removal of any Director.

(b) Each Director shall serve for the duration of the term of the Fund, unless his or her status as a Director shall be sooner terminated pursuant to Section 2.9(d) hereof. If any vacancy in the position of a Director occurs, including by reason of an increase in the number of Directors as contemplated by Section 2.9(a) hereof, the remaining Directors may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds of the Directors then serving have been approved by the Members. The Directors may call a meeting of Members to fill any vacancy in the position of a Director, and shall do so within 60 days after any date on which Directors who were approved by the Members cease to constitute a majority of the Directors then serving.

(c) If no Director remains, the Advisor shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, approving the appointment of the requisite number of Directors. If the Members shall determine at such meeting not to continue the business of the Fund, or if the approval of the appointment of the requisite number of Directors is not approved within 60 days after the date on which the last Director ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

(d) The status of a Director shall terminate if the Director (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall resign as a Director (upon not less than 90 days' prior written notice to the other Directors); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; or (vi) shall be determined to be ineligible to serve as a director of a registered investment company pursuant to the 1940 Act.

(e) Any Director may be removed by the vote or written consent of Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members.

                                  ARTICLE III
                        MANAGEMENT; ADVICE AND MANAGEMENT

3.1. MANAGEMENT AND CONTROL.

(a) Management and control of the business of the Fund shall be vested in the Board, which shall have the right, power and authority, on behalf of the Fund and in its name, to exercise all rights, powers and authority of managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund. No Director shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Director's authority as delegated by the Board. The parties hereto intend that, to the fullest extent permitted by law, and except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers and authority on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers and authority on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company as such term is defined in the 1940 Act. During any period in which the Fund shall have no Directors, the Advisor shall manage and control the Fund. The Directors may make Capital Contributions and own Units in the Fund.

(b) Global Asset Management (USA) Inc. shall be the designated tax matters partner for purposes of Section 6231(a)(7) of the Code. Each Member agrees not to treat, on his personal return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Fund. The tax matters partner shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Fund under any provisions of the Code or any other revenue laws.

(c) Members shall have no right to participate in and shall take no part in the management or control of the Fund's business and shall have no right, power or authority to act for or bind the Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act.

3.2. ACTIONS BY DIRECTORS.

(a) Unless provided otherwise in this Agreement, the Directors shall act only:
(i) by the affirmative vote of a majority of the Directors (which majority shall include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present either in person or, if permitted by the 1940 Act, by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other; or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

(b) The Directors may designate from time to time a Chairman of the Directors, who shall preside at all meetings. Meetings of the Directors may be called by the Chairman or any two Directors, and may be held on such date and at such time and place as the Directors shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. A majority of the Directors then in office shall constitute a quorum at any meeting.

(c) The Directors may appoint from time to time agents and employees of the Fund who shall have the same powers and duties on behalf of the Fund as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Fund by resolution of the Directors specifying their functions.

(d) The Board may delegate the authority to execute agreements or instruments and to take other actions on behalf of the Fund to the Advisor, the Selling Agent or the Administrator of the Fund (as such terms are defined in the Memorandum) or to such other party as the Board may determine, subject to compliance with applicable laws, including without limitation the 1940 Act.

3.3. MEETINGS OF MEMBERS.

(a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the affirmative vote of a majority of Directors then in office, or by Members holding at least a majority of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board shall determine in the case of meetings called by the Board or the Members and at such time, date and place as the Board shall determine in the case of meetings called by the Board. In each case, the Board shall provide notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting. Except as otherwise required by applicable law, only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting may be adjourned to the time or times as determined by the Board without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member's Fund Percentage as of the record date for such meeting. The Board shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c) A Member may vote at any meeting of Members by a properly executed proxy transmitted to the Fund at any time at or before the time of the meeting by telegram, telecopier or other means of electronic communication or other readable reproduction as contemplated by the provisions relating to proxies applicable to Delaware corporations now or hereinafter in effect. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the

Member executing the proxy shall be present at the meeting and vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action to be taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required under this Agreement to approve such action.

3.4. ADVICE AND MANAGEMENT.

(a) Among their powers, the Board shall have the power to engage the Advisor to provide Advice and Management to the Fund under their direction, subject to the initial approval thereof prior to the Closing Date by the Directors (including the vote of a majority of the Independent Directors at a meeting called for such purpose). The Directors also delegate to the Advisor the rights and powers expressly given to the Advisor under this Agreement. The authority of the Advisor granted under this Section 3.4 shall become effective upon such initial approvals and shall terminate: (i) if any period of 12 consecutive months following the first 12 consecutive months of the effectiveness of such authority shall conclude without the approval of the continuation of such authority by either (A) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund or (B) the Directors, and in either case, approval by a majority of the Independent Directors by vote cast in person at a meeting called for such purpose; (ii) if revoked by the Directors or by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, in either case with 60 days' prior written notice to the Advisor; or (iii) at the election of the Advisor with 60 days' prior written notice to the Directors. The authority of the Advisor to provide Advice and Management pursuant to this Section 3.4 shall automatically terminate upon the occurrence of any event in connection with the Advisor, its provision of Advice and Management, this Agreement or otherwise which constitutes an "assignment" within the meaning of the 1940 Act. If the authority of the Advisor under this
Section 3.4 is terminated as provided herein, the Directors may appoint, subject to the approval thereof by a majority of the Independent Directors and by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, a person or persons to provide Advice and Management to the Fund, and shall cause the terms and conditions of such appointment to be stated in an agreement executed on behalf of the Fund and such person or persons. Notwithstanding anything in this Agreement to the contrary, upon receiving the requisite approval set forth in the preceding sentence, the Fund, and the Board on behalf of the Fund, shall have the power and authority to enter into such agreement without any further act, vote or approval of any Member.

(b) So long as the Advisor has been and continues to be authorized to provide Advice and Management, it shall have, subject to any policies and restrictions set forth in any current offering memorandum issued by the Fund, this Agreement, the Form N-2 or the 1940 Act, or adopted from time to time by the Directors and communicated in writing to the Advisor, full discretion and authority (i) to manage the assets and liabilities of the Fund using a multi-manager investment management strategy as described in the Memorandum, (ii) to identify and evaluate Portfolio Managers and Portfolio Funds and to determine the assets of the Fund to be committed to each Portfolio Manager and Portfolio Fund from time to time (subject to Section 3.4(b)(15) in the case of Sub-Advisors), in each case subject to the terms and conditions of the respective governing documents of each Portfolio Manager and Portfolio Fund, (iii) to invest directly the assets of the Fund in liquid investments pending allocation or reallocation of such assets in

Portfolio Funds or to ensure the availability of cash as required by the Fund in the ordinary course of its business, and (iv) to manage the day-to-day business and affairs of the Fund. In furtherance of and subject to the foregoing, the Advisor, except as otherwise provided in this Agreement, shall have full power and authority on behalf of the Fund:

         (1) to purchase, sell, exchange, trade and otherwise deal in and with Securities and other property of the Fund, including without limitation interests in Portfolio Funds, and to loan Securities of the Fund;

         (2) to do any and all acts and exercise all rights with respect to the Fund's interest in any person, firm, corporation, partnership or other entity, including, without limitation, the voting of limited partnership interests or shares of Portfolio Funds;

         (3) to enter into subscription or other agreements relating to investments in Portfolio Funds (subject to Section 3.4(b)(15) in the case of agreements with Sub-Advisors), including without limitation agreements irrevocably to forego the Fund's right to vote its interests or shares of the Portfolio Funds;

         (4) to enter into agreements with Portfolio Managers and Portfolio Funds (subject to Section 3.4(b)(15) in the case of agreements with Sub-Advisors) that provide for, among other things, the payment of management fees and allocations of profits to Portfolio Managers and the indemnification by the Fund of Portfolio Managers and Portfolio Funds to the same or different extent as provided for in respect of the Advisor, and to terminate such agreements;

         (5) to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of Securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Advisor considers appropriate, and to grant limited discretionary authorization to such persons with respect to price, time and other terms of investment and trading transactions;

         (6) to borrow from banks or other financial institutions and to pledge Fund assets as collateral therefor, to trade on margin, to exercise or refrain from exercising all rights regarding the Fund's investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to Members with respect to repurchases of Units and the payment of Fund expenses, including those relating to the organization and registration of the Fund;

         (7) to issue to any Member an instrument certifying that such Member is the owner of Units;

         (8) to call and conduct meetings of Members at the Fund's principal office or elsewhere as it may determine, and to assist the Directors in calling and conducting meetings of the Directors;

         (9) to engage and terminate such attorneys, accountants and other professional advisers and consultants as the Advisor may deem necessary or advisable in connection with the affairs of the Fund or as may be directed by the Directors;

         (10) subject to Section 3.4(b)(15), to engage the services of persons, including GAM International Management Limited, to assist the Advisor in providing, or to provide under the Advisor's control and supervision, Advice and Management to the Fund at the expense of the Advisor and to terminate such services;

         (11) to assist in the preparation and filing of any required tax or information returns to be made by the Fund;

         (12) as directed by the Directors, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Fund or any assets of the Fund;

         (13) if directed by the Directors, to arrange for the purchase of any insurance covering the potential liabilities of the Fund or relating to the performance of the Directors or the Advisor, or any of their principals, directors, officers, members, employees and agents;

         (14) to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in such activities and transactions as are necessary and appropriate for the conduct of the business of the Fund; and

         (15) (A) to commit all or part of the Fund's assets to the discretionary management of one or more Sub-Advisors, the selection of which shall be subject to the approval of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from the provisions of the 1940 Act requiring such approval, (B) to enter into agreements with the Sub-Advisors that provide for, among other things, the indemnification by the Fund of the Sub-Advisors to the same or different extent as provided for in respect of the Advisor, and to terminate such agreements, and (C) to authorize the payment of fees and allocations of profits to Sub-Advisors pursuant to their respective governing documents.

3.5. CUSTODY OF ASSETS OF THE FUND. Notwithstanding anything to the contrary contained herein, the Advisor shall not have any authority to hold or have possession or custody of any funds, Securities or other property of the Fund. The physical possession of all funds, Securities or other property of the Fund shall at all times be held, controlled and administered by one or more custodians retained by the Fund. The Advisor shall have no responsibility with respect to the collection of income or the physical acquisition or safekeeping of the funds, Securities or other assets of the Fund, and all such duties of collection, physical acquisition or safekeeping shall be the sole obligation of such custodians.

3.6. BROKERAGE. In the course of selecting brokers, dealers and other financial intermediaries for the execution, clearance and settlement of transactions for the Fund pursuant to Sections 3.4(b)(5) and (6) hereof, the Advisor may, subject to such policies as are adopted by the Fund and to the provisions of applicable law, agree to such commissions, fees and other charges on behalf of the Fund as it shall deem reasonable in the circumstances, taking into account all such factors as it deems relevant, including the reliability of the broker, financial responsibility of the broker, strength of the broker, ability of the broker to efficiently execute transactions, the broker's facilities, and the broker's provision or payment of the costs of research and other services which are of benefit to the Fund and the Advisor and other clients of and accounts managed by the Advisor, even if the cost of such services does not represent the lowest cost available. The Advisor shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under the Federal securities laws. The Advisor, subject to such procedures as may be adopted by the Directors, may use Affiliates of the Advisor as brokers to effect the Fund's Securities transactions and the Fund may pay such commissions to such brokers in such amounts as are permissible under applicable law.

3.7. OTHER ACTIVITIES.

(a) Neither any of the Directors nor the Advisor shall be required to devote full time to the affairs of the Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

(b) Any Member, and any Affiliate of any Member, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member shall have any rights in or to such activities of any other Member, or any profits derived therefrom.

(c) The Advisor, and its members, directors, officers, employees and beneficial owners, from time to time may acquire, possess, manage, hypothecate and dispose of Securities or other investment assets, and engage in any other investment transaction, for any account over which it or they exercise discretionary authority, including their own accounts, the accounts of their families, the account of any entity in which it or they have a beneficial interest or the accounts of others for whom they may provide investment advisory or other services, notwithstanding the fact that the Fund may have or may take a position of any kind or otherwise; provided, however, that the Advisor shall not cause the Fund to purchase any asset from or sell any asset to any such discretionary account without the consent of the Board and in accordance with the 1940 Act.

(d) To the extent that at law or in equity the Board or the Advisor have duties (including fiduciary duties) and liabilities relating thereto to the Fund or to any other Member, any such person acting under this Agreement shall not be liable to the Fund or to any other Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Advisor or the Directors otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such person.

3.8. DUTY OF CARE.

(a) The Directors and the Advisor, including any officer, director, partner, member, principal, employee or agent of the foregoing, shall not be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of such person's services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence or reckless disregard of such person's duties hereunder.

(b) Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for Units shall be liable to the Fund, any Member or third parties only as required by the Delaware Act.

3.9.     INDEMNIFICATION.

(a) To the fullest extent permitted by law, the Fund shall, subject to Section 3.9(b) hereof, indemnify the Advisor or any successor thereto (including for this purpose each officer, director, member, partner, principal, employee or agent of, or any person who controls, the Advisor or any successor thereto or a member thereof, and their executors, heirs, assigns, successors or other legal representatives) and each Director (and their executors, heirs, assigns, successors or other legal representatives) (each such person being referred to as an "indemnitee") against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been an Advisor or Director of the Fund, or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.9 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.9 to the fullest extent permitted by law.

(b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.9(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill his or its undertaking, or (iii) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.9(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Independent Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Fund or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

(d) Any indemnification or advancement of expenses made pursuant to this Section
3.9 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.9 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.9 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.9. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.9, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.9 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.9 or to which he or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.9 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Advisor, Director or other person.

(g) The Board may enter into agreements indemnifying persons providing services to the Fund to the same extent as set forth in this Section 3.9.

3.10. FEES, EXPENSES AND REIMBURSEMENT.

(a) As consideration for providing Advice and Management, and for so long as the Advisor shall provide Advice and Management to the Fund, the Fund will pay the Advisor a monthly management fee at the annual rate of 2% of the value of each Member's Capital Account as of the first business day of each month (the "Management Fee"), which amount shall be charged as of such date to the Capital Account of each Member. The Management Fee will be computed based on the Capital Account of each Member as of the end of business on the last business day of each month, after adjustment for any subscriptions effective on such date and before giving effect to any repurchase of Units effective as of such date, and will be due and payable in arrears within five business days after the end of the month. The Board may waive or reduce the Management Fee calculated with respect to, and deducted from, the Capital Account of any Member and may pay all or part of the Management Fee to third parties for services rendered in connection with the placement of Units.

(b) The Fund shall compensate each Director for his or her services hereunder as may be agreed to by the Board. In addition, the Fund shall reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(c) The Fund will deduct from all subscriptions for Units in the Fund, and pay to GAM Services, Inc. or any selling agent appointed by GAM Services, Inc., a front-end sales charge in an amount not to exceed 5% of the amount of the subscription, or such lesser amount as shall be agreed with respect to any investor from time to time by the Board and GAM Services, Inc. or any such selling agent. The Capital Contribution credited to the Capital Account of each Member shall be the net amount invested in the Fund after deduction of such sales charge.

(d) The Fund shall bear all expenses incurred in the business of the Fund other than those specifically required to be borne by the Advisor pursuant to this Agreement. Expenses to be borne by the Fund include, but are not limited to, the following:

         (1) all costs and expenses related to portfolio transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends, and indirect expenses from investments in Portfolio Funds;

         (2) all costs and expenses associated with the organization and registration of the Fund, the offering of Units, and compliance with any applicable Federal or state laws;

         (3) all costs and expenses associated with the organization of Portfolio Funds managed by Sub-Advisors and with the selection of Portfolio Managers, including due diligence and travel-related expenses;

         (4) the costs and expenses of holding any meetings of the Board or Members that are permitted or are required to be held by this Agreement, the 1940 Act or other applicable law;

         (5) fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

         (6) the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund, the Advisor or the Directors;

         (7) all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

         (8) all expenses of computing the net asset value of the Fund and the Units, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio;

         (9) all charges for equipment or services used for communications between the Fund and any custodian or other agent engaged by the Fund;

         (10) fees payable to custodians and other persons providing administrative or transfer agent services to the Fund; and

         (11) such other types of expenses as may be approved from time to time by the Directors, other than those required to be borne by the Advisor.

The Advisor shall be entitled to reimbursement from the Fund for any of the above expenses that it pays on behalf of the Fund.

                                   ARTICLE IV
                        TERMINATION OF STATUS OF ADVISOR;
                               REMOVAL OF ADVISOR;
                            TRANSFERS AND REPURCHASES

4.1. TERMINATION OF STATUS OF THE ADVISOR.

(a) The Advisor shall cease to be the Advisor of the Fund if the Advisor (i) shall be dissolved or otherwise shall terminate its existence; (ii) shall voluntarily withdraw as Advisor; (iii) shall be removed; (iv) shall transfer its entire Interest as Advisor as permitted under Section 4.3 hereof and such person to which such Interest is transferred is admitted as a substitute Advisor pursuant to Section 2.6(a) hereof; or (v) shall otherwise cease to be the Advisor of the Fund.

(b) An Advisor may not withdraw voluntarily as an Advisor until the earliest of
(i) one year from the date on which the Advisor shall have given the Directors written notice of its intention to effect such withdrawal (or upon lesser notice if, in the opinion of counsel to the Fund, such withdrawal is not likely to cause the Fund to lose its partnership tax classification) or as otherwise permitted by the 1940 Act; (ii) the date on which the authority of the Advisor to provide Advice and Management is terminated (other than at the election of the Advisor) pursuant to Section 3.4(a) hereof, unless within 30 days after such termination the Directors request the Advisor not to withdraw, in which case 180 days after the date of such termination, unless a successor advisor is earlier approved by the Fund; and (iii) the date on which one or more persons shall have agreed to assume the obligations of the Advisor hereunder with the approval of the Directors and such other approvals as may be required by the 1940 Act.

4.2. REMOVAL OF ADVISOR. Any Advisor may be removed by the vote or written consent of Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members.

4.3. TRANSFER OF INTEREST OF ADVISOR. An Advisor may not Transfer its Interest as the Advisor except to persons who have agreed to be bound by all of the terms of this Agreement and pursuant to applicable law. By executing this Agreement, each other Member shall be deemed to have consented to any such Transfer permitted by the preceding sentence.

4.4. TRANSFER OF UNITS OF MEMBERS.

(a) Units held by a Member may be Transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of such Member or
(ii) with the written consent of the Board (which may be withheld in the Board's sole and absolute discretion). In addition, the Board may not consent to a Transfer of Units of a Member unless the person to whom such Units are transferred (or each of such person's equity owners if such a person is a "private investment company" as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the 1940 Act, or a business development company as defined under the Advisers Act) is a person whom the Board believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or any successor rule thereto, or is otherwise exempt from such requirements. If any transferee does not meet such investor eligibility requirements, the Fund reserves the right to redeem such investor's Units. In addition to the foregoing, no Member shall be permitted to Transfer such Member's Units unless after such Transfer the balance of the Capital Account of the transferee, and of the Member Transferring less than the Member's entire Interest, is at least equal to the amount of the Member's initial Capital Contribution. Any permitted transferee shall be entitled to the allocations and distributions allocable to the Units so acquired and to Transfer such Units in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member Transfers Units with the approval of the Board, the Fund shall promptly take all necessary actions so that each transferee or successor to whom such Units is transferred is admitted to the Fund as a Member. The admission of any transferee as a substituted Member shall be effective upon the execution and delivery by, or on behalf of, such substituted Member of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. Each Member and transferee agrees to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such Transfer.

(b) Each Member shall indemnify and hold harmless the Fund, the Advisor, the Directors, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member in connection with any such Transfer.

4.5.     REPURCHASE OF INTERESTS.

(a) Except as otherwise provided in this Agreement, no Member or other person holding Units shall have the right to withdraw or tender Units to the Fund for repurchase. The Directors may from time to time, in their complete and exclusive discretion and on such terms and conditions as the Directors may determine, cause the Fund to repurchase Units pursuant to written tenders. In determining whether to cause the Fund to repurchase Units pursuant to written tenders, the Directors shall consider the following factors, among others:

         (1) whether any Members have requested to tender Units to the Fund;

         (2)      the liquidity of the Fund's assets;

         (3) the investment plans and working capital requirements of the Fund;

         (4) the relative economies of scale with respect to the size of the Fund;

         (5)      the history of the Fund in repurchasing Units;

         (6)      the condition of the securities markets; and

         (7) the anticipated tax consequences of any proposed repurchases of Units.

         The Directors shall cause the Fund to repurchase Units pursuant to written tenders only on terms fair to the Fund and to all Members and persons holding Interests acquired from Members, as applicable.

(b) Except as set forth in Sections 4.5(c) and (d) hereof, an Advisor may tender its Units under Section 4.5(a) hereof only if and to the extent that, in the opinion of legal counsel to the Fund, such repurchase would not jeopardize the classification of the Fund as a partnership for U.S. Federal income tax purposes.

(c) More than 180 days after termination of the authority to provide Advice and Management, the Advisor may, by written notice to the Directors, tender to the Fund all or any portion of its Capital Account, established and maintained by it as a member of the Fund, which it is not required to maintain pursuant to
Section 5.1(c) hereof until it ceases to be an Advisor of the Fund pursuant to
Section 4.1(a) hereof. Within 30 days after the receipt of such notice, the Directors shall cause the tendered portion of such Capital Account to be repurchased by the Fund for cash.

(d) If an Advisor ceases to be an Advisor of the Fund pursuant to Section 4.1 hereof and the business of the Fund is continued pursuant to Section 6.1(a)(2) hereof, the former Advisor (or its trustee or other legal representative) may, by written notice to the Directors within 60 days of the action resulting in the continuation of the Fund pursuant to Section 6.1(a)(2) hereof, tender to the Fund all or any portion of its Interest. Within 30 days after the receipt of such notice, the Directors shall cause such Interest to be repurchased by the Fund for cash in an amount equal to the balance of the former Advisor's Capital Account or applicable portion thereof. If the former Advisor does not tender to the Fund all of its Interest as permitted by this Section 4.5(d), such Interest shall be thereafter deemed to be and shall be treated in all respects as the Interest of a Member.

(e) The Board may cause the Fund to repurchase Units of a Member or any person acquiring Units from or through a Member in the event that the Board determines or has reason to believe that:

         (1) such Units have been transferred in violation of Section 4.4 hereof, or such Units have vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetence of a Member;

         (2) ownership of such Units by a Member or other person will cause the Fund to be in violation of, or require registration of any Units under, or subject the Fund to additional registration or regulation under, the securities or commodities laws of the United States or any other relevant jurisdiction;

         (3) continued ownership of Units may be harmful or injurious to the business or reputation of the Fund, the Directors or the Advisor, or may subject the Fund or any of the Members to an undue risk of adverse tax or other fiscal consequences;

         (4) any of the representations and warranties made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true; or

         (5) it would be in the best interests of the Fund, as determined by the Board, for the Fund to repurchase such Units.

(f) Repurchases of Units by the Fund shall be payable in cash, without interest, or, in the discretion of the Directors and subject to any applicable rules, in Securities (or any combination of Securities and cash) of equivalent value. All such repurchases shall be subject to any and all conditions as the Board may impose and shall be effective as of a date set by the Board after receipt by the Fund of all eligible written tenders of Units. The amount due to any Member whose Units are repurchased shall be equal to the net asset value of the Units repurchased as of the effective date of repurchase, after giving effect to all allocations to be made to such Member's Capital Account as of such date. Notwithstanding anything to the contrary in this Agreement, and subject to compliance with any applicable rules, a Member may be compelled to accept a distribution of any asset in kind from the Fund despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Fund.

                                   ARTICLE V
                                     CAPITAL

5.1. CONTRIBUTIONS TO CAPITAL.

(a) The minimum initial contribution of each Member to the capital of the Fund shall be $50,000 ($25,000 for employees or directors of the Advisor and its affiliates, and members of their immediate families, and, in the sole discretion of the Board, attorneys, accountants or other professional advisors engaged on behalf of the Fund, and members of their immediate families) or such other amount as the Board may determine from time to time. The amount of the initial Capital Contribution of each Member shall be recorded by the Fund upon acceptance as a contribution to the capital of the Fund.

(b) The Members may make additional contributions to the capital of the Fund effective as of such times and in such amounts as the Board may permit, but no Member shall be obligated to make any additional contribution to the capital of the Fund except to the extent provided in Section 5.6 hereof.

(c) An Advisor may make additional contributions to the capital of the Fund effective as of such times and in such amounts as it may determine. Except as provided in the Delaware Act, no Advisor shall be required or obligated to make any additional contributions to the capital of the Fund.

(d) Subject to the provisions of the 1940 Act, and except as otherwise permitted by the Board, (i) initial and any additional contributions to the capital of the Fund by any Member shall be payable in cash or in such Securities that the Board, in its absolute discretion, may agree to accept on behalf of the Fund, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. The Fund shall charge each Member making a contribution in Securities to the capital of the Fund such amount as may be determined by the Board not exceeding 2% of the value of such contribution in order to reimburse the Fund for any costs incurred by the Fund by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Member in full at the time the contribution to the capital of the Fund to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.3 hereof as of the date of contribution.

(e) The minimum initial and additional contributions set forth in (a) and (b) of this Section 5.1 may be increased or reduced by the Board.

(f) The Fund shall issue additional Units to Members making additional contributions. The number of Units shall be determined by dividing the amount of the additional contribution by the net asset value per Unit as of the date the contribution is accepted.

5.2. RIGHTS OF MEMBERS TO CAPITAL. No Member shall be entitled to interest on such Member's contribution to the capital of the Fund, nor shall any Member be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of all or a portion of such Member's Units pursuant to Section 4.5 hereof, (ii) pursuant to the provisions of Section 5.6(b) hereof or (iii) upon the liquidation of the Fund's assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts. To the fullest extent permitted by applicable law, no Member shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

5.3. CAPITAL ACCOUNTS.

(a) The Fund shall maintain a separate Capital Account for each Member.

(b) Each Member's Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting such Member's initial contribution to the capital of the Fund.

(c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting additional contributions by such Member to the capital of the Fund permitted pursuant to Section 5.1 hereof, plus (ii) any amount credited to such Member's Capital Account pursuant to Sections 5.4 through 5.6 hereof.

(d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Units of such Member or distributions to such Member pursuant to Sections 4.5, 5.10 or 6.2 hereof which are not reinvested, plus (ii) any amounts debited against such Member's Capital Account pursuant to Sections
5.4 through 5.6 hereof.

(e) In the event all or a portion of the Units of a Member is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent of the transferred Units.

5.4. ALLOCATION OF NET PROFIT AND LOSS. Subject to Section 5.7 hereof, as of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Fund Percentages for such Fiscal Period.

5.5. ALLOCATION OF CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES.

(a) If the Fund incurs a withholding tax or other tax obligation with respect to the share of Fund income allocable to any Member, then the Board, without limitation of any other rights of the Fund or the Board, shall cause the amount of such obligation to be debited against the Capital Account of such Member when the Fund pays such obligation, and any amounts then or thereafter distributable to such Member shall be reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member's Interest shall pay to the Fund as a contribution to the capital of the Fund, upon demand to the Board, the amount of such excess. The Board shall not be obligated to cause the Fund to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption; provided that in the event that the Board determines that a Member is eligible for a refund of any withholding tax, the Board may, at the request and expense of such Member, cause the Fund to assist such Member in applying for such refund.

(b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Fund, to the extent determined by the Board to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Fund.

5.6.     RESERVES.

(a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Board or the Advisor, such reserves to be in the amounts which the Board in its sole discretion deem necessary or appropriate. The Board may increase or reduce any such reserves from time to time by such amounts as it in its sole discretion deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, then the amount of such reserve, increase, or decrease may instead, at the discretion of the Board, be charged or credited to those parties who were Members at the time, as determined by the Board in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts.

(b) If any amount is required by Section 5.6(a) to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Fund on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates; and
(ii) no such demand shall be made after the expiration of three years from the date on which such party ceased to be a Member. To the extent that a former Member fails to pay to the Fund, in full, any amount required to be charged to such former Member pursuant to paragraph (a), the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

5.7. ALLOCATION TO AVOID CAPITAL ACCOUNT DEFICITS. To the extent that any debits pursuant to Sections 5.4 through 5.6 hereof would reduce the balance of the Capital Account of any Member below zero, that portion of any such debits instead shall be allocated to the Capital Accounts of the Members with positive Capital Account Balances in proportion to such balances. Any credits in any subsequent Fiscal Period which otherwise would be allocable pursuant to Sections
5.4 through 5.6 hereof to the Capital Account of any Member previously affected by the application of this Section 5.7 instead shall be allocated to the Capital Account of the Members allocated debits pursuant to the preceding sentence in such amounts as are necessary to offset all previous debits attributable to such Member, pursuant to this Section 5.7, that have not been recovered.

5.8. ALLOCATIONS PRIOR TO CLOSING DATE. Any net cash profits or any net cash losses realized by the Fund from the purchase or sale of Securities during the period ending on the day prior to the Closing Date shall be allocated to the Capital Account of the Advisor. (No unrealized item of profit or loss shall be allocated pursuant to this Section 5.8 to the Capital Account of any Member.)

5.9. TAX ALLOCATIONS. For each taxable year of the Fund, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such a manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior taxable years (or relevant portions thereof). Allocations under this Section 5.9 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

         If the Fund realizes net capital gains for Federal income tax purposes for any taxable year during or as of the end of which one or more Positive Basis Members (as hereinafter defined) withdraw from the Fund pursuant to Articles IV or VI hereof, the Board may elect to allocate such net gains as follows: (i) to allocate such net gains among such Positive Basis Members, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Member, until either the full amount of such net gains shall have been so allocated or the Positive Basis of each such Positive Basis Member shall have been eliminated, and (ii) to allocate any net gains not so allocated to Positive Basis Members to the other Members in such manner as shall reflect equitably the amounts credited to such Members' Capital Accounts.

         As used herein, (i) the term "Positive Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which the total of such Member's Capital Account as of such time exceeds such Member's "adjusted tax basis," for Federal income tax purposes, in such Member's Interest in the Fund as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Interest, including by reason of death), and (ii) the term "Positive Basis Member" shall mean any

Member who withdraws from the Fund and who has a Positive Basis as of the effective date of such Member's withdrawal.

5.10. DISTRIBUTIONS.

(a) The Board may authorize the Fund to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with the Members' Fund Percentages.

(b) The Board may withhold taxes from any distribution to any Member to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member.

(c) Notwithstanding any provision to the contrary contained in this Agreement, the Fund and the Board on behalf of the Fund shall not make a distribution to any Member on account of such Member's Interest in the Fund if such distribution would violate the Delaware Act or other applicable law.

                                   ARTICLE VI
                           DISSOLUTION AND LIQUIDATION

6.1. DISSOLUTION.

(a) The Fund shall be dissolved if at any time there are no Members or upon the occurrence of any of the following events:

         (1) upon the affirmative vote to dissolve the Fund by both (i) the Directors and (ii) Members holding at least two-thirds of the total number of votes eligible to be cast by all Members;

         (2) upon either of (i) an election by the Advisor to dissolve the Fund or (ii) an Advisor ceasing to be an advisor of the Fund pursuant to Section 4.1 hereof (other than in conjunction with a Transfer of the Interest of an Advisor permitted by Section
                  4.3 hereof to a person who is admitted as a substitute Advisor pursuant to Section 2.6(a) hereof), unless (a) as to the event set forth in clause (ii) above, there is at least one other advisor of the Fund who is authorized to and does carry on the business of the Fund, and (b) as to either event, both the Directors and the Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members shall elect within 60 days after such event to continue the business of the Fund;

         (3) upon the failure of Members to approve successor Directors at a meeting called by the Advisor in accordance with Section 2.9(c) hereof when no Director remains to continue the business of the Fund; or

         (4) upon the expiration of any two-year period which commences on the date on which any Member has submitted a written notice to the Fund requesting to tender such Member's entire Interest for repurchase by the Fund if such Member has not been permitted to do so at any time during such period; or

         (5)      as required by operation of law.

         Dissolution of the Fund shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or, to the extent permitted by the Delaware Act, the conclusion of any applicable 60-day period during which the Directors and Members may elect to continue the business of the Fund as provided above, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

(b) Except as provided in Section 6.1(a) hereof, the death, mental illness, dissolution, termination, liquidation, bankruptcy, reorganization, merger, sale of substantially all of the stock or assets of, or other change in the ownership or nature of a Member, the admission to the Fund of a new Member, the withdrawal of a Member from the Fund, or the transfer by a Member of such Member's Interest to a third party shall not cause the Fund to dissolve.

6.2. LIQUIDATION OF ASSETS.

(a) Upon the dissolution of the Fund as provided in Section 6.1 hereof, the Board, acting directly or through a liquidator it selects, shall promptly liquidate the business and administrative affairs of the Fund, except that if the Board is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Fund. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Article V hereof. Subject to the Delaware Act, the proceeds from liquidation (after establishment of appropriate reserves for all claims and obligations, including all contingent, conditional or unmatured claims and obligations in such amount as the Board or liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

         (1) the debts of the Fund, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Fund's assets to the Members has been completed, shall first be paid on a pro rata basis;

         (2) such debts, liabilities or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

         (3) the Members shall be paid next on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

(b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Fund, subject to the Delaware Act and the priorities set forth in Section 6.2(a), the Board or other liquidator may distribute ratably in-kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution. Notwithstanding anything to the contrary in this Agreement, the Board may compel a Member to accept a distribution of any asset in-kind from the Fund notwithstanding that the percentage of the asset distributed to the Member exceeds a percentage of that asset that is equal to the percentage in which such Member shares in distributions from the Fund.

                                  ARTICLE VII
                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

7.1. ACCOUNTING AND REPORTS.

(a) The Fund shall adopt for tax accounting purposes any accounting method which the Board shall decide in its sole discretion is in the best interests of the Fund. The Fund's accounts shall be maintained in U.S. currency.

(b) After the end of each taxable year, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member's Interest as is necessary for Members to complete Federal and state income tax or information returns and any other tax information required by federal or state law.

(c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall furnish to each Member a semi-annual report and an annual report containing the information required by the 1940 Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Fund may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

(d) The Advisor shall notify the Directors of any change in the membership of the Advisor within a reasonable time after such change.

7.2. DETERMINATIONS BY BOARD.

(a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Members.

(b) The Board may make such adjustments to the computation of Net Profit or Net Loss, or any components (withholding any items of income, gain, loss or deduction) comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Fund and the intended allocation thereof among the Members.

7.3. VALUATION OF ASSETS.

(a) Except as may be required by the 1940 Act, the Board shall value or have valued any Securities or other assets and liabilities of the Fund (other than assets invested in Portfolio Funds) as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Directors and which conform to the requirements of the 1940 Act. Assets of the Fund that are invested in Portfolio Funds managed by Sub-Advisors shall be valued in accordance with the terms and conditions of the respective agreements of the Portfolio Funds. Assets of the Fund invested in Portfolio Funds not managed by Sub-Advisors shall be valued at fair value, which ordinarily will be the net redemption value determined by their Portfolio Managers in accordance with the policies established by the relevant Portfolio Fund. In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b) The net asset value of each Unit as of any date shall equal the net asset value of the Fund, determined as provided in Section 7.3(a), divided by the number of outstanding Units on such date.

(c) Subject to the provisions of the 1940 Act, the value of Securities and other assets of the Fund and the net asset value of the Fund and the Units determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

8.1. AMENDMENT OF AGREEMENT.

(a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of (i) the Directors (including the vote of a majority of the Independent Directors, if required by the 1940
Act), (ii) the Advisor and (iii) a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund.

(b)      Any amendment that would:

         (1) increase the obligation of a Member to make any contribution to the capital of the Fund;

         (2) reduce the Capital Account of a Member other than in accordance with Article V; or

         (3)      modify the events causing the dissolution of the Fund;

         may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender such Member's entire Interest for repurchase by the Fund.

(c)      The Board, at any time without the consent of the Members, may:

         (1) restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

         (2) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof, provided that such action does not adversely affect the rights of any Member in any material respect; and

         (3) amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund's continuing eligibility to be classified for U.S. Federal income tax purposes as a partnership which is not treated as a corporation under Section 7704(a) of the Code, subject, however, to the limitation that any amendment to this Agreement pursuant to Sections 8.1(c)(2) or (3) hereof shall be valid only if approved by the Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act).

(d) The Board shall give prior written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Member, which notice shall set forth (i) the text of the proposed amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

(e) The Board may establish additional classes or series of interests in the Fund having such rights, privileges and obligations as shall be determined by the Board consistent with the 1940 Act and the Delaware Act.

8.2. SPECIAL POWER OF ATTORNEY.

(a) Each Member hereby irrevocably makes, constitutes and appoints the Advisor and each of the Directors, acting severally, and any liquidator of the Fund's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

         (1) any amendment to this Agreement which complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

         (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Fund; and

         (3) all other such instruments, documents and certificates which, in the opinion of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection which such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Advisor and each of the Directors, acting severally, and any liquidator of the Fund's assets, appointed pursuant to Section 6.2 hereof, and as such:

         (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund, the Advisor, the Directors or any liquidator shall have had notice thereof; and

         (2) shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member's Interest, except that where the transferee thereof has been approved by the Board for admission to the Fund as a substituted Member, this power-of attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Advisor, the Directors or any liquidator to execute, acknowledge and file any instrument necessary to effect such substitution.

8.3. NOTICES. Notices which may or are required to be provided under this Agreement shall be made to a Member by hand delivery, regular mail (registered or certified mail return receipt requested in the case of notice to the Board or the Advisor), commercial courier service, telecopier, or electronic mail (with a confirmation copy by registered or certified mail in the case of notices to the Board or the Advisor by telecopier or electronic mail), and shall be addressed to the respective parties hereto at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the Board in the case of notice given to any Member, and to each of the Members in the case of notice given to the Board or the Advisor). Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telecopier or by electronic mail. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof which is not made pursuant to the terms of this Agreement shall be void.

8.5. APPLICABILITY OF 1940 ACT AND FORM N-2. THE PARTIES HERETO ACKNOWLEDGE THAT THIS AGREEMENT IS NOT INTENDED TO, AND DOES NOT, SET FORTH THE SUBSTANTIVE PROVISIONS CONTAINED IN THE 1940 ACT AND THE FORM N-2 WHICH AFFECT NUMEROUS ASPECTS OF THE CONDUCT OF THE FUND'S BUSINESS AND OF THE RIGHTS, PRIVILEGES AND OBLIGATIONS OF THE MEMBERS. EACH PROVISION OF THIS AGREEMENT SHALL BE SUBJECT TO AND INTERPRETED IN A MANNER CONSISTENT WITH THE APPLICABLE PROVISIONS OF THE 1940 ACT AND THE FORM N-2.

8.6. CHOICE OF LAW; ARBITRATION.

(a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

(b) EACH MEMBER AGREES TO SUBMIT ALL CONTROVERSIES ARISING BETWEEN OR AMONG MEMBERS OR ONE OR MORE MEMBERS AND THE FUND IN CONNECTION WITH THE FUND OR ITS BUSINESSES OR CONCERNING ANY TRANSACTION, DISPUTE OR THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS OR ANY OTHER AGREEMENT, WHETHER ENTERED INTO PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF, TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW. EACH MEMBER UNDERSTANDS THAT ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND THAT THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

(c) CONTROVERSIES SHALL BE FINALLY SETTLED BY, AND ONLY BY, ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES

OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA") TO THE FULLEST EXTENT PERMITTED BY LAW. THE PLACE OF ARBITRATION SHALL BE NEW YORK, NEW YORK. ANY ARBITRATION HEREUNDER SHALL BE CONDUCTED BEFORE A PANEL OF THREE ARBITRATORS. THE PARTY OR PARTIES INITIATING ARBITRATION HEREUNDER SHALL APPOINT ONE ARBITRATOR IN THE DEMAND FOR ARBITRATION. THE PARTY OR PARTIES AGAINST WHOM ARBITRATION IS SOUGHT SHALL JOINTLY APPOINT ONE ARBITRATOR WITHIN THIRTY BUSINESS DAYS AFTER NOTICE FROM THE AAA OF THE FILING OF THE DEMAND FOR ARBITRATION. THE TWO ARBITRATORS NOMINATED BY THE PARTIES SHALL ATTEMPT TO AGREE ON A THIRD ARBITRATOR WITHIN THIRTY BUSINESS DAYS OF THE APPOINTMENT OF THE SECOND ARBITRATOR. IF THE TWO ARBITRATORS FAIL TO AGREE ON THE THIRD ARBITRATOR WITHIN SUCH PERIOD, THEN THE AAA SHALL APPOINT THE THIRD ARBITRATOR WITHIN THIRTY BUSINESS DAYS FOLLOWING THE EXPIRATION OF SUCH PERIOD. ANY AWARD RENDERED BY THE ARBITRATORS SHALL BE FINAL AND BINDING ON THE PARTIES, AND JUDGMENT UPON ANY SUCH AWARD MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK AND/OR THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR ANY OTHER COURT HAVING JURISDICTION THEREOF OR HAVING JURISDICTION OVER THE PARTIES OR THEIR ASSETS. THIS ARBITRATION AGREEMENT SHALL NOT BE CONSTRUED TO DEPRIVE ANY COURT OF ITS JURISDICTION TO GRANT PROVISIONAL RELIEF (INCLUDING BY INJUNCTION OR ORDER OF ATTACHMENT) IN AID OF ARBITRATION PROCEEDINGS OR ENFORCEMENT OF AN AWARD. IN THE EVENT OF ARBITRATION AS PROVIDED HEREIN, THE ARBITRATORS SHALL BE GOVERNED BY AND SHALL APPLY THE SUBSTANTIVE (BUT NOT PROCEDURAL) LAW OF DELAWARE, TO THE EXCLUSION OF THE PRINCIPLES OF THE CONFLICTS OF LAW OF DELAWARE. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE COMMERCIAL ARBITRATION RULES OF THE AAA. WHERE THOSE RULES ARE SILENT, THE PROCEDURE SHALL BE AS AGREED BY THE PARTIES, OR IN THE ABSENCE OF SUCH AGREEMENT, AS ESTABLISHED BY THE ARBITRATORS.

8.7. NOT FOR BENEFIT OF CREDITORS. The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members and the Fund. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

8.8. CONSENTS. Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

8.9. MERGER AND CONSOLIDATION.

(a) The Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

(b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with
Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(b) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

8.10. PRONOUNS. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

8.11. CONFIDENTIALITY.

(a) A Member may obtain from the Fund, for any purpose reasonably related to the Member's Interest in the Fund, such information regarding the affairs of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board.

(b) Each Member covenants that, except as required by applicable law or any regulatory body, such Member will not divulge, furnish or make accessible to any other person the name or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board, which consent may be withheld in its sole discretion.

(c) Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of such Member's affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys, fees and other litigation expenses incurred in connection therewith. If any non-breaching Member or the Fund determines that any of the other Members or any of such Member's principals, partners, members, directors, officers, employees or agents or any of such Member's affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

(d) The Board shall have the right to keep confidential from the Members, for such period of time as the Board deems reasonable, any information which the Board reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

8.12. CERTIFICATION OF NON-FOREIGN STATUS. Each Member or transferee of an Interest from a Member that is admitted to the Fund in accordance with this Agreement shall certify, upon admission to the Fund and at such other time thereafter as the Board may request, whether he is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Member's status. Any Member who shall fail to provide such certification when requested to do so by the Board may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

8.13. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

8.14. ENTIRE AGREEMENT. This Agreement (including any Schedules attached hereto which are incorporated herein) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         It is hereby acknowledged and agreed that the Board, without the approval of any Member, may enter into written agreements with Members, executed contemporaneously with the admission of such Members to the Fund, affecting the terms hereof in order to meet certain requirements of such Members. The parties hereto agree that any terms contained in any such other agreement with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement.

8.15. DISCRETION. To the fullest extent permitted by law, whenever in this Agreement a person is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members, or (ii) in its "good faith" or under another express standard, then such person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

8.16. COUNTERPARTS. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION

CLAUSES SET FORTH IN SECTION 8.6 ON PAGES 32-32 AND THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 8.11 ON PAGE 34.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADVISOR:
GLOBAL ASSET MANAGEMENT (USA) INC.

By: __________________________
         Name:
         Title:    Authorized Person

DIRECTORS:


------------------
Dr. Burkhard Poschadel

------------------
George W. Landau

------------------
Robert J. McGuire

------------------
Roland Weiser

MEMBERS:

Each person who has signed, or has had signed on such person's behalf, a Member Signature Page, which shall constitute a counterpart hereof.

                                                                      APPENDIX B



         The composite performance information provided below represents the actual performance of GAM Avalon Lancelot, LLC (the "Fund"), and the actual performance, adjusted as described below, of all other managed accounts and funds ("GAM MULTI-MANAGER FUNDS") managed by the personnel of either the Advisor, the Investment Consultant or their affiliates (collectively, the "GAM MULTI-MANAGER TEAM") using investment strategies that are substantially similar to those expected to be used to manage the Fund.

         THIS INFORMATION IS PROVIDED TO YOU SOLELY TO ILLUSTRATE THE HISTORICAL PERFORMANCE OF THE GAM MULTI-MANAGER TEAM. THE HISTORICAL PERFORMANCE DOES NOT INDICATE THE FUTURE PERFORMANCE OF GAM AVALON LANCELOT, LLC. THE COMPOSITE PERFORMANCE INFORMATION HAS NOT BEEN VERIFIED BY A THIRD PARTY AND DOES NOT COMPLY WITH THE STANDARDS ESTABLISHED BY THE ASSOCIATION OF INVESTMENT MANAGEMENT AND RESEARCH (AIMR).

         While the Advisor expects to employ an investment program for the Fund that is substantially similar to the investment program used by the GAM Multi-Manager Funds reflected in the corresponding composite, there are certain important differences and limitations that will affect the performance results of the Fund. In particular, you should consider the following:

               o DIFFERENT PORTFOLIO MANAGERS: The Advisor may select different Portfolio Managers to manage assets for the Fund and may invest in different Portfolio Funds.

               o CERTAIN PORTFOLIO MANAGERS ARE NOT AVAILABLE: Certain underlying portfolio managers which contributed to the performance of the GAM Multi-Manager Funds will not be available to the Fund because they are not available to U.S. investors such as the Fund.

               o DIFFERENT INVESTMENT RESTRICTIONS AND POLICIES: Because the Fund is registered under the U.S. Investment Company Act of 1940 while the GAM Multi-Manager Funds are not, the Fund is subject to certain investment restrictions which do not apply to the GAM Multi-Manager Funds. Additionally, the policies of the Fund may not match exactly those of the GAM Multi-Manager Funds. These factors could adversely impact performance.

               o FEES AND EXPENSES WILL DIFFER: The composite performance results presented for the Multi-Manager Funds reflect the deduction of a 1.76% annual advisory fee (see Fee Schedule below for further details), while the Fund pays the Advisor an annual advisory fee of 2% of net assets. The other expenses the Fund may be higher than those reflected in the composite performance results. Please refer to the Fee Table on Page 2 of the Private Placement Memorandum for the expenses for the Fund. Higher expenses would reduce performance.

FOR THE ABOVE REASONS, AND OTHERS, THE COMPOSITE PERFORMANCE INFORMATION IS NOT INTENDED TO REPRESENT THE EXPECTED PERFORMANCE OF GAM AVALON LANCELOT, LLC.

FUTURE PERFORMANCE OF GAM AVALON LANCELOT, LLC AND THE GAM MULTI-MANAGER FUNDS MAY DIFFER.

The following charts and tables set forth the composite performance record of the GAM Multi-Manager Funds for the periods indicated. The charts and tables should be read in conjunction with the notes following them.

GAM Avalon Lancelot, LLC
Performance        September 30, 2002



GAM AVALON LANCELOT, LLC - ACTUAL PERFORMANCE
---------------------------------------------

Simple Performance May 1, 2001 (inception) - September 30, 2002
---------------------------------------------------------------
(see accompanying notes for additional Fund information)

GAM Avalon Lancelot LLC

[GRAPHIC OMITTED]

Actual Fund

Date                GAM Avalon Lancelot LLC      MSCI World Index
       5/1/01                          0.00                  0.00
      5/31/01                         -2.20                 -2.53
      6/30/01                         -1.67                 -5.57
      7/31/01                         -1.75                 -6.81
      8/31/01                         -2.36                -11.27
      9/30/01                         -2.75                -19.07
     10/31/01                         -0.98                -17.52
     11/30/01                         -0.21                -12.62
     12/31/01                          1.44                -12.06
      1/31/02                          1.09                -14.72
      2/28/02                          0.19                -15.44
      3/31/02                          0.36                -11.69
      4/30/02                         -0.99                -14.65
      5/31/02                         -0.19                -14.46
      6/30/02                         -0.90                -19.63
      7/31/02                         -2.59                -26.39
      8/31/02                         -2.22                -26.24
      9/30/02                         -3.33                -34.34

PERCENTAGE VARIATION  From  01-May-01  to 30-Sep-02

                  -- GAM Avalon Lancelot Fund LLC  -- MSCI World (USD)

Simple performance              -3.33%                    -34.34%
Year to date (at 9/30/02)       -4.70%                    -25.33%


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

GAM MULTI-GLOBAL COMPOSITE - NOT ACTUAL PERFORMANCE OF THE FUND
---------------------------------------------------------------

Simple Performance December 31, 1989 - September 30, 2002
---------------------------------------------------------
(see accompanying notes for Composite inception and composition information)

GAM Avalon Multi-Global Composite (Net)

[GRAPHIC OMITTED]

Composite

Date                  GAM Avalon Multi-Global Composite      MSCI World Index
     12/31/89                                      0.00                 0.00
      1/31/90                                     -1.68                -4.65
      2/28/90                                     -3.18                -8.73
      3/31/90                                     -1.67               -14.22
      4/30/90                                     -4.58               -15.44
      5/31/90                                      4.57                -6.52
      6/30/90                                      7.28                -7.17
      7/31/90                                      7.45                -6.31
      8/31/90                                      2.07               -15.07
      9/30/90                                     -0.97               -24.01
     10/31/90                                      0.73               -16.90
     11/30/90                                      1.76               -18.25
     12/31/90                                      3.14               -16.52
      1/31/91                                      4.33               -13.45
      2/28/91                                      7.47                -5.42
      3/31/91                                      9.06                -8.19
      4/30/91                                     12.09                -7.46
      5/31/91                                     13.13                -5.35
      6/30/91                                     13.13               -11.18
      7/31/91                                     13.41                -6.97
      8/31/91                                     13.95                -7.25
      9/30/91                                     17.93                -4.80
     10/31/91                                     18.15                -3.24
     11/30/91                                     16.97                -7.44
     12/31/91                                     20.37                -0.68
      1/31/92                                     26.42                -2.51
      2/29/92                                     27.12                -4.17
      3/31/92                                     25.57                -8.67
      4/30/92                                     25.23                -7.38
      5/31/92                                     25.51                -3.68
      6/30/92                                     24.29                -6.89
      7/31/92                                     24.25                -6.63
      8/31/92                                     21.99                -4.35
      9/30/92                                     28.45                -5.20
     10/31/92                                     34.90                -7.76
     11/30/92                                     38.28                -6.09
     12/31/92                                     42.03                -5.31
      1/31/93                                     45.02                -4.98
      2/28/93                                     44.34                -2.71
      3/31/93                                     48.80                 2.95
      4/30/93                                     51.04                 7.74
      5/31/93                                     55.91                10.24
      6/30/93                                     61.74                 9.33
      7/31/93                                     64.60                11.60
      8/31/93                                     74.72                16.74
      9/30/93                                     76.15                14.60
     10/31/93                                     84.42                17.78
     11/30/93                                     85.07                11.13
     12/31/93                                     98.46                16.59
      1/31/94                                    103.19                24.30
      2/28/94                                     90.81                22.71
      3/31/94                                     82.81                17.44
      4/30/94                                     75.78                21.09
      5/31/94                                     76.38                21.42
      6/30/94                                     72.03                21.11
      7/31/94                                     70.83                23.43
      8/31/94                                     73.71                27.17
      9/30/94                                     74.22                23.85
     10/31/94                                     71.47                27.40
     11/30/94                                     65.37                21.89
     12/31/94                                     65.25                23.10
      1/31/95                                     63.28                21.27
      2/28/95                                     64.03                23.06
      3/31/95                                     65.34                29.02
      4/30/95                                     68.55                33.54
      5/31/95                                     71.03                34.71
      6/30/95                                     72.37                34.69
      7/31/95                                     78.03                41.46
      8/31/95                                     85.59                38.33
      9/30/95                                     89.96                42.39
     10/31/95                                     87.46                40.17
     11/30/95                                     90.16                45.07
     12/31/95                                    100.66                49.34
      1/31/96                                    108.48                52.06
      2/29/96                                    106.73                53.02
      3/31/96                                    108.78                55.59
      4/30/96                                    120.63                59.28
      5/31/96                                    122.70                59.45
      6/30/96                                    122.01                60.28
      7/31/96                                    110.93                54.65
      8/31/96                                    116.34                56.45
      9/30/96                                    120.61                62.61
     10/31/96                                    121.21                63.77
     11/30/96                                    128.61                72.98
     12/31/96                                    131.34                70.24
      1/31/97                                    141.23                72.32
      2/28/97                                    151.09                74.33
      3/31/97                                    147.93                70.91
      4/30/97                                    148.58                76.53
      5/31/97                                    153.01                87.46
      6/30/97                                    159.28                96.84
      7/31/97                                    176.80               105.93
      8/31/97                                    180.89                92.19
      9/30/97                                    189.59               102.66
     10/31/97                                    187.87                92.02
     11/30/97                                    184.05                95.45
     12/31/97                                    193.62                97.86
      1/31/98                                    184.68               103.41
      2/28/98                                    195.30               117.20
      3/31/98                                    215.77               126.40
      4/30/98                                    215.97               128.65
      5/31/98                                    217.81               125.82
      6/30/98                                    219.51               131.21
      7/31/98                                    220.63               130.87
      8/31/98                                    195.13               100.12
      9/30/98                                    190.60               103.69
     10/31/98                                    182.30               122.14
     11/30/98                                    189.92               135.39
     12/31/98                                    198.30               146.92
      1/31/99                                    202.85               152.36
      2/28/99                                    204.69               145.69
      3/31/99                                    211.90               155.95
      4/30/99                                    222.33               166.08
      5/31/99                                    224.50               156.39
      6/30/99                                    236.40               168.38
      7/31/99                                    241.73               167.62
      8/31/99                                    242.42               167.18
      9/30/99                                    243.41               164.62
     10/31/99                                    244.35               178.42
     11/30/99                                    278.18               186.28
     12/31/99                                    316.50               209.49
      1/31/00                                    315.64               191.80
      2/29/00                                    342.50               192.63
      3/31/00                                    347.98               212.89
      4/30/00                                    324.23               199.70
      5/31/00                                    324.33               192.15
      6/30/00                                    330.01               202.02
      7/31/00                                    329.58               193.56
      8/31/00                                    338.11               203.14
      9/30/00                                    335.44               187.06
     10/31/00                                    329.75               182.29
     11/30/00                                    333.39               165.19
     12/31/00                                    345.53               169.51
      1/31/01                                    350.48               174.75
      2/28/01                                    352.68               151.56
      3/31/01                                    354.03               135.08
      4/30/01                                    353.49               152.52
      5/31/01                                    358.65               149.38
      6/30/01                                    362.92               141.60
      7/31/01                                    361.03               138.42
      8/31/01                                    362.02               127.02
      9/30/01                                    365.19               107.05
     10/31/01                                    369.99               111.04
     11/30/01                                    368.68               123.55
     12/31/01                                    380.05               124.99
      1/31/02                                    381.32               118.19
      2/28/02                                    381.42               116.34
      3/31/02                                    380.86               125.95
      4/30/02                                    386.38               118.36
      5/31/02                                    387.79               118.86
      6/30/02                                    390.71               105.63
      7/31/02                                    385.84                88.32
      8/31/02                                    389.21                88.71
      9/30/02                                    391.65                68.00

PERCENTAGE VARIATION  From  31-Dec-89  to 30-Sep-02

                  -- GAM Avalon Multi-Global Composite (Net) -- MSCI World (USD)

Simple performance             391.65%                               68.00%
Year to date (at 9/30/02)        2.41%                              -25.33%


 COMPOSITE PERFORMANCE DOES NOT REPRESENT THE HISTORICAL PERFORMANCE OF GAM AVALON LANCELOT, LLC AND SHOULD NOT BE INTERPRETED AS INDICATIVE OF FUTURE PERFORMANCE OF THE FUND.

Performance                         September 30, 2002

INCEPTION DATES
---------------

GAM Avalon Lancelot, LLC.        05/01/01
GAM Multi-Global Composite       12/31/89


PERFORMANCE NUMBERS SHOWN IN ITALICS DENOTE THAT NUMBERS ARE FOR AN INCOMPLETE PERIOD.
FOR THE INDEX THE COMPOSITE INCEPTION DATE IS USED FOR PERFORMANCE CALCULATIONS UNLESS OTHERWISE NOTED.

PERFORMANCE SUMMARY


                                                                  GAM Avalon Lancelot, LLC        MSCI World
                                                                                                    Index %
                                                         -------------------------------------
                                                          Fund (Actual)%*      Composite %**
                                                         ------------------- -----------------  ----------------
Year To Date September 30, 2002                                 -4.70               2.41            -25.33
-------------------------------------------------------- ------------------- -----------------  ----------------
Quarter Ended September 30, 2002                                -2.45               0.19            -18.30
-------------------------------------------------------- ------------------- -----------------  ----------------

-------------------------------------------------------- ------------------- -----------------  ----------------
1 Year        to September 30, 2002                             -3.08               5.69            -18.86
-------------------------------------------------------- ------------------- -----------------  ----------------
5 Years       to September 30, 2002                               --               11.17             -3.68
-------------------------------------------------------- ------------------- -----------------  ----------------
10 Years      to September 30, 2002                               --               14.36              5.89
-------------------------------------------------------- ------------------- -----------------  ----------------
Since Inception                                                 -2.75              13.31              4.15
-------------------------------------------------------- ------------------- -----------------  ----------------
ANNUAL RETURNS
--------------
-------------------------------------------------------- ------------------- -----------------  ----------------
2001                                                             1.44               7.75            -16.52
----
-------------------------------------------------------- ------------------- -----------------  ----------------
2000                                                              --                6.97            -12.92
----
-------------------------------------------------------- ------------------- -----------------  ----------------
1999                                                              --               39.62             25.34
----
-------------------------------------------------------- ------------------- -----------------  ----------------
1998                                                              --                1.59             24.80
----
-------------------------------------------------------- ------------------- -----------------  ----------------
1997                                                              --               26.92             16.23
----
-------------------------------------------------------- ------------------- -----------------  ----------------
1996                                                              --               15.29             14.00
----
-------------------------------------------------------- ------------------- -----------------  ----------------
1995                                                              --               21.43             21.32
----
-------------------------------------------------------- ------------------- -----------------  ----------------
1994                                                              --              -16.73              5.58
----
-------------------------------------------------------- ------------------- -----------------  ----------------
1993                                                              --               39.73             23.13
----
-------------------------------------------------------- ------------------- -----------------  ----------------
1992                                                              --               17.99             -4.66
----
-------------------------------------------------------- ------------------- -----------------  ----------------
1991                                                              --               16.71             19.01
----
-------------------------------------------------------- ------------------- -----------------  ----------------
1990                                                              --                3.14            -16.44
----
-------------------------------------------------------- ------------------- -----------------  ----------------

-------------------------------------------------------- ------------------- -----------------  ----------------
COMPOUND ANNUAL GROWTH RATE  as of September 30, 2002           -2.36              13.31              4.15
---------------------------
-------------------------------------------------------- ------------------- -----------------  ----------------
ANNUALIZED STANDARD DEVIATION  as of September 30, 2002          3.75               9.56             14.92
-----------------------------
-------------------------------------------------------- ------------------- -----------------  ----------------
BETA  as of September 30, 2002                                   0.15               0.31              1.00
----
-------------------------------------------------------- ------------------- -----------------  ----------------
SHARPE RATIO  as of September 30, 2002                          -1.30               0.85             -0.07
------------
---------------------------------------------------------------------------------------------------------------------------

* REFLECTS THE DEDUCTION OF ACTUAL FUND FEES AND EXPENSES.
** REFLECTS THE DEDUCTION OF THE HIGHEST ADVISORY FEE CHARGED TO AN ACCOUNT OR FUND INCLUDED IN THE COMPOSITE.
*** SINCE INCEPTION ON MAY 1, 2001. NOT ANNUALIZED.


COMPOSITE ANALYSIS
------------------

                                    2001       2000        1999       1998        1997        1996       1995
Number of Portfolios in Composite    3           3          3           2          1           1           1
----------------------------------------------------------------------------------------------------------------
US$ value of Composite ($M)        1245.0      1447.7     1298.0      946.7       937.1       732.2       641.5
----------------------------------------------------------------------------------------------------------------


GAM MULTI-GLOBAL COMPOSITE COMPONENTS
                                                              Inception  Date
GAM Diversity                                                 12/29/89
GAM World Multi US$                                           07/27/98
GAM Multi-Global L.P.                                         08/02/99
Composite performance is calculated using the asset-weighted performance of the components on a monthly basis.

Performance                         September 30, 2002


HISTORICAL RETURNS


                                      Quarterly                                              Annual
                    -------------------------------------------          ------------------------------------------
                      Fund        Composite        MSCI World               Fund         Composite       MSCI World
       Ending       (Actual)%*        %**            Index %             (Actual)%*         %**           Index %
----------------   -----------   -----------      -------------          -----------    -----------    ------------
       09/30/02        -2.45            2.41             -18.30
       06/30/02        -1.25            2.05              -8.99
       03/31/02        -1.06            0.17               0.43
----------------   -----------   -----------      -------------          -----------    -----------    ------------
       12/31/01         4.31            3.20               8.66             1.44***           7.75           -16.52
       09/30/01        -1.10            0.49             -14.30
       06/30/01       -1.67***          1.96               2.61
       03/31/01         --              1.91             -12.78
----------------   -----------   -----------      -------------          -----------    -----------    ------------
       12/31/00         --              2.32              -6.11               --              6.97           -12.92
        9/30/00         --              1.26              -4.95
        6/30/00         --             -4.01              -3.47
        3/31/00         --              7.56               1.10
----------------   -----------   -----------      -------------          -----------    -----------    ------------
       12/31/99         --             21.28              16.96               --             39.62            25.34
        9/30/99         --              2.08              -1.40
        6/30/99         --              7.86               4.86
        3/31/99         --              4.56               3.66
----------------   -----------   -----------      -------------          -----------    -----------    ------------
       12/31/98         --              2.65              21.22               --              1.59            24.80
        9/30/98         --             -9.05             -11.90
        6/30/98         --              1.18               2.12
        3/31/98         --              7.54              14.43
----------------   -----------   -----------      -------------          -----------    -----------    ------------
       12/31/97         --              1.39              -2.37               --             26.92            16.23
        9/30/97         --             11.69               2.96
        6/30/97         --              4.58              15.17
        3/31/97         --              7.17               0.40
----------------   -----------   -----------      -------------          -----------    -----------    ------------
       12/31/96         --              4.86               4.69               --             15.29            14.00
        9/30/96         --             -0.63               1.45
        6/30/96         --              6.35               3.01
        3/31/96         --              4.05               4.19
----------------   -----------   -----------      -------------          -----------    -----------    ------------
       12/31/95         --              5.63               4.88               --             21.43            21.32
        9/30/95         --             10.20               5.71
        6/30/95         --              4.25               4.40
       03/31/95         --              0.05               4.81
----------------   -----------   -----------      -------------          -----------    -----------    ------------
       12/31/94         --             -5.15              -0.61               --            -16.73             5.58
       09/30/94         --              1.27               2.27
       06/30/94         --             -5.90               3.12
       03/31/94         --             -7.89               0.73
----------------   -----------   -----------      -------------          -----------    -----------    ------------
       12/31/93         --             12.67               1.74               --             39.73            23.13
       09/30/93         --              8.91               4.82
       06/30/93         --              8.70               6.20
       03/31/93         --              4.77               8.72
----------------   -----------   -----------      -------------          -----------    -----------    ------------
       12/31/92         --             10.57              -0.11               --             17.99            -4.66
       09/30/92         --              3.35               1.81
----------------   -----------   -----------      -------------          -----------    -----------    ------------

* REFLECTS THE DEDUCTION OF ACTUAL FUND FEES AND EXPENSES.
** REFLECTS THE DEDUCTION OF THE HIGHEST ADVISORY FEE CHARGED TO AN ACCOUNT OR FUND INCLUDED IN THE COMPOSITE.
*** SINCE INCEPTION ON MAY 1, 2001. NOT ANNUALIZED.

EXPLANATORY NOTES

         The GAM Multi-Global Composite comprises all managed accounts and funds managed by Global Asset Management with a global multi-manager or fund of funds mandate. The composite is expressed in US$ terms. Additionally,

         o Performance results are calculated net of investment management fees (see Fee Schedule below).
         o Performance results are calculated on a total return basis and include all portfolio income, and unrealized and realized capital gains and losses. Calculations are time weighted to account for periodic contributions and withdrawals and are geometrically linked. Cash and cash equivalents are included in total portfolio assets and in the return calculations. Trade date accounting is used for valuations. For periods less than one year, rates of return are not annualized.
         o The composite shown is an aggregation of all managed accounts and funds having substantially similar investment objectives and strategies. The composite is size-weighted using beginning of period values to weight fund returns. There is no minimum asset size below which an account or fund is excluded from a composite. Accounts and funds are included in a composite beginning with the first full month of performance and until the month immediately prior to termination of the account or fund.
         o Beta is a coefficient measuring a portfolio's relative volatility to a market index, such as the MSCI World Index. A portfolio with a Beta greater than 1.0 is more volatile than the relevant market index, while a portfolio with a Beta less than 1.0 is less volatile than the relevant market index.
         o Year to date returns are based on change in net asset value from January 1 of the year the report is dated until the end date of the report. Simple Performance is based on change in net asset value over the stated periods and includes the reinvestment of all capital gains, distributions and income dividends.
         o Compound Annual Growth Rate represents annualized returns. They are returns for periods longer than one year, which, over a certain period of time, would produce a fund's total return over that same period.
         o The composite is net of trading expenses and withholding taxes on dividends and interest. Withholding taxes vary depending upon the country of investment but range between 0% and 30%. Indices are gross of withholding taxes on dividends.
         o The performance results are shown both in a standardized and non-standardized format. Standardized performance information includes the United States Securities and Exchange Commission's required method of calculating and presenting standardized average annual total returns. Non-standardized performance is used to show performance extending beyond the standardized periods.

FEE SCHEDULE

         Net performance figures reflect the deduction of administration and sponsorship fees paid to GAM affiliated entities. Other expenses that may be incurred in the management of the GAM Multi-Manager Funds will reduce returns. Net returns for the GAM Multi-Global Composite have been calculated by deducting the highest advisory fee charged to an account or fund included in the composite. The fees applied are 1.76%. These consist of an Investment Management Fee of 0.65%, an Administration Fee of 0.20% and a Sponsorship Fee of 0.91%. The performance figures do not reflect the deduction of a placement fee, which if reflected would reduce the performance quoted. The expenses of the Fund may be higher than those reflected in the composite performance results. Please refer to the Fee Table on page 2 of the Private Placement Memorandum for the expenses of the Fund.

         Future investments will be made under different economic conditions. Composite performance may not reflect performance in different economic cycles and you should not assume that any client of GAM actually received such performance results.


         INDICES

         The MSCI WORLD INDEX is an unmanaged broad-based index of foreign and domestic stocks and includes reinvestment of dividends. Investors may not purchase indices directly.

         The performance data for the indices assumes the reinvestment of all dividends, but does not deduct any fees or expenses. The GAM Multi-Manager Funds and the Fund do not restrict their investments to securities included in the indices.





               PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.
           INVESTORS SHOULD NOT ASSUME THEY WILL EXPERIENCE COMPARABLE
                    PERFORMANCE RETURNS AS THOSE DISPLAYED.

              NOT FDIC INSURED * MAY LOSE VALUE * NO BANK GUARANTEE

                      [This page left intentionally blank]

                                                                      APPENDIX C
                      Holders of 5% or Greater of the Fund
                      ------------------------------------
                             as of November 8, 2002
                             ----------------------


All securities are owned both beneficially and of record.


NAME AND ADDRESS OF HOLDER                          PERCENTAGE OWNERSHIP


Daren M. Keeter                                    (12.44%) *
220 Bernside Ct.
Alpharetta, GA 3002

* Mr. Keeter owns 10.06% of the outstanding Units directly, and is Trustee of the Keeter Family Annuity Trust, which owns 2.38% of the outstanding Units.

--------------------------------------------------------------------------------

                                 PRIVACY POLICY

--------------------------------------------------------------------------------

                    IMPORTANT INFORMATION ABOUT YOUR PRIVACY

         The Fund and the Advisor collect personal information about you for business purposes, such as evaluating your financial needs and background, processing your requests and transactions, providing customer service and communicating information about our products and services. Personal information you provide is obtained from application forms, subscription documents, and other transaction related forms, as well as from information you provide on websites of the Advisor or its affiliates or to customer service representatives and may include your name, address, e-mail address, date of birth, occupation, citizenship, assets, income, social security number or tax ID number, tax information, bank account information, financial information including net worth information and information regarding your transactions with us or our affiliates ("Personal Information").

         The Fund, the Advisor and the affiliates of the Advisor limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts. These individuals are required to maintain and protect the confidentiality of Personal Information. The Advisor and its affiliates maintain physical, electronic and procedural safeguards to protect Personal Information.

         Personal Information described above may be shared with affiliates of the Advisor or its parent company, UBS AG, for business purposes, such as to facilitate the servicing of accounts and to provide information about new products and services. Personal Information may also be shared with such persons for marketing purposes. Affiliates of the Advisor are companies that are wholly owned by the Advisor or that are otherwise under common control with the Advisor.

         Personal Information described above may be shared for business purposes with a non-affiliated third party if the entity is under contract to perform transaction processing or servicing on behalf of the Fund or the Advisor or its affiliates and otherwise as permitted by law. Any such contract entered by the Fund, the Advisor or its affiliates will include provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information. Personal Information may also be disclosed to regulatory authorities as required by applicable law.

         Except as described in this privacy policy, Personal Information will not be used for any other purpose unless we describe how such Personal Information will be used, and your prior consent is obtained.

         If you have any questions or concerns about your Personal Information or this privacy policy, please contact the Advisor at (888) 526-4262.

                                     PART C
                                OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements and exhibits are filed as part of the Registration Statement.

1.       Financial Statements.

                Audited financial statements of the Fund for the period ended March 31, 2002, are incorporated by reference to the Fund's semi-annual report on Form N-30D (file number: 811-10245) filed with the Securities and Exchange Commission on May 28, 2002.

2.                                 Exhibits:

          + a (1) Certificate of Amendment to Certificate of Formation of Limited Liability Company. The Fund's Certificate of Formation of Limited Liability Company and Certificate of Conversion to Limited Liability Company are incorporated by reference to Exhibit 24(2)(a)(1) of the Fund's registration statement (amendment No. 2) on Form N-2/A (file number:
                     811-10245) filed with the SEC on January 23, 2002. The Fund's Certificate of Limited Partnership is incorporated by reference to Exhibit 24(2)(a)(1) of the Fund's initial registration statement on Form N-2 (file number: 811-10245) filed with the SEC on January 2, 2001.

          + (2) Limited Liability Company Agreement dated January 11, 2002, and amended and restated as of November 18, 2002.

            b        Not applicable.

            c        Not applicable.

          + d        See Item 24 (2) (a) (2).

            e        Not applicable.

            f        Not applicable.

            g See Item 24 (2)(a)(2); the Investment Consultancy Agreement with GAM International Management Limited dated January 1, 2001, and amended and restated as of January 23, 2002, is incorporated by reference to Exhibit 24(2)(g) of the Fund's registration statement (amendment No. 2) on form N-2/A (file number: 811-10245) filed with the SEC on January 23, 2002.

            h        Not applicable.

            i        Not applicable.

            j The Custodian Services Agreement between Registrant and PFPC Trust Company dated January 24, 2001, is incorporated by reference to Exhibit 24(2)(j) of the Fund's registration statement (amendment No. 1) on form N-2/A (file number:
                     811-10245) filed with the SEC on April 23, 2001.

            k (1) The Administration, Accounting and Investor Services Agreement between Registrant and PFPC Inc. dated January 24, 2001, is incorporated by reference to Exhibit 24(2)(k)(1) of the Fund's registration statement (amendment No. 1) on form N-2/A (file number: 811-10245) filed with the SEC on April 23, 2001.

                     (2) The Escrow Agreement between Registrant and PFPC Inc. dated January 24, 2001, is incorporated by reference to
                     Exhibit 24(2)(k)(2) of the Fund's registration statement (amendment No. 1) on form N-2/A (file number: 811-10245) filed with the SEC on April 23, 2001.

            l        Not applicable.

            m        Not applicable.

            n        Not applicable.

            o        Not applicable.

            p        Not applicable.

            q        Not applicable.

            r The Code of Ethics of each of Global Asset Management (USA) Inc. and GAM International Management Limited is incorporated herein by reference to Exhibits 24(2)(r)(1) and 24(2)(r)(2), respectively, of Registrant's initial registration statement on Form N-2 (file number: 811-10245) filed with the Securities and Exchange Commission on January 2, 2001.
            ------------------------
            +     filed herewith
            *     to be filed by amendment

ITEM 25. MARKETING ARRANGEMENTS.

Not Applicable.

ITEM 26. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Blue Sky fees and expenses (including fees of counsel)        $5,000
         Legal and accounting fees and expenses                        $20,000
         Printing, engraving and offering expenses                     $40,000
         Miscellaneous                                                 $5,000

ITEM 27. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

After completion of the private offering of limited liability company interests in the Registrant, the Registrant expects that no person will be directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by Global Asset Management (USA) Inc. (the "Advisor"), the investment adviser of the Registrant. Information regarding the ownership of the Advisor is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-35671).


ITEM 28. NUMBER OF HOLDERS OF SECURITIES.

          ---------------------------------------------  -------------------------------------
                       TITLE OF CLASS                           NUMBER OF RECORD HOLDERS
                                                                   (as of 11/01/2002)
          ---------------------------------------------  -------------------------------------
          ---------------------------------------------  -------------------------------------

          ---------------------------------------------  -------------------------------------
          Units of Limited Liability Company Interests                       272
          ---------------------------------------------  -------------------------------------

          ---------------------------------------------  -------------------------------------

ITEM 29. INDEMNIFICATION.

Reference is made to Section 3.9 of the Registrant's amended and restated Limited Liability Company Agreement (the "LLC Agreement") filed as Exhibit 24(2)(a)(2) hereto. The Registrant hereby undertakes that it will apply the indemnification provision of the LLC Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), so long as the interpretation therein of Sections 17 (h) and 17 (i) of the 1940 Act remains in effect.

The Registrant, in conjunction with the Advisor, the Registrant's directors and other registered investment management companies managed by the Advisor or its affiliates, maintains insurance on behalf of any person who is or was an independent director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as an individual general partner, director, officer, employee or agent of another managed investment company, against certain liability asserted against and incurred by, or arising out of, his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which the Registrant itself is not permitted to indemnify.

ITEM 30. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

The list required by this Item 30 of officers and directors of the Advisor, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of the Form ADV filed by the Advisor with the Securities and Exchange Commission (SEC File No. 801-35671).

ITEM 31. LOCATION OF ACCOUNTS AND RECORDS.

Fund:                      GAM Avalon Lancelot, LLC
                           135 East 57th Street
                           New York, NY  10021

Administrator:             PFPC Inc.
                           8800 Tinicum Boulevard
                           3rd Floor, Suite 200
                           Philadelphia, PA  19153

Custodian:                 PFPC Trust Company
                           8800 Tinicum Boulevard
                           3rd Floor, Suite 200
                           Philadelphia, PA  19153

Advisor:                   Global Asset Management (USA) Inc.
                           135 East 57th Street
                           New York, NY  10021


ITEM 32. MANAGEMENT SERVICES.

Not applicable.

ITEM 33. UNDERTAKINGS.

Not applicable.


                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, as amended, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of November, 2002.



                        GAM AVALON LANCELOT, LLC

                        By Global Asset Management (USA) Inc., Advisor, Authorized Person

                        By:  /s/ Joseph J. Allessie
                            --------------------------------
                             Joseph J. Allessie
                             Vice President and General Counsel

                                  EXHIBIT INDEX


         EXHIBIT
         NUMBER            EXHIBIT DESCRIPTION
         ------            --------------------

          + a (1) Certificate of Amendment to Certificate of Formation of Limited Liability Company. The Fund's Certificate of Formation of Limited Liability Company and Certificate of Conversion to Limited Liability Company are incorporated by reference to Exhibit 24(2)(a)(1) of the Fund's registration statement (amendment No. 2) on Form N-2/A (file number:
                     811-10245) filed with the SEC on January 23, 2002. The Fund's Certificate of Limited Partnership is incorporated by reference to Exhibit 24(2)(a)(1) of the Fund's initial registration statement on Form N-2 (file number: 811-10245) filed with the SEC on January 2, 2001.

          + (2) Limited Liability Company Agreement dated January 11, 2002, and amended and restated as of November 18, 2002.

            b        Not applicable.

            c        Not applicable.

          + d        See Item 24 (2) (a) (2).

            e        Not applicable.

            f        Not applicable.

            g See Item 24 (2)(a)(2); the Investment Consultancy Agreement with GAM International Management Limited dated January 1, 2001, and amended and restated as of January 23, 2002, is incorporated by reference to Exhibit 24(2)(g) of the Fund's registration statement (amendment No. 2) on form N-2/A (file number: 811-10245) filed with the SEC on January 23, 2002.

            h        Not applicable.

            i        Not applicable.

            j The Custodian Services Agreement between Registrant and PFPC Trust Company dated January 24, 2001, is incorporated by reference to Exhibit 24(2)(j) of the Fund's registration statement (amendment No. 1) on form N-2/A (file number:
                     811-10245) filed with the SEC on April 23, 2001.

            k (1) The Administration, Accounting and Investor Services Agreement between Registrant and PFPC Inc. dated January 24, 2001, is incorporated by reference to Exhibit 24(2)(k)(1) of the Fund's registration statement (amendment No. 1) on form N-2/A (file number: 811-10245) filed with the SEC on April 23, 2001.

                     (2) The Escrow Agreement between Registrant and PFPC Inc. dated January 24, 2001, is incorporated by reference to
                     Exhibit 24(2)(k)(2) of the Fund's registration statement (amendment No. 1) on form N-2/A (file number: 811-10245) filed with the SEC on April 23, 2001.

            l        Not applicable.

            m        Not applicable.

            n        Not applicable.

            o        Not applicable.

            p        Not applicable.

            q        Not applicable.

            r The Code of Ethics of each of Global Asset Management (USA) Inc. and GAM International Management Limited is incorporated herein by reference to Exhibits 24(2)(r)(1) and 24(2)(r)(2), respectively, of Registrant's initial registration statement on Form N-2 (file number: 811-10245) filed with the Securities and Exchange Commission on January 2, 2001.


------------------------
+       Filed herewith
*       To be filed by amendment

                              REGISTRATION NO. 811-10245
 -----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    EXHIBITS
                                       TO
                                   FORM N-2/A

                             REGISTRATION STATEMENT
                                      UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                            ------------------------

                           GAM AVALON LANCELOT, LLC *

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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* Formerly "GAM AVALON MULTI-GLOBAL, LLC"